QUARTERLY BULLETIN

MARCH 2022

South African Reserve Bank



QUARTERLY BULLETIN

MARCH 2022

South African Reserve Bank

Enquiries relating to this *Quarterly Bulletin* should be addressed to:

Head: Economic Statistics Department
South African Reserve Bank
P O Box 427
Pretoria 0001

Tel. +27 12 313 3668/3676

http://www.resbank.co.za

ISSN 0038-2620

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Printed by the Publishing Section of the South African Reserve Bank

Contents



Quarterly economic review

Introduction

The recovery in real economic activity from the impact of the coronavirus disease 2019 (COVID-19) resumed in the fourth quarter of 2021 after being interrupted in the third quarter by, among other factors, civil unrest and the cyberattack on Transnet in July. As such, South Africa's real gross domestic product (GDP) increased by 1.2% in the fourth quarter of 2021 following a revised contraction of 1.7% in the previous quarter. Although annual output increased by 4.9% in 2021 after the COVID-19-induced contraction of 6.4% in 2020, the level of real GDP was still below that of 2017.

Real gross value added (GVA) by the primary sector increased by 2.1% in the fourth quarter of 2021 following a significant contraction of 8.4% in the third quarter. The turnaround resulted from a notable increase in agricultural output as the production of especially animal products increased strongly. By contrast, mining output contracted at a faster pace in the fourth quarter of 2021, with iron ore, coal, gold, manganese ore and diamonds contributing the most to the decline.

The real output of the secondary sector increased by 1.2% in the fourth quarter of 2021 after contracting by 3.0% in the third quarter. The partial recovery resulted from an increase in manufacturing output – especially non-durable goods – from the low base in the third quarter, following some plant shutdowns. The real GVA by the construction sector contracted further in the fourth quarter of 2021 as civil construction as well as residential and non-residential building activity decreased. Construction output has declined steadily for five consecutive years since 2016, and it was the only sector to register a contraction in real GVA in 2021. The real output of the sector supplying electricity, gas and water also contracted in the fourth quarter of 2021 as demand for electricity was weak, particularly from the electricity-intensive mining sector, and as supply was disrupted by the renewed implementation of load-shedding.

The real GVA by the tertiary sector reverted from a contraction in the third quarter of 2021 to an increase in the fourth quarter. Real economic activity increased in the commerce and in the transport, storage and communication services sectors following contractions in the previous quarter, while output in the general government and in the finance, insurance, real estate and business services sectors decreased in the fourth quarter. Real economic activity increased in the retail and motor trade as well as in the catering and accommodation subsectors, consistent with increased final household consumption expenditure in the fourth quarter. The catering and accommodation subsector was further supported by domestic tourism over the festive season following the easing of domestic COVID-19-related restrictions. The higher output of the transport sector was underpinned by increased activity in land transport and transport support services in the fourth quarter. The contraction in real output of the finance, insurance, real estate and business services sector mainly reflected lower activity in financial market and monetary intermediation, while activity increased in the insurance and pension fund subsectors.

Like real GDP, real gross domestic expenditure (GDE) switched from a contraction of 0.6% in the third quarter of 2021 to an expansion of 1.3% in the fourth quarter. The turnaround resulted mainly from increases in the final consumption expenditure by households and real gross fixed capital formation, while final consumption expenditure by general government increased only marginally. By contrast, real inventory holdings were depleted anew and subtracted the most from overall economic growth in the fourth quarter of 2021.

Real final consumption expenditure by households advanced by 2.8% in the fourth quarter of 2021 after contracting by 2.4% in the third quarter, when it was suppressed by civil unrest in July. The increase was broad-based as real spending on most subcategories of durable, semi-durable and non-durable goods as well as services increased notably in the fourth quarter, in line with an increase in the real disposable income of households and a steady increase in credit extension during the quarter. However, real spending on personal transport equipment increased only marginally in the fourth quarter of 2021 as motor vehicle sales were still adversely affected by inventory shortages due to lingering supply chain constraints. Spending by households on fuel, power and water remained unchanged from the third to the fourth quarter as the cumulative increase in fuel prices of almost R6 per litre during 2021 likely affected spending patterns.

Household debt increased at a slower pace in the fourth quarter of 2021 while nominal disposable income rebounded from a contraction in the third quarter. Consequently, the ratio of household debt to nominal disposable income decreased to 66.2% in the fourth quarter of 2021 from 68.0% in the third quarter. Growth in household debt accelerated from 4.2% in 2020 to 6.9% in 2021. However, household debt as a percentage of nominal disposable income decreased from 68.7% to 67.0% over the same period, as the annual increase in the nominal disposable income of households exceeded that in household debt.

Households' net wealth increased further in the fourth quarter of 2021 as the increase in the value of assets outweighed that in liabilities. The higher value of assets reflected an increase in equity holdings along with a substantial increase in share prices as the FTSE/JSE All-Share Index (Alsi) increased by 14.7% in the fourth quarter of 2021. For the year as a whole, the Alsi increased by 24.1% – the strongest annual increase since 2009 – mirroring higher share prices on international bourses. This boosted the value of household assets and, with liabilities increasing at a much slower pace, resulted in an increase in households' net wealth in 2021.

Real gross fixed capital formation increased by 1.9% in the fourth quarter of 2021 after decreasing slightly in the previous quarter as capital spending by private business enterprises and public corporations rebounded, while fixed investment by general government contracted at a faster pace. Measured by type of asset, real fixed capital outlays on machinery and other equipment increased the most in the fourth quarter of 2021, while investment in non-residential buildings and construction works decreased. Real gross fixed capital formation increased by 2.0% in 2021 after contracting for five consecutive years.

Total household-surveyed employment decreased significantly in the third quarter of 2021, spearheaded by a sharp decrease in formal employment. The decrease in employment was broad-based across the different sectors, with the outcome impacted by civil unrest in July, while also noting a significantly lower response rate of the *Quarterly Labour Force Survey (QLFS)*. This likely exacerbated the sharp increase in the not economically active population as the number of discouraged work seekers and those who could not search for work due to other reasons increased notably. The number of unemployed persons decreased by much less than the number of employed persons, resulting in the official unemployment rate increasing further from 34.4% in the second quarter of 2021 to 34.9% in the third quarter.

By contrast, enterprise-surveyed formal non-agricultural employment increased in the third quarter of 2021, boosted by temporary public sector employment that was mostly related to the local government elections. However, private sector employment decreased in the third quarter and fell below the recent pandemic-induced low recorded in the second quarter of 2020.

Year-on-year growth in nominal remuneration per worker in the formal non-agricultural sector moderated slightly from 10.1% in the second quarter of 2021 to 9.1% in the third quarter. Private sector remuneration growth per worker slowed over this period but remained elevated, while growth in public sector remuneration per worker accelerated following the implementation of the 2021 public sector wage agreement in August and the resultant back-pay.

Labour productivity growth in the formal non-agricultural sector of the economy decelerated markedly from 18.0% in the second quarter of 2021 to 2.8% in the third quarter as year-on-year output growth slowed significantly, while employment increased at a constant year-on-year pace. Conversely, the change in nominal unit labour cost in the formal non-agricultural sector reverted from a year-on-year decrease of 6.6% in the second quarter of 2021 to an increase of 6.5% in the third quarter, as the marked slowdown in output outweighed that in total remuneration on a year-on-year basis.

Domestic inflationary pressures increased throughout 2021, with headline consumer price inflation accelerating from a low of 2.9% in February to 5.9% in December before slowing somewhat to 5.7% in January 2022. Similarly, producer price inflation for final manufactured goods accelerated to 10.8% in December 2021 before slowing to 10.1% in January 2022. Inflationary pressures emanated mainly from record-high fuel prices following the continued increase in international crude oil prices and, to a lesser extent, higher electricity and food prices. In addition, services price inflation has accelerated gradually since mid-2021 from the COVID-19-induced lows in the first half of the year.

South Africa's trade surplus with the rest of the world narrowed further in the fourth quarter of 2021 as the value of merchandise imports increased more than that of net gold and merchandise exports. The increase in imports reflected both higher prices and higher volumes, while the increase in exports resulted from increased volumes as the decline in international commodity prices lowered export prices. This resulted in a further deterioration in South Africa's terms of trade in the fourth quarter of 2021.

The value of merchandise imports increased significantly in the fourth quarter of 2021, boosted by manufactured and mining products. Manufacturing imports were largely driven by increased imports of machinery and electrical equipment, vehicles and transport equipment as well as textiles and articles thereof. The increase in mining imports mainly resulted from higher imports of mineral products as well as base metals and articles thereof. The higher value of mineral imports reflected the increased importation of crude oil and refined petroleum products as both their prices and the physical quantity of crude oil increased.

The value of merchandise exports increased anew in the fourth quarter of 2021 after contracting in the third quarter as manufacturing and agricultural exports increased while mining exports decreased. Manufacturing exports were mainly lifted by increased exports of vehicles and transport equipment, while the value of agricultural exports was boosted by higher fruit exports. By contrast, the value of mining exports was dragged down by mineral products as well as pearls, precious and semi-precious stones, particularly platinum group metals (PGMs).

The shortfall on the services, income and current transfer account narrowed for a second consecutive quarter in the fourth quarter of 2021, mainly due to smaller deficits on the income and current transfer accounts, while the services deficit increased somewhat. However, the trade surplus decreased by more than the deficit on the services, income and current transfer account in the fourth quarter of 2021, resulting in the surplus on the current account of South Africa's balance of payments narrowing further from 3.5% of GDP in the third quarter of 2021 to 1.9% of GDP in the fourth quarter.

The net outflow of capital on South Africa's financial account of the balance of payments increased from R30.4 billion in the third quarter of 2021 to R49.9 billion in the fourth quarter. On a net basis, portfolio investment and reserve assets recorded outflows in the fourth quarter, while direct investment, financial derivatives and other investment recorded inflows. Portfolio investment outflows reflected continued non-resident net sales of both equity and debt securities as well as the acquisition of foreign portfolio assets by the domestic private non-banking sector.

South Africa's total external debt decreased from US$170.6 billion at the end of June 2021 to US$165.0 billion at the end of September, largely due to a decrease in rand-denominated external debt. Foreign currency-denominated external debt also decreased slightly over this period.

South Africa's positive net international investment position (IIP) decreased further from the end of June 2021 to the end of September as the value of foreign liabilities increased more than that of foreign assets. The net IIP was significantly influenced by Prosus N.V. acquiring about 45% of Naspers Ltd N ordinary shares from existing Naspers Ltd shareholders as well as the International Monetary Fund's (IMF) Special Drawing Rights (SDR) allocation of XDR2.9 billion (US$4.2 billion) to South Africa in the third quarter of 2021.

The nominal effective exchange rate (NEER) of the rand decreased by 4.5% and 4.1% in the third and fourth quarter of 2021 respectively. In October and November 2021, the NEER decreased mainly on concerns over higher global inflation, with several emerging market countries tightening monetary policy, and in anticipation of tighter monetary policy in the United States (US) and Europe as well. The NEER then recovered in the three months to February 2022, supported by higher export commodity prices and as the US dollar decreased on a trade-weighted basis against major trading partners over this period.

South African government bond yields trended higher throughout most of 2021 before decreasing from the end of November to mid-February 2022. The decrease reflected the appreciation in the exchange value of the rand and increased demand for rand-denominated bonds by non-residents. Domestic bond yields then increased sharply up to 8 March 2022 as financial markets were severely impacted by the conflict between Russia and Ukraine, before decreasing somewhat in subsequent days.

Domestic money market interest rates increased in the fourth quarter of 2021 and in the opening months of 2022, with the medium- and longer-term rates increasing more than the short-term rates. This reflected fluctuations in the exchange value of the rand and higher consumer price inflation, and was in line with the three consecutive 25 basis points increases in the repurchase (repo) rate from the November 2021 to the March 2022 monetary policy committee meetings. Rates on most forward rate agreements (FRAs) also trended higher up to mid-March 2022 in response to the recent higher inflation outcomes and expectations of further sharp fuel price increases in the wake of the Russia-Ukraine conflict.

Growth in the broadly defined money supply (M3) accelerated further in the fourth quarter of 2021 to rates that had prevailed in 2018. The acceleration in M3 growth during the second half of 2021 mainly reflected a rebound in growth in the deposits of financial companies along with gradually faster growth in household deposits. By contrast, growth in the deposits of non-financial companies moderated further from the elevated rates registered in 2020. Despite the recent acceleration, the annual average rate of increase in M3 of only 4.0% in 2021 was the lowest in the past decade.

Similarly to money supply, year-on-year growth in total loans and advances extended by monetary institutions to the domestic private sector accelerated in the second half of 2021. This reflected the continued recovery in loans to companies following the earlier contraction as well as steady growth in credit extension to households, as consumer demand improved amid the easing of the COVID-19 lockdown restrictions. Although mortgage advances were the main driver of loans to households during 2021, growth slowed somewhat in the fourth quarter of the year along with the moderation in residential property price growth.

The preliminary non-financial public sector borrowing requirement decreased significantly in the first nine months of fiscal 2021/22 (April–December 2021) compared with the same period of the previous fiscal year. This decline largely reflected the much smaller cash deficit of national government, while all other levels of general government as well as the non-financial public enterprises and corporations recorded cash surpluses over this period.

National government's revenue collections far outpaced expenditure growth in the first nine months of fiscal 2021/22. The marked increase in revenue was broad-based among the different components and reflected the recovery in economic activity following the easing of stringent COVID-19 lockdown restrictions as well as the elevated level of most international commodity prices. National government's cash book deficit almost halved in the first nine months of fiscal 2021/22, and declined significantly to 4.6% of GDP from 10.5% of GDP in the same period of the previous fiscal year. Despite the lower cash book deficit, national government's gross loan debt increased by 11.4% year on year to R4 271 billion at the end of December 2021, representing 68.8% of GDP.

Domestic economic developments

1 The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted but not annualised data, to conform to the official publication by Statistics South Africa (Stats SA).

2 The analysis in this section is based on a revised set of national accounts estimates after more detailed data became available.

Domestic output[1, 2]

The recovery in South Africa's real economic activity from the impact of the coronavirus disease 2019 (COVID-19) resumed in the fourth quarter of 2021 as real *gross domestic product* (GDP) increased by 1.2% following a revised contraction of 1.7% in the third quarter. Real output increased in the primary, secondary and tertiary sectors in the fourth quarter of 2021.

Real gross domestic product

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Sector	2020					2021				
	Q1	Q2	Q3	Q4	Year*	Q1	Q2	Q3	Q4	Year*
Primary sector	0.1	-21.4	25.0	1.8	-3.7	4.1	5.2	-8.4	2.1	10.5
Agriculture	9.8	-4.3	-0.1	6.6	13.4	5.6	10.1	-20.6	12.2	8.3
Mining	-4.7	-31.1	45.0	-0.9	-11.9	3.3	2.3	-0.6	-3.1	11.8
Secondary sector	-1.0	-28.5	28.3	4.0	-12.8	0.3	-1.1	-3.0	1.2	4.6
Manufacturing	-0.6	-31.4	35.3	5.3	-12.3	0.4	-1.5	-4.2	2.8	6.6
Construction	-2.5	-29.9	16.0	1.9	-19.8	0.5	-0.8	-0.6	-2.2	-1.9
Tertiary sector	0.6	-13.1	9.1	2.0	-4.3	0.8	1.5	-0.6	1.1	4.2
*Non-primary sector***	*0.3*	*-16.3*	*12.4*	*2.4*	*-6.1*	*0.7*	*1.0*	*-1.1*	*1.1*	*4.2*
*Non-agricultural sector****	*0.0*	*-17.1*	*13.9*	*2.2*	*-6.4*	*0.8*	*1.1*	*-1.1*	*0.8*	*4.6*
Total	0.1	-17.4	13.9	2.5	-6.4	1.0	1.3	-1.7	1.2	4.9

* Percentage change over one year
** The non-primary sector represents total GVA excluding agriculture and mining.
*** The non-agricultural sector represents total GVA excluding agriculture.

Source: Stats SA

Real gross domestic product

Percentage change



Quarter to quarter*
Over four quarters
2.5
2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
-2.0
2016
2017
2018
2019
25
20
15
10
5
0
-5
-10
-15
-20
2020
2021

* Seasonally adjusted
Source: Stats SA

With the exclusion of the more volatile agricultural sector, real output in the *non-agricultural sector* increased by 0.8% in the fourth quarter of 2021 following a contraction of 1.1% in the third quarter.

Growth in annual output trended gradually lower from a high of 3.2% in 2011 to a COVID-19-induced contraction of 6.4% in 2020, before recovering to 4.9% in 2021. The increase reflected strong rebounds in the primary, secondary and tertiary sectors. However, annual output in 2021 was still below that of 2017, and 1.8% lower than in 2019 before the onset of the COVID-19 pandemic.

Real gross domestic product

Percentage change over one year


8
6
4
2
0
-2
-4
-6
-8
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021

Source: Stats SA

The real gross value added (GVA) by the *primary sector* rebounded by 10.5% in 2021 following a contraction of 3.7% in 2020, as production in the mining sector recovered and agricultural output increased at a faster pace. The level of real output of the primary sector in 2021 surpassed the 2019 level, reflecting the recovery in mining output in 2021 and the surge in agricultural output in 2020 despite COVID-19, supported by its essential status during the national lockdown.

Growth in the real GVA by the primary sector reverted to 2.1% in the fourth quarter of 2021 following a revised decline of 8.4% in the third quarter, largely driven by a recovery in the agricultural sector while mining output contracted further.

Following a revised contraction of 20.6% in the third quarter of 2021, the real output of the *agricultural sector* expanded by a notable 12.2% in the fourth quarter, supported by increased production of animal products. The industry benefitted from both favourable weather conditions and higher agricultural commodity prices during the 2020/21 production season. The rate of increase in real economic activity in the agricultural sector slowed to 8.3% in 2021 following a strong expansion of 13.4% in 2020.

Growth in the components of real gross domestic product



Total gross domestic product
Agriculture, forestry and fishing
Mining and quarrying
Manufacturing
Electricity, gas and water
Construction
Wholesale and retail trade, catering and accommodation
Transport, storage and communication
Finance, insurance, real estate and business services
General government services
-6.4
4.9
13.4
8.3
-11.9
11.8
-12.3
6.6
-5.9
2.2
-19.8
-1.9
-12.0
6.0
-15.4
5.1
0.8
3.7
0.5
0.0
2020
2021
-25
-20
-15
-10
-5
0
5
10
15
20
Percentage change over one year

Source: Stats SA

The first estimate of the commercial maize harvest for the 2021/22 production season of 14.5 million tons was 11.0% lower than the final crop for the 2020/21 season. Despite the lower estimate, maize production should still exceed the estimated domestic consumption of 11.4 million tons per annum and provide a surplus for export in the 2022/23 marketing year. The high operating costs and excessive rainfall contributed to the decrease in the intended area planted.

Commercial maize crop



Area planted
Million hectares
Production
Million tons
1970 75 80 85 90 95 00 05 10 15 2021*
Average 1970–1990
Average 2015–2021

* Calendar-year 2021 equals production season 2020/21.

Sources: Crop Estimates Committee of the Department of Agriculture, Land Reform and Rural Development, and SAGIS

Commercial maize crop estimates

	Crop (million tons)	Area planted (million hectares)
2020/21: final production estimate	16.3	2.8
2021/22: first production forecast	14.5	2.6

Source: Crop Estimates Committee of the Department of Agriculture, Land Reform and Rural Development

Productivity in the South African maize industry has improved consistently over the past 50 years, mainly due to mechanical and biological advancements as well as improved farming techniques. The average annual maize harvest increased to about 13 million tons per annum between 2015 and 2021 from 8.4 million tons between 1970 and 1990. This increase occurred even though the average area planted almost halved from 4.2 million hectares to 2.4 million hectares over the same period.

The real GVA by the *mining sector* contracted further by a notable 3.1% in the fourth quarter of 2021, after declining by a revised 0.6% in the third quarter. The lower mining output subtracted 0.2 percentage points from real GDP growth in the fourth quarter of 2021, with iron ore, coal, gold, manganese ore and diamonds contributing the most to the decline. These contractions were partly offset by the increased production of platinum group metals (PGMs) and other metallic minerals. The lower production of iron ore reflected weak industrial demand, mainly from China, where steel production continued to decrease. The unreliable electricity supply and the related impact on demand for coal also weighed on mining output.

Real gross value added by the mining sector


Percentage change from quarter to quarter
46
6
4
2
0
-2
-4
-6
-8
-32
45.0
-31.2
Seasonally adjusted

Physical volume of mining production: selected subsectors


Index: first quarter of 2016=100
140
120
100
80
60
40
Platinum group metals
Iron ore
Coal
Gold
2016
2017
2018
2019
2020
2021

Seasonally adjusted

Source: Stats SA

Activity in the mining sector was affected by a correction in some of South Africa's export commodity prices and by, among other factors, continued electricity load-shedding, rising operating costs of aging mines, subdued investment as well as rail and port disruptions. After contracting for three consecutive years, the annual output in the mining sector expanded by 11.8% in 2021. The increase reflected higher production volumes of PGMs, gold, iron ore, manganese ore and building materials from a low base in 2020. Consequently, the level of real GVA by the mining sector in 2021 was still 1.5% less than in 2019, as mining output was already on a declining trend before the onset of COVID-19.

The real output of the *secondary sector* increased by 1.2% in the fourth quarter of 2021, as activity in the manufacturing sector expanded meaningfully. By contrast, the real output of both the construction as well as the electricity, gas and water sectors contracted over the same period. Annual growth in the real GVA by the secondary sector of 4.6% in 2021 followed a marked decrease of 12.8% in 2020. Despite the increase in 2021, real GVA by the secondary sector was still 8.8% lower than in 2019 and similar to levels last attained in 2009.

Real gross value added by main sectors


Index: 2000=100
200
180
160
140
120
100
80
Tertiary
Total
Secondary
Primary
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2021

Source: Stats SA

After contracting for two consecutive quarters, the real output of the *manufacturing sector* expanded by 2.8% in the fourth quarter of 2021 and contributed 0.3 percentage points to overall real GDP growth. Increased non-durable manufacturing output contributed 2.9 percentage points to overall manufacturing output, while durable goods subtracted 0.1 percentage points. Production increased in 8 of the 10 manufacturing subsectors, in particular petroleum, chemical products, rubber and plastic products; food and beverages; textiles, clothing, leather and footwear; motor vehicles, parts and accessories as well as other transport equipment; as well as wood and wood products, paper, publishing and printing. Manufacturing output recovered somewhat from the civil unrest-induced low base in the third quarter, consistent with the increase in exports and the easing of shipping constraints. Notwithstanding the increase in manufacturing production, the seasonally adjusted utilisation of production capacity decreased from 77.9% in August 2021 to 77.1% in November.

Real gross value added by the manufacturing sector


Percentage change from quarter to quarter
36
4
2
0
-2
-4
-32
35.3
-31.4
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Contributions to manufacturing production: fourth quarter of 2021*


Furniture and other manufacturing
Transport equipment
Radio, television and communication
Electrical machinery
Basic iron and steel
Glass and non-metallics
Petroleum products
Wood and wood products
Textile and clothing
Food products and beverages
Durable goods
Non-durable goods
-0.2
0.4
0.1
0.3
-0.8
0.1
1.3
0.3
0.5
0.8
-1.5
-1.0
-0.5
0
0.5
1.0
1.5

Percentage points, seasonally adjusted
* See text for the full description of subsectors
Source: Stats SA

The real GVA by the manufacturing sector expanded by 6.6% in 2021 following the COVID-19-induced contraction of 12.3% in 2020. However, the level of output was still significantly lower than in 2019 and comparable with levels last experienced in 2010. Despite the increase, the manufacturing sector was generally hampered by supply chain disruptions and associated raw material shortages, disruptions in electricity supply, soaring input costs, sporadic industrial action and civil unrest. However, the improvement in manufacturing activity was broad-based, with production volumes increasing in all the manufacturing subsectors, except for petroleum, chemical products, rubber and plastic products. The increase was particularly significant in the motor vehicles, parts and accessories as well as other transport equipment; basic iron and steel, non-ferrous metal products, metal products and machinery; food and beverages; as well as wood and wood products, paper, publishing and printing subsectors.

Following two quarters of expansion, the real GVA by the sector supplying *electricity, gas and water* contracted anew by 3.4% in the fourth quarter of 2021. Demand for electricity was weak, particularly from the electricity-intensive mining sector. In addition, the supply of electricity was disrupted by the renewed implementation of load-shedding up to stage 4 and unscheduled plant maintenance due to numerous breakdowns. Electricity consumption was also constrained by distribution network challenges throughout the Southern African Power Pool. On an annual basis, the real output of the electricity, gas and water sector increased by 2.2% in 2021 but still remained well below the pre-COVID-19 level in 2019.

Real economic activity in the *construction sector* decreased further by 2.2% in the fourth quarter of 2021, as civil construction as well as residential and non-residential building activity decreased. The real GVA by the construction sector contracted in three of the four quarters of 2021, which resulted in an annual decline of 1.9% after plummeting by 19.8% in 2020. Activity levels in the construction sector have steadily declined since 2016, and it was the only sector to register a decline in output in 2021.

The real GVA by the *tertiary sector* increased by 1.1% in the fourth quarter of 2021 after contracting by 0.6% in the third quarter. Real economic activity increased in the commerce and in the transport, storage and communication services sectors, following contractions in the preceding quarter. By contrast, economic activity in the general government and in the finance, insurance, real estate and business services sectors receded in the fourth quarter. On an annual basis, tertiary sector output rose by 4.2% in 2021 after declining by 4.3% in 2020 – the first annual contraction in 28 years.

Real gross value added by the tertiary sector



Percentage change over one year
8
6
4
2
0
-2
-4
-6
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021

Source: Stats SA

The real output of the *commerce sector* rose by 2.9% in the fourth quarter of 2021 following a decline of 5.5% in the third quarter, and contributed 0.3 percentage points to overall real GDP growth. Real economic activity in the retail and motor trade as well as in the catering and accommodation subsectors increased, consistent with increased final household consumption expenditure in the fourth quarter. By contrast, activity in the wholesale trade subsector decreased marginally, reflecting lower sales of machinery, equipment and supplies as well as construction and building materials.

In the retail trade subsector, activity increased in the textiles, clothing, footwear and leather goods; pharmaceuticals and medical goods; and food, beverages and tobacco categories, boosted in part by Black Friday promotions in November 2021 and solid festive season spending. The motor trade subsector continued to benefit from low interest rates as sales of new and used vehicles increased over the period. The catering and accommodation subsector was supported by domestic tourism following the easing of domestic COVID-19-related restrictions, while international tourism was hampered by the renewed implementation of international travel bans in reaction to the discovery of the Omicron COVID-19 variant. Growth in the commerce sector accelerated to 6.0% in 2021 after contracting for two consecutive years, but the level of output was still 6.7% lower than in 2019. Growth in annual output trended gradually lower from a recent high of 1.6% in 2016 to a contraction of 12.0% in 2020, when COVID-19 restrictions severely impacted on most trading activity. However, the recovery in the commerce sector was hampered by the civil unrest in July 2021, the cyberattack on Transnet, inventory shortages due to supply chain disruptions, high unemployment and subdued household demand.

Following a revised decrease of 1.7% in the third quarter of 2021, the real GVA by the *transport, storage and communication services sector* increased by 2.2% in the fourth quarter and contributed 0.2 percentage points to overall real GDP growth. The improvement was underpinned by increased activity in land transport and transport support services. In 2021, annual output increased for the first time in two years, by 5.1%, from a contraction of 15.4% in 2020. However, rising input costs, deteriorating rail infrastructure as well as protests constrained real output in the transport subsector in 2021 to a level that was last seen in 2012.

Real GVA by the *finance, insurance, real estate and business services sector* decreased by 0.8% in the fourth quarter of 2021 after increasing by a revised 1.1% in the third quarter. The decrease mainly reflected lower activity in financial market and monetary intermediation, while activity increased in the insurance and pension fund subsectors. Growth in the real output of the finance, insurance, real estate and business services sector accelerated to 3.7% in 2021 from 0.8% in 2020. Consequently, the level of real output in 2021 was 4.6% higher than in 2019 as activity in this sector remained relatively resilient throughout the COVID-19 pandemic.

The real GVA by the *general government services sector* decreased slightly by 0.4% in the fourth quarter of 2021, reflecting a slight decline in the number of government employees. Annual growth in general government services output remained muted in 2021.

Real gross domestic expenditure[3, 4]

Growth in real *gross domestic expenditure* (GDE) rebounded from a decline of 0.6% in the third quarter of 2021 to an increase of 1.3% in the fourth quarter. The real final consumption expenditure by households and real gross fixed capital formation recovered in the fourth quarter of 2021 alongside a slower pace of increase in general government expenditure, while real inventory holdings were depleted anew. Similarly to real GDP, real GDE also rebounded in 2021 after contracting in 2020. Despite the increase in 2021, the annual level of real GDE was still 3.6% lower than in 2019.

3 The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted but not annualised data, to conform to the official publication by Stats SA.

4 The analysis in this section is based on a revised set of national accounts estimates after more detailed data became available.

Real gross domestic product and expenditure


Percentage change over one year
12
8
4
0
-4
-8
-12
Gross domestic expenditure
Gross domestic product
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021

Sources: Stats SA and SARB

Real gross domestic expenditure

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Component	2020					2021				
	Q1	Q2	Q3	Q4	Year[1]	Q1	Q2	Q3	Q4	Year[1]
Final consumption expenditure										
Households	0.6	-20.7	18.1	3.1	-6.5	1.0	0.9	-2.4	2.8	5.7
General government	0.5	-0.2	0.1	0.6	1.3	-0.4	-0.1	0.2	0.1	0.0
Gross fixed capital formation	-3.1	-21.8	12.8	5.3	-14.9	-2.6	1.4	-0.4	1.9	2.0
Domestic final demand[2]	**0.0**	**-16.9**	**13.1**	**2.9**	**-6.3**	**0.2**	**0.8**	**-1.6**	**2.1**	**4.0**
Change in inventories (R billions)[3]	*-28.0*	*90.7*	*-142.4*	*-102.6*	*-45.6*	*-17.5*	*-33.4*	*15.3*	*-17.0*	*-13.2*
Residual[4]	*0.2*	*0.2*	*0.4*	*0.2*	*0.3*	*0.2*	*0.3*	*0.2*	*0.1*	*0.2*
Gross domestic expenditure[5]	**-0.9**	**-14.4**	**7.2**	**3.7**	**-8.0**	**2.2**	**0.5**	**-0.6**	**1.3**	**4.8**

1 Percentage change over one year
2 Comprises final consumption expenditure by households and general government as well as gross fixed capital formation
3 At constant 2015 prices. Seasonally adjusted and annualised
4 The residual as a percentage of GDP
5 Including the residual

Sources: Stats SA and SARB

Real final consumption expenditure by households contributed the most to growth in real GDP in the fourth quarter of 2021 at 1.8 percentage points, followed by real gross fixed capital formation at 0.3 percentage points. By contrast, real inventory holdings and real net exports deducted 0.7 and 0.1 percentage points respectively from overall economic growth over the period.

Contributions of expenditure components to the unannualised growth in real gross domestic product

Percentage points

Component	2020					2021				
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Final consumption expenditure										
Households	0.4	-13.6	11.5	2.0	-4.2	0.7	0.6	-1.6	1.8	3.7
General government	0.1	0.0	0.0	0.1	0.2	-0.1	0.0	0.0	0.0	0.0
Gross fixed capital formation	-0.5	-3.3	1.8	0.7	-2.4	-0.4	0.2	-0.1	0.3	0.3
Change in inventories	-0.8	2.6	-6.2	0.9	-1.8	1.9	-0.4	1.1	-0.7	0.8
Residual	-0.1	0.0	0.3	-0.2	0.0	0.0	0.1	-0.1	-0.1	0.0
Gross domestic expenditure	**-0.9**	**-14.4**	**7.5**	**3.6**	**-8.2**	**2.1**	**0.5**	**-0.6**	**1.3**	**4.8**
Net exports	1.0	-3.0	6.4	-1.1	1.8	-1.1	0.8	-1.2	-0.1	0.1
Gross domestic product	**0.1**	**-17.4**	**13.9**	**2.5**	**-6.4**	**1.0**	**1.3**	**-1.7**	**1.2**	**4.9**

Components may not add up to totals due to rounding off.

Sources: Stats SA and SARB

Nominal GDP at market prices (not seasonally adjusted and not annualised) of R1.61 trillion in the fourth quarter of 2021 was 7.1% higher than in the fourth quarter of 2020. Similarly, the total nominal gross disposable income increased by 7.6% to R1.59 trillion over the same period. The increase reflected the recovery of economic activity as the COVID-19 lockdown restrictions were gradually eased. Nominal final consumption expenditure by both households and general government as well as gross fixed capital formation also increased on a year-on-year basis in the fourth quarter of 2021. Nominal GDP increased by 12.4% in 2021 compared with a decline of 1.5% in 2020.

Growth in selected nominal production and expenditure aggregates

Percentage change over four quarters

Component	2020					2021				
	Q1*	Q2*	Q3*	Q4*	Year**	Q1*	Q2*	Q3*	Q4*	Year**
Gross value added at basic prices ..	6.2	-11.8	-0.4	3.1	-0.8	3.9	28.2	9.9	5.6	11.3
Gross domestic product at market prices	6.2	-13.6	-1.4	3.1	-1.5	3.9	30.3	11.2	7.1	12.4
Gross operating surplus	9.1	-14.4	3.6	8.8	1.6	7.5	46.3	11.6	6.4	16.6
Gross national income	7.1	-13.9	1.2	3.3	-0.7	5.0	29.8	9.6	7.0	12.1
Gross disposable income	7.2	-13.9	1.0	3.0	-0.8	4.6	29.9	10.0	7.6	12.4
Final consumption expenditure										
Households	5.6	-16.8	-2.9	-1.5	-3.9	-0.1	27.0	6.5	7.6	9.4
General government	6.5	2.2	3.0	3.4	3.7	3.7	4.7	5.6	6.8	5.2
Gross fixed capital formation	**-4.0**	**-24.2**	**-13.8**	**-6.2**	**-12.0**	**-5.7**	**24.3**	**7.6**	**5.7**	**6.9**

* Current prices not seasonally adjusted and not annualised
** Annual statistics

Sources: Stats SA and SARB

The real *exports* of goods and services expanded by 8.5% in the fourth quarter of 2021 following a contraction of 7.6% in the third quarter. The real exports of most goods components reverted from a decline in the third quarter of 2021 to an increase in the fourth quarter, while those of services increased at a faster pace.

Real exports and imports of goods and services

Quarter-to-quarter percentage change*

Component	2021					
	Exports			Imports		
	Percentage of total**	Q3***	Q4***	Percentage of total**	Q3***	Q4***
Total	**100.0**	**-7.6**	**8.5**	**100.0**	**-3.4**	**8.9**
Mining	**45.7**	**-0.6**	**8.6**	**19.5**	**-8.4**	**7.7**
Of which:						
Mineral products	16.6	1.0	-4.4	13.2	-7.4	5.3
Precious metals, including gold, platinum group metals and stones	16.7	-4.6	14.7	1.3	-7.2	3.4
Base metals and articles	12.4	3.0	19.1	4.9	-11.3	15.6
Manufacturing	**37.2**	**-18.4**	**4.4**	**64.7**	**-3.0**	**8.3**
Of which:						
Vehicles and transport equipment	10.7	-39.8	21.3	12.9	-11.6	8.1
Machinery and electrical equipment	8.3	-8.1	-7.7	23.1	0.1	12.2
Chemical products	6.8	-11.1	-10.3	12.1	4.2	4.8
Prepared foodstuffs, beverages and tobacco	4.2	-7.2	11.3	2.5	-8.1	-4.7
Agriculture	**8.6**	**-1.6**	**15.8**	**4.1**	**-4.3**	**12.3**
Of which:						
Vegetable products	7.2	-1.6	17.0	2.0	-7.8	13.1
Services	**8.3**	**0.6**	**19.3**	**11.6**	**3.5**	**12.1**

* Based on seasonally adjusted and annualised data
** Expressed as a percentage of the total in 2021
*** Not annualised
Components may not add up to totals due to rounding off and the exclusion of unclassified items.

Sources: SARS, Stats SA and SARB

The exports of mining products benefitted from strong foreign demand and contributed to growth in the fourth quarter, particularly in base metals and articles thereof as well as precious metals (including gold, PGMs and stones). Similarly, manufacturing export volumes increased, benefitting from foreign demand of vehicles and transport equipment as well as prepared foodstuffs, beverages and tobacco products. By contrast, the real exports of machinery and electrical equipment as well as chemical products declined over the same period. An increase in the export volumes of vegetable products boosted real agricultural exports in the fourth quarter.

Real *imports* of goods and services increased by a marked 8.9% in the fourth quarter of 2021 following a decline of 3.4% in the third quarter. Mining, manufacturing and agricultural goods imports increased meaningfully in the fourth quarter of 2021 after decreasing in the preceding quarter, while the rate of increase in services imports accelerated further. The increase in mining imports was broad-based, with the import volumes of mineral products, in particular base metals and articles thereof, increasing significantly. Robust domestic demand for machinery and electrical equipment as well as the recovery in imports of vehicles and transport equipment from a low base in the third quarter underpinned the significant increase in manufacturing imports. The increase in agricultural imports resulted mainly from vegetable products.

Contributions of real exports and imports, and of net exports of goods and services, to growth in unannualised real gross domestic product

Percentage points

Component	2021					
	Exports		Imports*		Net exports	
	Q3	Q4	Q3	Q4	Q3	Q4
Total	-2.0	2.1	-0.9	2.2	-1.2	-0.1
Mining	-0.1	1.0	-0.4	0.4	0.4	0.7
Of which:						
Mineral products	0.0	-0.2	-0.3	0.2	0.3	-0.4
Precious metals, including gold, platinum group metals and stones	-0.2	0.6	0.0	0.0	-0.2	0.6
Base metals and articles	0.1	0.6	-0.1	0.2	0.2	0.4
Manufacturing	-2.0	0.4	-0.5	1.4	-1.5	-1.0
Of which:						
Vehicles and transport equipment	-1.4	0.4	-0.4	0.2	-1.0	0.2
Machinery and electrical equipment	-0.2	-0.2	0.0	0.7	-0.2	-0.9
Chemical products	-0.2	-0.2	0.1	0.2	-0.3	-0.3
Prepared foodstuffs, beverages and tobacco	-0.1	0.1	-0.1	0.0	0.0	0.1
Agriculture	0.0	0.3	0.0	0.1	0.0	0.2
Of which:						
Vegetable products	0.0	0.3	0.0	0.1	0.0	0.2
Services	0.0	0.4	0.1	0.4	-0.1	0.0

* A positive contribution by imports *subtracts from* growth and a negative contribution *adds to* growth.
Components may not add up to totals due to rounding off and the exclusion of unclassified items.

Sources: SARS, Stats SA and SARB

Real *net exports* subtracted 0.1 percentage points from real GDP growth in the fourth quarter of 2021 as the real net exports of manufactured products detracted 1.0 percentage points. The lower real net exports of machinery and electrical equipment as well as chemical products subtracted the most from overall net manufacturing exports. By contrast, the real net exports of mining products contributed 0.7 percentage points to growth in real GDP.

The real *final consumption expenditure by households* reverted from a decline of 2.4% in the third quarter of 2021 to an increase of 2.8% in the fourth quarter, as real outlays in all household spending categories increased. This was consistent with an increase in the real disposable income of households and a steady increase in credit extension over the same period. Real consumer outlays rose by 5.7% in 2021 following a contraction of 6.5% in 2020. Both years can be considered as outliers when compared with the 20-year average of 2.7%. The level of real spending in 2021 was still 1.1% lower than that in 2019, before COVID-19 lockdown restrictions were imposed.

Real final consumption expenditure by households

Percentage change over one year



10
8
6
4
2
0
-2
-4
-6
-8
20-year average
2002
2004
2006
2008
2010
2012
2014
2016
2018
2021

Source: Stats SA

Real consumer spending on *durable goods* increased by 6.9% in the fourth quarter of 2021 following a substantial contraction of 10.3% in the third quarter. Real purchases increased in all the durable subcategories, namely furniture and household appliances; personal transport equipment; computers and related equipment; and recreational and entertainment goods. Real spending on personal transport equipment reverted from a decline in the third quarter of 2021 to a marginal increase in the fourth quarter. Real purchases of motor vehicles were still adversely affected by inventory shortages due to lingering supply chain constraints and the ongoing microchip shortage.

Real final consumption expenditure by households

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Category	2020					2021				
	Q1	Q2	Q3	Q4	Year*	Q1	Q2	Q3	Q4	Year*
Durable goods............	-0.1	-30.1	39.9	0.0	-8.6	7.1	2.7	-10.3	6.9	12.7
Semi-durable goods...	-0.2	-44.8	54.6	3.3	-17.7	2.4	0.5	-4.5	4.5	8.9
Non-durable goods	0.6	-17.0	16.4	2.3	-4.6	0.0	1.0	-3.7	4.1	4.4
Services	0.9	-18.9	11.4	4.1	-5.2	0.2	0.6	0.4	1.0	4.8
Total...........................	**0.6**	**-20.7**	**18.1**	**3.1**	**-6.5**	**1.0**	**0.9**	**-2.4**	**2.8**	**5.7**

* Percentage change over one year

Source: Stats SA

Real outlays by households on *semi-durable goods* increased by 4.5% in the fourth quarter of 2021 following a decline of 4.5% in the third quarter. Spending on almost all categories recovered from decreases in the third quarter of 2021, including on clothing and footwear; motorcar tyres, parts and accessories; household textiles, furnishings and glassware; as well as recreational and entertainment goods. By contrast, real outlays on miscellaneous goods contracted anew in the fourth quarter of 2021.

Components of real final consumption expenditure by households


Index: first quarter of 2016 = 100
120
110
100
90
80
70
60
50
Durable goods
Services
Total
Non-durable goods
Semi-durable goods
2016
2017
2018
2019
2020
2021

Seasonally adjusted
Source: Stats SA

Real household spending on *non-durable goods* increased by 4.1% in the fourth quarter of 2021 after decreasing by 3.7% in the third quarter. Real purchases of food, beverages and tobacco; household consumer goods; petroleum products; as well as recreational and entertainment goods rose. By contrast, real outlays on medical and pharmaceutical products increased at a slower pace, while spending on household fuel, power and water reverted from a contraction in the third quarter of 2021 to no growth in the fourth quarter. Petrol prices were increased on three occasions during the course of 2021 to more than R20 per litre, constituting an increase of almost R6 per litre since the start of the year, which affected households' spending patterns.

The rate of increase in real consumption expenditure on *services* accelerated marginally to 1.0% in the fourth quarter of 2021. Consumption expenditure on medical and miscellaneous services increased at a faster pace, whereas growth in spending on rent; household services; transport and communication services; as well as recreational, entertainment and communication services contracted in the fourth quarter.

Household debt increased at a slower pace in the fourth quarter of 2021, while nominal disposable income rebounded from a contraction in the third quarter. Consequently, the ratio of household debt to disposable income decreased to 66.2% in the fourth quarter of 2021 from 68.0% in the third quarter. Accordingly, households' cost of servicing debt as a percentage of nominal disposable income decreased from 7.5% in the third quarter of 2021 to 7.3% in the fourth quarter.

Growth in household debt accelerated from 4.2% in 2020 to 6.9% in 2021. Despite the acceleration, household debt as a percentage of nominal disposable income decreased from 68.7% to 67.0% over the same period, as the annual increase in the nominal disposable income of households exceeded that in household debt. In tandem, households' cost of servicing debt relative to disposable income decreased from 8.5% in 2020 to 7.5% in 2021.

Household debt and net wealth as a ratio of disposable income


Per cent
Debt
Net wealth (right-hand scale)
85
80
75
70
65
60
440
420
400
380
360
340
320
300
2016
2017
2018
2019
2020
2021

Seasonally adjusted

Source: SARB

Households' net wealth increased further in the fourth quarter of 2021 as the increase in the value of total assets outweighed that in total liabilities. The higher value of assets reflected an increase in equity holdings along with a substantial increase in share prices, while the value of housing stock also increased. Consequently, the ratio of net wealth to nominal disposable income rose to 382% in the fourth quarter of 2021 from 378% in the third quarter.

Households' net wealth expanded in 2021 as the increase in total assets outpaced that in total liabilities. The higher value of assets was largely the result of increased equity holdings and bank deposits. Accordingly, the ratio of net wealth to disposable income increased to 377% in 2021 from 364% in 2020 as job losses impacted household income more than wealth. This implies that households' net wealth was about 3.8 times the value of their disposable income in 2021, slightly higher than the average of 3.6 times recorded over the previous five years.

Real *final consumption expenditure by general government* increased at a slower pace of 0.1% in the fourth quarter of 2021 following a marginal increase of 0.2% in the third quarter. Real spending on the compensation of employees contracted slightly, while real outlays on non-wage goods and services increased, partly reflecting the expenses incurred by the Independent Electoral Commission (IEC) during the municipal elections in November 2021.

Nominal final consumption expenditure by general government


Per cent
Compensation of employees to final consumption expenditure by general government
Final consumption expenditure by general government to GDP (right-hand scale)
67
66
65
64
63
62
61
22
21
20
19
18
17
16
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Source: Stats SA

Growth in real final consumption expenditure by general government moderated from 1.3% in 2020 to no growth in 2021 as real spending on non-wage goods and services decreased, while that on the compensation of employees increased at a slower pace. The nominal compensation of employees – the largest component of government spending – as a ratio of total final consumption expenditure by general government increased from 63.2% in 2010 to 65.6% in 2021, lifting the ratio of nominal final consumption expenditure by general government to nominal GDP from 18.0% to 19.3% over the same period.

Real *gross fixed capital formation* increased by 1.9% in the fourth quarter of 2021 after decreasing by 0.4% in the previous quarter. Capital spending by private business enterprises and public corporations rebounded in the fourth quarter, while general government reduced capital outlays further. Real capital expenditure increased by 2.0% in 2021 after contracting for five consecutive years. This compared with an annual average growth rate of 2.6% between 2002 and 2021. Capital investment was severely impacted by the COVID-19 restrictions in 2020, and the recovery lagged GDP. As a result, the ratio of nominal gross fixed capital formation to nominal GDP decreased from 13.7% in 2020 to 13.0% in 2021.

Real gross fixed capital formation

Percentage change over one year



15
10
5
0
-5
-10
-15
-20
20-year average
2002
2004
2006
2008
2010
2012
2014
2016
2018
2021

Source: Stats SA

Real gross fixed capital formation

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Sector	2020					2021				
	Q1	Q2	Q3	Q4	Year*	Q1	Q2	Q3	Q4	Year*
Private business enterprises...	-3.5	-26.6	17.7	6.8	-16.2	-3.9	1.9	-0.4	4.2	3.1
Public corporations................	-0.2	-20.5	11.1	4.7	-13.9	2.1	-1.2	-1.3	1.4	3.7
General government.............	-3.2	-1.8	-2.2	-0.5	-10.1	-0.1	1.3	-0.2	-7.0	-2.9
Total.....................................	**-3.1**	**-21.8**	**12.8**	**5.3**	**-14.9**	**-2.6**	**1.4**	**-0.4**	**1.9**	**2.0**

* Percentage change over one year

Source: Stats SA

Real gross fixed capital outlays by *private business enterprises* increased by 4.2% in the fourth quarter of 2021 following a decrease of 0.4% in the third quarter. Increased investment in computer equipment and software more than offset the lower capital outlays on construction. Real gross fixed capital formation by private business enterprises rose by 3.1% in 2021 after

a marked contraction of 16.2% in 2020. As a result, the private sector's share of total nominal gross fixed capital formation increased from 71.4% in 2020 to 71.8% in 2021, but the level of real gross fixed capital investment by private business enterprises in 2021 was still significantly lower than before the onset of the pandemic.

Nominal gross fixed capital formation by type of organisation


R billions
1 000
900
800
700
600
500
400
300
200
100
0
Private business enterprises
Public corporations
General government
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021

Seasonally adjusted

Source: Stats SA

Real capital spending by the public sector decreased by 3.9% in the fourth quarter of 2021, mainly due to the contraction in capital outlays by general government. Real gross fixed capital formation by *public corporations* increased anew by 1.4% in the fourth quarter of 2021 following a decrease of 1.3% in the third quarter. This resulted from an increase in expenditure on transport and computer equipment by the electricity and transport subsectors. Real capital outlays by public corporations increased by 3.7% in 2021 following a contraction of 13.9% in 2020. However, capital investment by the public sector decreased by 0.5% in 2021, with its share of the total nominal gross fixed capital formation accordingly declining to 28.2% from 28.6% in 2020.

Real gross fixed capital formation by *general government* decreased by 0.2% in the third quarter of 2021 and by a further 7.0% in the fourth quarter, as the provincial and local governments reduced capital outlays. Aggregate real capital outlays by general government decreased by a further 2.9% in 2021 following a decline of 10.1% in 2020.

Measured by type of asset, real gross fixed capital outlays on machinery and other equipment as well as on *other assets* increased in the fourth quarter of 2021, while investment in non-residential buildings and construction works decreased. Real capital investment contracted in most asset classes in 2021, with the exception of machinery and other equipment, computer equipment as well as *other assets*.

Real fixed capital expenditure in most industries increased in 2021, with the exception of the electricity, gas and water as well as the transport, storage and communication sectors. Fixed investment by the agriculture, forestry and fishing sector surged by a further 32.4% in 2021 after being the only sector to increase capital spending in 2020 given less severe lockdown restrictions imposed on it due to it being classified as essential.

Real gross fixed capital formation by sector in 2021



Contribution in percentage points
Agriculture, forestry and fishing
Finance, real estate and business services
Community, social and personal services
Trade, catering and accommodation
Manufacturing
Mining and quarrying
Construction
Electricity, gas and water
Transport, storage and communication
2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
-2.0
-30
-20
-10
0
10
20
30
40
Percentage change over one year

Source: Stats SA

Measured at seasonally adjusted and annualised 2015 prices, real *inventory holdings* contracted by R17.0 billion in the fourth quarter of 2021 after increasing by a revised R15.3 billion in the third quarter. The change in inventories subtracted 0.7 percentage points from overall GDP growth in the fourth quarter of 2021. Inventory de-accumulation was mainly evident in the manufacturing and trade sectors during the fourth quarter of 2021. By contrast, inventories accumulated in all the other sectors over the period, with those in the electricity sector increasing the most. On an annual basis, the level of inventories declined further by R13.2 billion in 2021 following a pronounced contraction of R45.6 billion in 2020. Prior to the outbreak of the COVID-19 pandemic in South Africa, the domestic economy recorded inventory accumulation of R35.3 billion in 2019.

Gross nominal saving

The *national saving rate* (gross saving as a percentage of nominal GDP) for South Africa declined marginally from a recent peak of 17.3% in the third quarter of 2021 to 15.2% in the fourth quarter. General government dissaved at a slower pace, while the saving rate of both corporate business enterprises and households decreased. On an annual basis, the national saving rate increased markedly from 14.7% in 2020 to 16.6% in 2021, a rate last exceeded in 2011.

Gross saving by the *corporate sector* as a percentage of nominal GDP decreased sharply from 16.8% in the third quarter of 2021 to 13.6% in the fourth quarter, mainly due to higher seasonally adjusted corporate tax payments. The corporate saving rate decreased to 15.9% in 2021 from 19.3% in 2020 as tax and dividend payments increased.

Gross saving as a percentage of gross domestic product

Ratio in per cent at seasonally adjusted annualised rates

Sector	2020					2021				
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Corporate	15.9	23.5	22.3	16.3	19.3	17.8	15.7	16.8	13.6	15.9
General government	-3.0	-12.7	-9.5	-4.2	-7.1	-3.7	-0.9	-2.3	-0.9	-1.9
Household	2.1	2.8	3.1	2.4	2.6	2.5	2.4	2.8	2.5	2.6
Total	**15.0**	**13.6**	**15.8**	**14.4**	**14.7**	**16.6**	**17.2**	**17.3**	**15.2**	**16.6**

Source: SARB

Dissaving by *general government* as a percentage of nominal GDP decreased from a rate of 2.3% in the third quarter of 2021 to 0.9% in the fourth quarter. The increase in seasonally adjusted government revenue outweighed that in seasonally adjusted government expenditure over this period. Similarly, dissaving by general government as a percentage of nominal GDP slowed sharply to 1.9% in 2021 from 7.1% in 2020 – the highest dissaving rate since records began in 1960.

Nominal gross saving as a ratio of gross domestic product


Per cent
25
20
15
10
5
0
-5
-10
Corporate
General government
Households
Total
1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021

Sources: Stats SA and SARB

Gross saving by the *household sector* as a percentage of nominal GDP edged lower from 2.8% in the third quarter of 2021 to 2.5% in the fourth quarter, as the increase in seasonally adjusted nominal consumption expenditure outweighed that in nominal income. Household saving as a percentage of nominal GDP stabilised at 2.6% in 2021.

Employment

The prospects for meaningful employment creation in the South African economy remain stifled by the fragile and uneven post-pandemic recovery in economic activity. Total household-surveyed employment decreased by 660 000 (-4.4%) in the third quarter of 2021, according to Stats SA's *Quarterly Labour Force Survey (QLFS)*.[5] The job losses were broad-based across various sectors, with a significant number in those most affected by the July civil unrest in Gauteng and KwaZulu-Natal, especially the trade sector. The formal sector shed a notable 571 000 jobs, followed by the agricultural and private household sectors, which shed 32 000 and 65 000 jobs respectively. Informal employment increased slightly by 9 000 in the third quarter of 2021. The civil unrest negatively affected the response rate of the *QLFS* in the third quarter of 2021,[6] which might have exaggerated the extent of the job losses.

5 The publication of the *QLFS* results for the fourth quarter of 2021 was delayed by Stats SA and was not available for analysis.

6 Stats SA noted that the response rate for the *QLFS* decreased to 53.7% in the third quarter of 2021 from 60.0% in the second quarter of 2021 and 57.6% in the third quarter of 2020.

Household-surveyed employment



Number (millions)
Total
17.0
16.5
16.0
15.5
15.0
14.5
14.0
11.5
11.0
10.5
10.0
9.5
3.5
3.0
2.5
2.0
Formal sector
Informal sector (right-hand scale)
2017
2018
2019
2020
2021

Source: Stats SA

Household-surveyed labour market statistics

	Number (thousands)				Quarter-to-quarter change		Percentage change over four quarters
	2020	2021			2021 Q3		
	Q3	Q1	Q2	Q3	Number	Per cent	Per cent
a. Total employed	14 691	14 995	14 942	14 282	-660	-4.4	-2.8
b. Total unemployed (official definition)	6 533	7 242	7 826	7 643	-183	-2.3	17.0
c. Total labour force (a+b)	21 224	22 237	22 768	21 925	-843	-3.7	3.3
d. Total not economically active	17 944	17 218	16 832	17 820	988	5.9	-0.7
e. Population 15–64 years (c+d)	39 167	39 455	39 599	39 745	146	0.4	1.5
f. Official unemployment rate* (b/c) *100	**30.8%**	**32.6%**	**34.4%**	**34.9%**	–	–	–
g. Discouraged work seekers	2 696	3 131	3 317	3 862	545	16.4	43.2
h. Other reasons for not searching for work	2 995	1 719	1 119	1 302	183	16.4	-56.5
i. Expanded unemployment rate**	**43.1%**	**43.2%**	**44.4%**	**46.6%**	–	–	–

* Stats SA follows the ILO definition of calculating the official unemployment rate, which is internationally comparable.
** The expanded unemployment rate is calculated by Stats SA's in-house formula and is not internationally comparable.

Source: Stats SA

The number of unemployed South Africans decreased by 183 000 (2.3%) to 7.6 million in the third quarter of 2021, and together with the marked decrease in employment resulted in the total labour force decreasing by 3.7% on a quarter-to-quarter basis. Consequently, the official unemployment rate increased further from 34.4% in the second quarter of 2021 to 34.9% in the third quarter (and 30.8% a year earlier) – its highest level since the inception of the *QLFS* in 2008. Similarly, the seasonally adjusted unemployment rate increased from 34.1% to 34.5% over the same period.


Unemployment rate
Per cent
Official
Seasonally adjusted
36
34
32
30
28
26
24
22
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

The not economically active population increased by a marked 988 000 (5.9%) in the third quarter of 2021, mainly due to a sharp increase of 545 000 (16.4%) in the number of discouraged work seekers. The other not economically active category, which includes persons that could not search for work due to the pandemic and associated lockdown restrictions, increased by 183 000 (16.4%) in the third quarter of 2021, likely elevated by those persons who were not able to search for work due to the civil unrest in July. As such, the expanded unemployment rate, which includes the discouraged work seekers and those who did not search for work due to other reasons, increased sharply from 44.4% in the second quarter of 2021 to 46.6% in the third quarter (and from 43.1% a year earlier).


Not economically active population
Percentage change over four quarters
Discouraged work seekers
Total
Other
50
40
30
20
10
0
-10
-20
-30
2017
2018
2019
2020
2021

Source: Stats SA

The labour force participation rate decreased from 57.5% in the second quarter of 2021 to 55.2% in the third quarter following the rise in the not economically active population, reflecting the impact of the civil unrest. The labour absorption rate, which represents the percentage of the working population (aged 15–64) that is employed, also decreased further from 37.7% to 35.9% over the same period, consistent with the sharp decline in employment.

Labour force participation and labour absorption rates



Per cent
65
60
55
50
45
40
35
Labour force participation rate
Labour absorption rate
2017
2018
2019
2020
2021

Source: Stats SA

Enterprise-surveyed formal non-agricultural employment has remained close to the pandemic-induced low for the last five quarters. Only 55 600 jobs (an annualised 2.3%) were regained in the third quarter of 2021 to take total employment to 9.65 million. A notable increase was reported in temporary public sector employment, while private sector employment decreased following the civil unrest in July 2021.

Formal non-agricultural employment



Number (millions)
10.4
10.2
10.0
9.8
9.6
9.4
Seasonally adjusted
2009
2011
2013
2015
2017
2019
2021

Sources: Stats SA and SARB

Public sector employment advanced by a substantial 71 900 employees in the third quarter of 2021, with only the public transport, storage and communication services sector shedding jobs. The appointment of food handlers at schools as well as teams to assist with vaccination

and screening boosted employment at the provincial education and health departments. In addition, temporary employment related to the 2021 local government elections contributed to the increase in other public sector institutions such as extra-budgetary institutions. The work and training opportunities created through the Expanded Public Works Programme (EPWP) continued to boost employment growth at local government level.

Public sector employment


Index: first quarter of 2016 = 100
120
115
110
105
100
95
90
85
Local authorities
Provinces
Other*
National departments
Seasonally adjusted
2016
2017
2018
2019
2020
2021

* Other government institutions: public transport, storage and communication; and electricity
Sources: Stats SA and SARB

Private sector employment remained supressed by the ongoing pandemic-related uncertainty about the sustainability of the recovery in economic activity, exacerbated by the civil unrest in July 2021. The private sector shed about 16 300 jobs in the third quarter of 2021, with employment levels falling below the recent pandemic-induced low recorded in the second quarter of 2020, and to the lowest level since the fourth quarter of 2004. The largest number of job losses occurred in the trade, catering and accommodation services sector followed by the manufacturing sector – two of the sectors most affected by the civil unrest. Labour paring in the private services sectors outweighed the increase in employment in the goods-producing sectors in the third quarter of 2021.

Private sector employment


Number (millions)
2.4
2.3
2.2
2.1
2.0
5.8
5.6
5.4
5.2
5.0
Goods
Services (right-hand scale)
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

Mining sector employment rebounded in the third quarter of 2021, driven by a substantial increase in non-gold-mining jobs. The ongoing global supply constraints and shortages as well as the transition towards greener and cleaner technologies contributed to the higher base-metal prices, which supported employment. Conversely, employment in the gold-mining sector decreased further and at a faster pace over this period.

7 As measured by the Bureau for Economic Research's (BER) *Absa Manufacturing Survey*.

Manufacturing sector employment decreased for a second successive quarter in the third quarter of 2021, consistent with the lower real value added by the sector which was weighed down by the civil unrest in July and the disruptions at a Transnet port terminal. Employment prospects in the manufacturing sector in the fourth quarter are expected to be influenced by continued electricity load-shedding and the disruptive three-week strike in the steel and engineering sector as well as ongoing supply-side constraints. Consequently, manufacturing business confidence[7] declined marginally by 3 index points to 38 in the fourth quarter of 2021. Survey respondents noted an improvement in domestic and export sales volumes, while production softened on account of raw material shortages. Rising raw material prices and labour costs drove production costs to the highest level since 2008. Although employment-related indicators stabilised and then improved slightly into positive terrain, manufacturing employment is yet to recover from the substantial job losses during the past two years, since the advent of the pandemic.

Employment in the private goods-producing sectors


Index: first quarter of 2016 = 100
105
100
95
90
85
80
75
70
Mining
Manufacturing
Total
Construction
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

8 As measured by the First National Bank (FNB)/BER *Civil Confidence Index*.

9 As measured by the FNB/BER *Building Confidence Index*.

Construction sector employment decreased marginally further in the third quarter of 2021. This was the smallest quarterly decline since the third quarter of 2018. However, real GVA and sentiment indicators suggest continued weakness in the industry and a lack of meaningful employment creation in the short term. Civil confidence[8] fell from 17 to 15 index points in the fourth quarter of 2021 despite an improvement in activity and profitability indicators. Confidence was likely weighed down by the still-high rating of insufficient demand for new work as a business constraint as well as an increase in the rating of a shortage of skilled labour. Building confidence[9] slipped from 35 to 34 index points in the fourth quarter as sentiment among building material manufacturers deteriorated sharply. While respondents noted a slight improvement in building activity, especially in the non-residential building sector, the improvement might be temporary as respondents' rating of the lack of new demand as a business constraint remained elevated.

Employment in the private services sectors


Index: first quarter of 2016=100
110
105
100
95
90
85
Trade, catering and accommodation
Community, social and personal
Total
Finance, insurance, real estate and business
Transport, storage and communication
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

Employment in the *finance, insurance, real estate and business services sector* increased marginally for a second successive quarter in the third quarter of 2021. This brought the level of employment in this sector to almost the same as in the second quarter of 2020.

The *trade, catering and accommodation services sector* appears to have borne the brunt of the July 2021 civil unrest, shedding 22 000 jobs in the third quarter. This was likely compounded by the continued lack of international tourists and business travellers, with the hotel and restaurant subsector shedding jobs for three successive quarters due to lockdown restrictions. Retailer confidence declined only marginally from 56 index points to 52 in the fourth quarter of 2021, remaining significantly higher than pre-COVID-19 levels and well above the historical average of 39 index points. Confidence was largely dragged down by non-durable goods retailers, particularly food and beverage retailers, due to a deterioration in business conditions, weaker sales volumes, a lack of pricing power and lower profitability.

Labour cost and productivity

The year-on-year pace of increase in *formal non-agricultural nominal remuneration per worker* moderated marginally from 10.1% in the second quarter of 2021 to 9.1% in the third quarter, as private sector remuneration per worker slowed but remained elevated, while public sector remuneration per worker accelerated. Consequently, growth in total real wages per worker slowed from 2.9% in the second quarter of 2021 to 1.3% in the third quarter.

The rate of increase in *nominal remuneration per worker in the private sector* slowed from 14.3% in the second quarter of 2021 to a still elevated 10.3% in the third quarter, reflecting lingering base effects from the third quarter of 2020 when the majority of furloughed workers continued to be affected by a combination of COVID-19-induced salary reductions, lower salary increases or wage freezes as well as significantly lower bonus, overtime and commission payments. The moderation in nominal remuneration growth per worker was broad-based across the private subsectors, except for the finance, insurance, real estate and business services sector, where remuneration growth accelerated for a fourth successive quarter.

Formal non-agricultural nominal remuneration per worker

Percentage change over four quarters


Private
Total*
Public*
20
15
10
5
0
-5
-10
2016
2017
2018
2019
2020
2021

* Excluding election-related outliers

Sources: Stats SA and SARB

Growth in *nominal remuneration per public sector worker* accelerated notably from 0.4% in the second quarter of 2021 to 5.5% in the third quarter following the implementation of the 2021 public sector wage agreement in August and the resultant back-pay. However, remuneration growth per worker was still weighed down by the large number of low-earning temporary election-related employees during the quarter, which lowered the average remuneration per worker.

The average *wage settlement rate in collective bargaining agreements* decreased further to a low of 4.4% in 2021 from 6.3% in 2020, according to Andrew Levy Employment Publications. Conversely, the number of workdays lost due to industrial action increased notably to 1.5 million in 2021 compared with only 55 000 in 2020 when most wage negotiations were deferred following the outbreak of COVID-19. The number of workdays lost was particularly impacted by the three-week-long strike in the metals and engineering sector, where a new three-year wage agreement was concluded in October 2021, as well as the ongoing strike at a large food manufacturing company over planned retrenchments, factory closures and salary reductions.

Labour productivity and nominal unit labour cost

Percentage change over four quarters


Labour productivity* (excluding election-related outliers)
Unit labour cost*
Economy-wide unit labour cost
20
15
10
5
0
-5
-10
-15
2016
2017
2018
2019
2020
2021

* Formal non-agricultural sector

Sources: Stats SA and SARB

Labour productivity growth in the formal non-agricultural sector of the economy decelerated markedly from 17.9% in the second quarter of 2021 to 2.5% in the third quarter, as year-on-year output growth slowed substantially while employment increased at a constant year-on-year pace. Conversely, the change in *nominal unit labour cost* in the formal non-agricultural sector reverted from a year-on-year decrease of 6.6% in the second quarter of 2021 to an increase of 6.5% in the third quarter, as the marked slowdown in output outweighed that in total remuneration on a year-on-year basis. Growth in the economy-wide nominal unit labour cost slowed from 4.6% in the third quarter of 2021 to 3.4% in the fourth quarter, as year-on-year output growth moderated at a slower pace than growth in the compensation of employees.

The changes in labour productivity and nominal unit labour cost over the past year largely reflected the normalisation from 2020 base effects, when output was much more severely impacted by the COVID-19 lockdown restrictions than employment and remuneration. As the base effects may not have fully worked out yet, these measures should still be interpreted with some caution.

Prices[10]

Domestic inflationary pressures increased throughout 2021, with headline consumer price inflation accelerating from a low of 2.9% in February to 5.9% in December – close to the upper limit of the inflation target range of 6.0% – before decelerating somewhat to 5.7% in January 2022. The quickening in consumer price inflation reflected remaining base effects following the low of 2.1% in May 2020 and other inflationary pressures emanating from record-high fuel prices and, to a much lesser extent, higher food and services prices. The headline consumer price inflation rate accelerated from an annual average of 3.3% in 2020 at the height of the COVID-19 restrictions – the lowest since 2004 – to 4.5% in 2021, alongside similar drivers of higher global inflation. Likewise, producer price inflation for final manufactured goods accelerated to a record high of 10.8% in December 2021 before slowing to 10.1% in January 2022, while the annual average rate of 2.5% in 2020 almost tripled in 2021 to 7.1%.

10 Unless stated to the contrary, all rates mentioned in this section reflect year-on-year changes.

Headline producer and consumer prices

Percentage change over 12 months



11
10
9
8
7
6
5
4
3
2
1
0
Final manufactured goods producer price index
Consumer price index
2017
2018
2019
2020
2021
2022

---- Midpoint of the inflation target range (4.5%)

Source: Stats SA

Stats SA released a reweighted and rebased headline consumer price index (CPI) for all urban areas in January 2022. The weight changes were very small compared to the previous reweighting released in January 2017 and should not have a material impact on inflation outcomes (see Box 1).

Box 1 The reweighted and rebased consumer price index

In January 2022, Statistics South Africa (Stats SA) published the most recently updated consumer price index (CPI) basket of goods and services with their corresponding weights, according to the classification of individual consumption by purpose (COICOP). Although the reference period for the new weights is 2019, the indices will be rebased to December 2021 = 100.[1] This update follows the previous update in January 2017[2] with December 2016 as the reference period for the weights. These regular revisions are in accordance with international best practice, which requires the CPI basket to be updated at least every five years. This ensures that the CPI reflects the most recent consumer spending patterns, and that the reference period of the index remains appropriate and recent.

According to international best practice, spending data from a comprehensive household expenditure survey should preferably be used to update the CPI basket and weights, as was the case in the previous update when the results from Stats SA's 2014/15 *Living Conditions Survey (LCS)* were used. However, Stats SA has not been able to conduct a household expenditure survey over the past five years due to budget constraints. In the absence of a household expenditure survey, an alternative method for updating the CPI basket was applied, and although not the preferred method, it is still consistent with international best practice. The previous December 2016 weights were adjusted with the growth rates of household final consumption expenditure (HFCE), as measured in the estimates of national accounts between 2016/17 (i.e. the average of 2016 and 2017) and 2019, to derive the 2019 weights. Stats SA used the recently benchmarked estimates of gross domestic product (GDP), including HFCE, which were published in August 2021[3], for this reweighting exercise. The benchmarking raised the overall level of household expenditure and provided new information on spending changes between product categories.

The year 2019 was chosen as the reference period for the compilation of the new CPI basket and weights as this period preceded the severe distortions to economic aggregates and spending patterns caused by the coronavirus disease 2019 (COVID-19) pandemic in 2020. One of the benefits of using the recently benchmarked HFCE data is that no substantial revisions are foreseen due to the national accounts statistics having recently been benchmarked. Unlike in previous rounds, expenditure values have not been price-updated due to the possible price-distorting effects of COVID-19 on inflation outcomes.

Although the national accounts do not provide the same level of product, geographical and demographic detail as a household expenditure survey, they have the advantage of deriving expenditure estimates from a wide range of data sources and methods. At the most detailed level, the new weights were derived by applying the appropriate growth rates from the HFCE components to the current rand values of the December 2016 CPI weights. The new CPI expenditure values were then aggregated through the classification structure. The national accounts only provide expenditure for the country as a whole, so the values for headline CPI (all urban areas) were derived from the total country weights by retaining the existing ratios between them. The same approach was followed to derive the provincial and expenditure decile CPI weights.

The new CPI basket of goods and services contains 415 items compared with 404 items in the previous basket. A total of 14 products were added and 2 products were removed, along with combining and splitting some products. The new products included in the CPI basket are those that attracted a significant share of consumer spending in 2019, as determined through detailed sales information from major retailers.

Products added to and removed from the CPI basket

New products added	Products removed
Food and non-alcoholic beverages	
Cappuccino sachets	
Dairy fruit juice blends	
Jam	
Pureed baby food	
Samp	
Alcoholic beverages	
Gin	
Household contents and services	
Fabric softener	
Floor and wall tiles	

1 For the complete set of new CPI weights published by Stats SA, see http://www.statssa.gov.za/?page_id=1854&PPN=P0141.5&SCH=73241.

2 For a discussion of the previous CPI weights and basket update, see 'Box 2: The consumer price index reweighted and rebased' on page 24 in the March 2017 edition of the *Quarterly Bulletin*, available at https://www.resbank.co.za/en/home/publications/publication-detail-pages/quarterly-bulletins/boxes/2017/7744.

3 For the national accounts statistics, see http://www.statssa.gov.za/?page_id=1854&PPN=Report%2004-04-04&SCH=72891.

Products added to and removed from the CPI basket (continued)	
New products added	**Products removed**
Recreation and culture	
Printer cartridges	Antennas and satellite dishes
Printer paper	DVD players
Soundbars and speakers	
Miscellaneous goods	
Makeup (foundation)	
Razors	
Wipes	

Source: Stats SA

The composition of the basket also changed slightly, with two products combined into one in two instances and one product split into two, while one product was renamed.

Other changes to the CPI basket	
2016 basket	**2019 basket**
	Combined into
Special maize meal	Maize meal
Super maize meal	
Energy-saving lightbulbs	Lightbulbs
Traditional lightbulbs	
	Split between
Internet usage	Wired (fibre, ADSL)
	Wireless (cellular)
	Renamed
Pre-recorded CDs	To include music subscription and streaming music

Source: Stats SA

With each basket item having an attached weight, the new product-level weights were derived from the ratio of new to existing products in each category. In most instances, the aggregate expenditure of a group (after HFCE adjustment) remained fixed, with the weights of all the products in the group adjusted to accommodate the new product(s). Where a new product was added to a group that was not previously part of the basket, the associated expenditure value was added to the total.

Comparison of CPI weights for all urban areas

	2013 weights (Per cent)	2016 weights (Per cent)	2019 weights (Per cent)	Difference between 2019 and 2016 weights (Percentage points)
Food and non-alcoholic beverages	15.41	17.24	17.14	-0.10
Alcoholic beverages and tobacco	5.43	5.82	6.26	0.44
Clothing and footwear	4.07	3.83	3.65	-0.18
Housing and utilities	24.52	24.62	24.49	-0.13
Household contents and services	4.79	4.35	4.37	0.02
Health	1.48	1.40	1.44	0.04
Transport	16.43	14.28	14.35	0.07
Communication	2.63	2.63	2.42	-0.21
Recreation and culture	4.09	5.16	5.20	0.04
Education	2.95	2.53	2.62	0.09
Restaurants and hotels	3.50	3.09	3.25	0.16
Miscellaneous goods and services	14.72	15.05	14.81	-0.24
Goods	49.86	48.70	48.68	-0.02
Services	50.14	51.30	51.32	0.02
Total	100.00	100.00	100.00	

Source: Stats SA

Applying the HFCE growth rates to the CPI basket resulted in very moderate changes to the CPI weights for all of the main product groups relative to the previous CPI basket update. The weights of 7 of the 12 main COICOP categories increased while those of the remaining 5 decreased. Alcoholic beverages and tobacco registered the largest weight increase of 0.44 percentage points. Conversely, the proportion of household spending on miscellaneous goods and services decreased the most, by 0.24 percentage points, followed by the communication category at 0.21 percentage points. The split between goods and services remained almost unchanged in the 2019 CPI basket compared to the 2016 basket.

Changes in CPI weights



Goods
Services
Alcoholic beverages and tobacco
Restaurants and hotels
Education
Transport
Recreation and culture
Health
Household contents and services
Food and non-alcoholic beverages
Housing and utilities
Clothing and footwear
Communication
Miscellaneous goods and services
2016 to 2019
2013 to 2016
-2.5 -2.0 -1.5 -1.0 -0.5 0.0 0.5 1.0 1.5 2.0 2.5
Percentage points

As changes in the CPI represent a weighted average of price changes, revisions to the weights can have a significant effect on the level of, and changes in, the index. To reduce the impact of the weight and composition changes, and to ensure continuous CPI time series, the previous set of indices is linked to the new indices.

The practice of applying a base *month* instead of a base *year* was first implemented by Stats SA in 2013. The change in the CPI from an index level of 100 in December 2016 to an index level of 100 in December 2021 applies from January 2022. The previous and new indices were linked from December 2021, as the indices compiled with the previous weights and those compiled with the new weights all equalled 100 in that month, as do all the aggregations of the indices. The index values for January 2022 were then calculated as usual, by measuring the prices of all the detailed products in the new basket and aggregating the lower-level indices multiplied by their weights. The periodic rebasing of indices removes the effect of accumulated inflation over time, which occurs because of the relative size of the index numbers but does not affect the published rates of changes in these rebased indices. However, the weighted sum of the lower-level indices will not be equal to the aggregates for all periods before the rebasing.

Following the reweighting and rebasing of the CPI, the headline CPI (for all urban areas) will still remain the inflation target measure for monetary policy purposes.

Despite the slight deceleration in January 2021, producer price inflation for final manufactured goods remained elevated due to the high price inflation of coal, petroleum, chemical, rubber and plastic products; metals, machinery, computing and other equipment; as well as food, beverages and tobacco products. Producer price inflation of coal, petroleum, chemical, rubber

and plastic products decelerated only slightly from the record high of 25.8% in December 2021 to 21.5% in January 2022. By contrast, the price increases of metals, machinery, computing and other equipment accelerated somewhat from 12.0% to 12.1% over the same period, as the impact of the global shortage of semiconductors persisted.

Producer price inflation for intermediate manufactured goods slowed from 23.1% in December 2021 to 21.0% in January 2022 – the first deceleration in 16 months. Decelerations in the producer price inflation of chemical, rubber and plastic products; basic and fabricated metals; sawmilling and wood products; as well as glass and glass products outweighed an acceleration in the producer price inflation of textiles and leather goods.

Conversely, producer price inflation for mining products accelerated from 5.9% in December 2021 to 6.4% in January 2022, mainly due to higher prices of coal and gas as well as stone quarrying, clay and diamonds. Price inflation of non-ferrous metal ores moderated, while gold and other metal prices remained in deflation. Electricity and water producer price inflation accelerated from 15.4% in December 2021 to 16.1% in January 2022 as electricity price inflation accelerated from 17.0% to 17.7% over this period, while water price inflation remained unchanged at 5.2%. Producer price inflation for agriculture, forestry and fishing products eased from 8.4% in December 2021 to 6.9% in January 2022. However, heavy summer rainfalls were reported to have caused some crop damage and delayed planting in some areas, which could add upward pressure to agricultural producer prices going forward.

Producer price inflation remained elevated in 2021 and in the opening months of 2022, impacted by higher input costs, most notably fuel, electricity and freight costs. Inflationary pressures were also influenced by supply chain disruptions and shortages of raw materials amid the post-pandemic global economic recovery. In addition, oil and other commodity prices could remain elevated for longer due in part to the conflict between Russia and Ukraine. The gap of 4.4 percentage points between headline consumer price inflation and headline producer price inflation in January 2022 suggests that producers have absorbed most of the supply side-related cost increases.

Producer price inflation

Annual average percentage change

	2019	2020	2021	Jan 2022*
Final manufactured goods	4.6	2.6	7.1	10.1
Intermediate manufactured goods	2.6	2.5	16.2	21.0
Electricity and water	11.4	10.3	12.9	16.1
Mining	17.4	32.5	12.0	6.4
Agriculture, forestry and fishing	-1.8	4.7	9.3	6.9

* Changes in prices from January 2021 to January 2022

Source: Stats SA

Headline consumer price inflation has been above the midpoint of the inflation target range of 4.5% for nine months up to January 2022. The acceleration in headline consumer price inflation in 2021 resulted mostly from consumer goods, while consumer services price inflation accelerated only marginally. Higher domestic inflationary pressures emanated mostly from persistently higher fuel prices and the effect of higher electricity prices, which resulted in increased living expenses. Global fuel supply and demand imbalances resulting from tighter lockdown restrictions in some countries, geopolitical tensions as well as the reduced oil output by the Organization of the Petroleum Exporting Countries and allies (OPEC+) have been the key drivers of higher international crude oil prices in recent months.

Brent crude oil and consumer fuel prices


US dollar per barrel
Brent crude oil price
120
100
80
60
40
20
0
2017
2018
2019
2020
2021
2022
Percentage change over 12 months
Brent crude oil price in US dollar per barrel
Consumer fuel prices (right-hand scale)
300
250
200
150
100
50
0
-50
-100
-150
60
50
40
30
20
10
0
-10
-20
-30

Sources: Bloomberg and Stats SA

Consumer goods price inflation remained the most important driver of overall consumer price inflation in 2021, more than doubling to an annual average of 6.3% from 2.6% in 2020. Goods price inflation accelerated sharply to 8.5% in December 2021 as non-durable goods price inflation quickened following the marked acceleration in domestic fuel price inflation. Fuel price inflation accelerated significantly to 40.5% in December 2021 before moderating somewhat to 32.2% in January 2022.

Headline consumer prices


Percentage change over 12 months
Goods
Total
Services
9
8
7
6
5
4
3
2
1
0
-1
2017
2018
2019
2020
2021
2022
Midpoint of the inflation target range (4.5%)

Source: Stats SA

Durable goods price inflation initially accelerated from a low of 2.9% in February 2021 to 5.0% in May, mostly due to the low statistical base in 2020, but remained relatively subdued thereafter before slowing to 3.9% in January 2022 as vehicle price inflation moderated. Semi-durable goods price inflation also accelerated slightly to 2.6% in May 2021 from the low base in 2020, which was impacted by the COVID-19 pandemic and associated statistical price imputations, before moderating over the remainder of the year.

Consumer price inflation

Annual average percentage change

	Weight	2019	2020	2021	Jan 2022*
Headline CPI	100.00	4.1	3.3	4.5	5.7
Headline CPI, excluding food and non alcoholic beverages, fuel and electricity	74.40	4.1	3.3	3.1	3.5
Goods	48.68	3.6	2.6	6.3	8.1
Non-durable	35.71	4.2	3.0	7.6	9.8
Semi-durable	5.38	1.8	0.9	1.9	1.8
Durable	7.59	2.2	2.8	3.9	3.9
Services	51.32	4.6	3.9	2.9	3.4

* Changes in prices from January 2021 to January 2022

Source: Stats SA

Consumer services price inflation slowed sharply at the start of 2021 as health insurance, restaurant and hotel as well as rental price inflation receded notably, resulting in the annual average moderating to 2.9% compared with 3.9% in 2020. Services price inflation remained stable at just below the 3.0% lower limit of the inflation target range during the first half of 2021 before accelerating gradually from 2.7% in July to 3.4% in January 2022 on account of an acceleration in transport services and rental price inflation as well as higher restaurant and hotel services price inflation. This reflected the gradual easing of lockdown restrictions, which raised demand for these services, as well as the impact of higher fuel prices on services delivery. Housing and utility services price inflation remained fairly muted at 2.1% in January 2022 as the residential rental market remained under pressure. Transport services price inflation accelerated to 7.6% in January 2022 from 3.8% in July 2021 due to rising petrol and diesel prices. In addition, inflation in domestic workers' wages also accelerated somewhat towards the end of 2021, from a low of 1.3% in August to 2.6% in January 2022.

Consumer services prices

Percentage change over 12 months


10
8
6
4
2
0
-2
Transport
Restaurants and hotels
Domestic worker wages
Actual rentals for housing
2017
2018
2019
2020
2021
2022

Source: Stats SA

Annual average *food price inflation* accelerated at both the producer and the consumer level in 2021, although it eased somewhat towards the end of the year. Final manufactured producer food price inflation accelerated from an annual average of 4.7% in 2020 to 7.1% in 2021 as the slowdown in price inflation of bakery products was not sufficient to counter the widespread acceleration in other food items. Final manufactured producer food price inflation slowed gradually in the second half of 2021, from 6.3% in June to 5.7% in December, as the moderation in price inflation for meat, grain mill, starch and animal feed products outweighed the acceleration in that for fruit and vegetables, dairy and bakery products as well as sugar. However, the slowdown in producer food price inflation might be somewhat curtailed due to the heavy rains in recent months, which potentially delayed planting and damaged some crops.

Producer and consumer food prices


Percentage change over 12 months
15
12
9
6
3
0
-3
-6
30
24
18
12
6
0
-6
-12
Final manufactured producer food price index
Consumer food price index
Agricultural producer food price index (right-hand scale)
2017
2018
2019
2020
2021
2022

Source: Stats SA

Agricultural producer food price inflation averaged 11.8% in 2021 compared with 4.8% in 2020 as producer price inflation of live animals and animal products accelerated significantly from 4.9% to 15.1% and that of crops and horticultural products almost doubled from 5.0% to 9.7% over the same period. Despite the higher annual average, agricultural producer food prices eased during the second half of 2021, largely due to a marked slowdown in price inflation of crops and horticultural products.

Food price inflation

Annual average percentage change

	2019	2020	2021	Jan 2022*
Agricultural producer food prices	-3.6	4.8	11.8	7.5
Manufactured producer food prices	4.5	4.7	7.1	6.4
Consumer food prices	3.1	4.8	6.4	6.2
FAO international food prices (rand-denominated)	8.7	17.2	15.6	22.5

* Changes in prices from January 2021 to January 2022

Sources: FAO and Stats SA

Consumer food price inflation slowed from a recent peak of 7.4% in August 2021 to 5.9% in December, with decelerations occurring in seven of the nine food price categories over this period. In addition, the seasonally adjusted and annualised quarter-to-quarter rate of increase in consumer food prices decelerated notably, from a high of 10.1% in the second quarter of 2021 to 4.8% in the fourth quarter. On an annual average basis, consumer food price inflation accelerated from 4.8% in 2020 to 6.4% in 2021. Price inflation in the three highest-weighted food subcategories – meat; bread and cereals; milk, cheese and eggs (which together account for 75% of the total food price basket) – decelerated in the closing months of 2021, in line with the slowdown in agricultural food prices. However, higher transportation costs due to the surge in fuel prices added upward pressure to domestic food prices, as consumer food price inflation accelerated somewhat to 6.2% in January 2022.

The international food price index of the United Nations' Food and Agricultural Organization (FAO) increased further to its highest level on record in February 2022 as the prices of all five food groups increased, namely meat, dairy, cereals, vegetable oils and sugar, with the year-on-year change accelerating to 20.7%. The year-on-year rate of change in the rand-denominated international food price index accelerated even more to 24.2% in February 2022, impacted by the depreciation of the exchange value of the rand. International food prices are expected to increase further due to the conflict between Russia and Ukraine as both countries are major producers of wheat, maize and sunflowers.

Most measures of underlying inflationary pressures accelerated somewhat in 2021 after receding to a multi-year low in February of that year, but still remained well below the midpoint of the inflation target range. When subtracting the impact of food, non-alcoholic beverages and fuel prices from headline consumer price inflation, the resultant inflation measure accelerated steadily from a low of 2.8% in March 2021 to 4.2% in January 2022. Similarly, the South African Reserve Bank's (SARB) preferred measure of core inflation (also excluding electricity prices) accelerated from 2.5% to 3.5% over the same period, but has remained below the midpoint of the inflation target range for 45 successive months up to January 2022. The gradual upward movement in underlying consumer price inflation over this period resulted from higher services prices, notably of transport, housing as well as restaurant and hotel services. When expressed as an annual average rate, core inflation moderated for the fifth successive year to only 3.1% in 2021.

Headline and underlying measures of consumer prices


Percentage change over 12 months
8
7
6
5
4
3
2
1
Headline CPI
Headline CPI excluding food* and fuel
Headline CPI excluding food*, fuel and electricity
2017
2018
2019
2020
2021
2022

---- Midpoint of the inflation target range (4.5%)

* Food includes non-alcoholic beverages.

Source: Stats SA

Price changes based on the classification of individual consumption by purpose (COICOP) categories corroborate the muted underlying inflationary pressures in 2021 as annual average consumer price inflation moderated in 9 of the 12 COICOP categories and accelerated in the remaining 3 categories. The annual average inflation rates in the nine decelerating categories were all below or at the midpoint of the inflation target range of 4.5% in 2021.

Annual average consumer price inflation for 2021 by COICOP category



Transport
Food and non-alcoholic beverages
Alcoholic beverages and tobacco
Education
Miscellaneous goods and services
Health
Housing and utilities
Restaurants and hotels
Recreation and culture
Household content and services
Clothing and footwear
Communication
-1
0
1
2
3
4
5
6
7
8
9
10
Per cent
Midpoint of the inflation target range (4.5%)

Source: Stats SA

Transport prices were the main contributor to annual consumer price inflation in 2021, reflecting the sharp increase in international crude oil prices which resulted in all-time high domestic petrol and diesel prices. Transport price inflation was also the highest of all the COICOP categories, as it accelerated from an annual average of -0.4% in 2020 to 9.5% in 2021. The food and non-alcoholic beverages category was the second-largest contributor to annual consumer price inflation in 2021 given its fairly high weighting in the CPI basket. The contributions by miscellaneous goods and services decreased the most in 2021 followed by housing and utilities, reflecting the slowdown in health insurance and rental price inflation.

Annual average administered price inflation accelerated significantly from 2.4% in 2020 to 9.2% in 2021, mirroring the marked increases in electricity and fuel prices. Administered price inflation accelerated throughout 2021, from a low of 1.1% in January to 15.6% in December, as fuel price inflation quickened significantly from -8.6% to 40.5% over this period. When excluding fuel prices, administered price inflation still accelerated from 4.7% in June 2021 to 6.9% in October, resulting largely from higher electricity prices after the implementation of Eskom's annual tariff increase. When excluding both fuel and electricity prices, underlying administered price inflation moderated to below the midpoint of the inflation target range, from 4.7% in February 2021 to 3.2% in both November and December.

Contributions to annual average headline consumer price inflation by COICOP category


Transport
Food and non-alcoholic beverages
Housing and utilities
Miscellaneous goods and services
Alcoholic beverages and tobacco
Education
Recreation and culture
Restaurants and hotels
Household content and services
Clothing and footwear
Health
Communication
2021
2020
-5
0
5
10
15
20
25
30
35

Per cent

Source: Stats SA

The slowdown in this measure of inflation clearly demonstrates the significant impact of fuel on administered price inflation outcomes, with a weight of 29.35% in the administered price basket. Administered price inflation moderated slightly to 13.8% in January 2022 due to the moderation in fuel price inflation.

Administered consumer prices

Percentage change over 12 months


Total
Total excluding fuel
Total excluding fuel and electricity
16
14
12
10
8
6
4
2
0
-2
-4
2017
2018
2019
2020
2021
2022

Source: Stats SA

11 Inflation expectations as measured by the *Survey of Inflation Expectations*, conducted by the BER in the fourth quarter of 2021.

Average headline CPI inflation expectations[11] were adjusted higher to just above the 4.5% midpoint of the inflation target range over the entire forecast period. Headline CPI inflation is forecast to average 4.8% in 2022 (4.4% previously) and 4.7% in 2023 (4.5% previously). Analysts, business representatives and trade union representatives alike increased their inflation expectations over this period.

Inflation expectations and headline consumer prices



Per cent
Percentage change over 12 months
8
7
6
5
4
3
2
1
0
Five years ahead
Two years ahead
One year ahead
Current year
Headline CPI (right-hand scale)
2017
2018
2019
2020
2021
2022

---- Midpoint of the inflation target range (4.5%)

Sources: BER and Stats SA

Business representatives' inflation expectations continued to exceed those of both financial analysts and trade union representatives over all the forecast periods. While business representatives expect inflation to average 5.2% in 2022 and to accelerate to 5.3% in 2023, analysts and trade union representatives expect it to remain close to the midpoint of the inflation target range in both years. Average five-year-ahead inflation expectations ticked up slightly from 4.6% in the survey conducted in the third quarter of 2021 to 4.7% in the fourth-quarter survey.

Headline consumer price inflation expectations

Per cent, as surveyed in the fourth quarter of 2021

Average inflation expected for:	Financial analysts	Business representatives	Trade union representatives	All surveyed participants
2021	4.5	4.7	4.5	4.6
2022	4.7	5.2	4.5	4.8
2023	4.5	5.3	4.4	4.7
The next five years	4.5	5.3	4.2	4.7

Source: BER

Household inflation expectations receded to 5.2% in the fourth quarter of 2021 after increasing from 5.1% in the second-quarter survey to 5.6% in the third-quarter survey.

External economic accounts

Current account[12]

The volume of South Africa's merchandise exports rebounded in the fourth quarter of 2021 after a notable decline in the third quarter when the strong recovery from the COVID-19-induced low in the second quarter of 2020 was interrupted. This occurred alongside the continued recovery in global trade volumes. The value of net gold and merchandise exports rebounded in the fourth quarter of 2021 to a level that almost equalled the all-time high achieved in the second quarter of the year. The value of merchandise imports increased strongly further to an all-time high in the fourth quarter of 2021.

12 Unless stated to the contrary, the current account transaction flows referred to in this section are all seasonally adjusted and annualised.

Volume of merchandise exports


Index: first quarter of 2016 = 100
140
130
120
110
100
90
80
70
60
South Africa*
Global

Value of South Africa's merchandise exports and imports


R billions
2 000
1 800
1 600
1 400
1 200
1 000
800
Exports*
Imports
2016
2017
2018
2019
2020
2021

* Including net gold

Seasonally adjusted and annualised

Sources: CPB Netherlands Bureau for Economic Policy Analysis, Stats SA and SARB

South Africa's trade surplus narrowed from R439 billion in the third quarter of 2021 to R324 billion in the fourth quarter as the value of merchandise imports increased more than that of net gold and merchandise exports. The marked increase in imports reflected both higher prices and higher volumes, while the higher value of exports resulted from increased volumes as the decline in international commodity prices lowered export prices.

The trade surplus decreased by more than the deficit on the services, income and current transfer account in the fourth quarter of 2021. Consequently, the surplus on the current account of the balance of payments narrowed from R216 billion (3.5% of GDP) in the third quarter of 2021 to R120 billion (1.9% of GDP) in the fourth quarter. In value terms, the annual surplus on the current account of the balance of payments more than doubled from R110 billion in 2020 to R227 billion in 2021 – the largest on record – and increased as a ratio of GDP from 2.0% in 2020 to 3.7% in 2021.

Current account of the balance of payments

R billions, seasonally adjusted and annualised

	2020	2021				
	Year	Q1	Q2	Q3	Q4	Year
Merchandise exports	1 286	1 622	1 786	1 652	1 692	1 688
Net gold exports	108	107	100	105	120	108
Merchandise imports	-1 105	-1 271	-1 317	-1 318	-1 487	-1 348
Trade balance	**289**	**458**	**570**	**439**	**324**	**448**
Net services, income and current transfer payments	-180	-185	-270	-222	-204	-220
Balance on current account	**110**	**273**	**300**	**216**	**120**	**227**
As a percentage of gross domestic product						
Trade balance	5.2	7.6	9.1	7.1	5.1	7.2
Services balance	-0.8	-1.2	-1.0	-1.0	-1.1	-1.1
Income balance	-1.7	-1.0	-2.7	-2.1	-1.8	-1.9
Current transfer balance	-0.8	-0.9	-0.6	-0.5	-0.3	-0.6
Balance on current account	**2.0**	**4.5**	**4.8**	**3.5**	**1.9**	**3.7**

Components may not add up to totals due to rounding off.

Sources: Stats SA and SARB

Current account of the balance of payments


R billions
700
600
500
400
300
200
100
0
-100
-200
-300
Trade balance
Balance on the services, income and current transfer account
400
300
200
100
0
-100
-200
-300
Per cent
8
6
4
2
0
-2
-4
-6
Balance on the current account
Current account to GDP (right-hand scale)
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised

Sources: Stats SA and SARB

The value of merchandise exports increased anew by 2.4% in the fourth quarter of 2021 after contracting in the third quarter. Manufacturing and agriculture exports increased in the fourth quarter, while mining exports decreased. The lower value of mining exports mainly reflected a decline in exports of mineral products as well as pearls, precious and semi-precious stones, particularly PGMs. The value of mineral exports decreased noticeably due to lower Chinese demand for iron ore with the introduction of restrictions on steel production to reduce carbon emissions, which contributed to the decline in iron ore prices. The 10-day maintenance shutdown of the Saldanha Iron Ore Terminal in October 2021 also affected mineral exports somewhat.

Manufacturing exports were mainly bolstered by vehicles and transport equipment in the fourth quarter of 2021, supported by increased production as operations at a large vehicle manufacturer resumed after a seven-week shutdown for the upgrading of an assembly line following the sharp contraction in the third quarter. The number of vehicles exported rose markedly by 35.4%, from around 50 000 in the third quarter of 2021 to about 67 000 in the fourth quarter (not seasonally adjusted or annualised), according to naamsa | The Automotive Business Council. In addition, the value of agricultural exports increased strongly in the fourth quarter of 2021, boosted by higher exports of fruit.

Value of merchandise exports*


R billions
2 000
1 750
1 500
1 250
1 000
750
500
250
0
1 100
1 000
900
800
700
600
500
400
300
150
140
130
120
110
100
90
80
70
Mining
Manufacturing
Agriculture (right-hand scale)
2016
2017
2018
2019
2020
2021

* Excluding net gold
Seasonally adjusted and annualised
Sources: Stats SA and SARB

The United States (US) dollar price of a basket of domestically produced non-gold export commodities declined further by about 11% in the fourth quarter of 2021, reflecting further substantial decreases in the prices of iron ore and of PGMs. The global semiconductor shortage continued to weigh on the prices of PGMs as vehicle production was suppressed. By contrast, the price of coal surged further to an all-time high in the fourth quarter due to supply constraints and a sharp increase in the demand for electricity generation, especially in Asia. At the same time, the prices of nickel and copper also increased.

International prices of selected South African export commodities*


US dollar index: first quarter of 2016 = 100
450
400
350
300
250
200
150
100
50
Coal
South African export commodity basket (excluding gold)
Iron ore
Nickel
Copper
Platinum
4 500
4 000
3 500
3 000
2 500
2 000
1 500
1 000
500
0
Rhodium
Palladium
2016
2017
2018
2019
2020
2021

* Quarterly averages

Sources: Afriforesight, World Bank and SARB

The rand price of merchandise exports, which increased slightly in the third quarter of 2021, decreased by 4.7% in the fourth quarter as lower international prices of some key South African export commodities outweighed the effect of the depreciation in the exchange value of the rand. Over the same period, the volume of merchandise exports rose by 7.5%. On an annual basis, the volume of merchandise exports rebounded from the COVID-19-induced contraction in 2020, increasing from a ratio of 21.2% of GDP in 2020 to 22.8% of GDP in 2021. The value of merchandise exports increased by a marked 31.3% in 2021 – the fifth-largest annual increase on record.

Gold price


Index: January 2016 = 100
200
175
150
125
100
75
US dollar
Rand
2016
2017
2018
2019
2020
2021

Sources: Reuters and SARB

The average US dollar price of gold on the London market remained broadly unchanged in October 2021 before increasing in November along with mounting concerns about rising global inflation. However, the gold price retreated in December following an announcement by the US Federal Reserve (Fed) regarding monetary policy tightening. On average, the price of gold increased slightly by 0.3% from US$1 790 per fine ounce in the third quarter of 2021 to US$1 795 per fine ounce in the fourth quarter. The pace of increase in the gold price slowed significantly from almost 27.0% in 2020 to only 1.6% in 2021.

The average realised rand price of net gold exports increased at a faster pace of 6.4% in the fourth quarter of 2021 due to the depreciation in the exchange value of the rand over the period. Along with the higher physical quantity of net gold exports, the value of gold exports rose by 14.1% in the fourth quarter of 2021. On an annual basis, the value of net gold exports remained unchanged at R108 billion in 2021 as the higher physical quantity of gold was fully offset by the lower average realised rand price thereof.

The value of merchandise imports increased by 12.8% in the fourth quarter of 2021, boosted by firm domestic demand for manufactured and mining products. Manufacturing imports were largely driven by higher imports of machinery and electrical equipment, vehicles and transport equipment as well as textiles and articles thereof. These imports were buoyed by the importation of automatic data-processing machines and units thereof as well as equipment for the planned maintenance of Unit 2 of the Koeberg Nuclear Power Plant.

The increase in mining imports mainly resulted from higher imports of mineral products as well as base metals and articles thereof. Mineral imports reflected higher imports of crude oil as well as refined petroleum products. The latter was buoyed by firm domestic demand and supply shortages as some domestic refineries remained decommissioned. Increased imports of flat-rolled iron and non-alloy steel products contributed to the higher value of imported base metals and articles thereof. The value of agricultural imports also increased in the fourth quarter of 2021, mainly due to imported vegetable products.

Value of merchandise imports


R billions
1 600
1 400
1 200
1 000
800
600
400
200
0
400
350
300
250
200
150
100
120
100
80
60
40
20
0
Machinery and electrical equipment
Mineral products
Vehicles and transport equipment
Base metals and articles thereof (right-hand scale)
Agriculture (right-hand scale)
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised

Sources: Stats SA and SARB

The value of crude oil imports increased notably by 37.3% in the fourth quarter of 2021 as both the physical quantity and the price thereof increased. In addition to the increase in the US dollar price of crude oil, the depreciation in the exchange value of the rand also exerted further upward pressure on the rand price thereof. As a result, the average realised rand price of imported crude oil increased by 8.5% from R1 071 per barrel in the third quarter of 2021 to R1 162 per barrel in the fourth quarter.

Value of mineral imports


R billions
300
250
200
150
100
50
0
Total
Refined petroleum products
Crude oil
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised
Sources: Stats SA and SARB

The average monthly spot price of Brent crude oil increased sharply in October 2021 before decreasing in November on concerns about the emergence of the Omicron variant of COVID-19. The increased prevalence of the variant in Europe and other regions, among other factors, contributed to a further decline in the spot price of Brent crude oil in December 2021. Nonetheless, the quarterly average spot price of Brent crude oil increased by almost 9% from US$73.47 per barrel in the third quarter of 2021 to US$79.76 per barrel in the fourth quarter. The price then surged to an average of US$86.22 per barrel in January 2022 and further to US$97.01 in February on concerns over supply disruptions due to the conflict between Russia and Ukraine.

Brent crude oil price


US dollar per barrel
140
120
100
80
60
40
20
0
2017
2018
2019
2020
2021
2022

Sources: Reuters and SARB

On an annual average basis, the spot price of Brent crude oil increased by a marked 69.2% from US$41.77 per barrel in 2020 to US$70.67 per barrel in 2021 – the largest annual increase since the 58.4% increase in 2000. The rapid rise in the spot price of Brent crude oil in 2021 was influenced by the recovery in global economic activity after the initial strict COVID-19 lockdowns.

The further increase in the rand price of merchandise imports of 4.1% in the fourth quarter of 2021 reflected both the increase in the international price of crude oil and the further depreciation in the exchange value of the rand. The volume of merchandise imports rose by 8.4% over the same period. Consequently, the import penetration ratio (i.e. real merchandise imports as a ratio of GDE) increased from 22.2% in the third quarter of 2021 to 23.8% in the fourth quarter. For 2021 as a whole, the volume of merchandise imports increased by 9.9%, representing 23.1% of GDE. Similarly, the value of merchandise imports increased noticeably by 22.1% in 2021 following a decline of 12.6% in 2020.

South Africa's terms of trade deteriorated further in the fourth quarter of 2021 as the rand price of imports increased while that of exports declined. However, on average, the terms of trade improved noticeably from 2020 to 2021.

Terms of trade*



Index: 2015 = 100
135
130
125
120
115
110
105
100
95
2016
2017
2018
2019
2020
2021

* Including gold

Sources: Stats SA and SARB

The shortfall on the services, income and current transfer account narrowed for a second consecutive quarter to R204 billion in the fourth quarter of 2021. The smaller deficit could be ascribed to reduced deficits on the income and current transfer accounts, while the services deficit increased somewhat. On an annual basis, the shortfall as a percentage of GDP widened to 3.6% in 2021 compared with 3.3% in both 2020 and 2019.

The services deficit increased in the fourth quarter of 2021 as gross payments increased more than gross receipts. Gross transportation payments (particularly freight-related transport payments) and gross travel payments contributed to the increase in total gross services payments. Gross travel receipts contributed the most to the increase in gross services receipts as South Africa eased COVID-19 restrictions to an Adjusted Alert Level 1 from the beginning of the fourth quarter. However, foreign tourism to South Africa was still impeded by, among other factors, the United Kingdom (UK) placing South Africa on a 'red list' after the detection of the Omicron variant and only removing the country from the list in mid-December. For 2021 as a whole, gross travel receipts decreased further by 22.9% following a substantial contraction of 66.4% in 2020. Travel receipts remained South Africa's major services receipt item, despite decreasing to only 23.2% of total services receipts in 2021. This compares with a long-term average annual ratio of 56.2% from 2005 to 2019, reflecting the challenges that the COVID-19 pandemic imposed on cross-border travel.

Net services, income and current transfer payments


R billions
50
0
-50
-100
-150
-200
-250
-300
Services
Income
Current transfers
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised
Sources: Stats SA and SARB

The smaller deficit on the income account in the fourth quarter of 2021 could be attributed to lower net dividend payments as gross dividend payments declined more than receipts. This followed historical highs in both gross dividend payments and receipts in the third quarter of 2021. Gross dividend payments increased by 64.5% in 2021 – the largest annual increase since 2007 – and represented 2.3% of GDP. This compares with an all-time high ratio of 3.4% of GDP in 2007 and indicates the continued recovery from subdued 2020 levels aided by higher profits in 2021, particularly in the mining industry. Similarly, gross dividend receipts increased strongly by 42.2% in 2021. After decreasing slightly in the third quarter of 2021, gross interest payments increased marginally in the fourth quarter. Gross interest payments increased by 6.1% in 2021 after contracting by 0.5% in 2020. However, the 2021 annual increase was much more subdued compared with the average annual increase of 17.0% between 2011 and 2019.

Net current transfer payments decreased in the fourth quarter of 2021 – as gross receipts increased and gross payments decreased. On an annual basis, net current transfer payments were 15.2% less than in 2020.

Financial account

The net outflow of capital on South Africa's financial account of the balance of payments (excluding unrecorded transactions) increased to R49.9 billion in the fourth quarter of 2021 following a revised outflow of R30.4 billion in the third quarter. On a net basis, portfolio investment and reserve assets recorded outflows, which were partially countered by inflows in direct investment, financial derivatives and other investment inflows. Net financial account outflows as a ratio of GDP increased from 1.9% in the third quarter of 2021 to 3.1% in the fourth quarter. The annual cumulative outflow on the financial account almost doubled from R129.1 billion in 2020 to R254.9 billion in 2021. When expressed as a percentage of GDP, the outflow increased significantly from 2.3% in 2020 to 4.1% in 2021.

Net financial transactions

R billions

	2020	2021				
	Year	Q1	Q2	Q3	Q4	Year
Change in liabilities						
Direct investment	50.4	6.4	17.3	557.9	22.7	604.3
Portfolio investment	-159.3	-6.4	0.3	-372.3	-37.4	-415.8
Financial derivatives	-335.7	-79.9	-56.0	-57.1	-52.7	-245.7
Other investment	21.5	-12.3	-29.8	85.5	-29.9	13.5
Change in assets						
Direct investment	32.2	11.3	2.6	-3.7	-10.5	-0.3
Portfolio investment	46.6	-39.8	-71.0	-244.4	-38.2	-393.4
Financial derivatives	324.7	75.3	54.9	55.3	60.3	245.8
Other investment	-163.3	-29.6	-4.7	-1.3	39.4	4.1
Reserve assets	54.2	10.3	-23.9	-50.4	-3.3	-67.3
Total identified financial transactions*	**-129.1**	**-64.4**	**-110.2**	**-30.4**	**-49.9**	**-254.9**
As a percentage of gross domestic product	*-2.3*	*-4.4*	*-7.0*	*-1.9*	*-3.1*	*-4.1*

* Excluding unrecorded transactions. Components may not add up to totals due to rounding off.
Inflow (+)/outflow (-)

Source: SARB

Foreign-owned assets in South Africa

South Africa's direct investment liabilities recorded an inflow of R22.7 billion in the fourth quarter of 2021 following a significant inflow of R557.9 billion in the third quarter as non-resident parent entities increased equity investments and granted loans to domestic subsidiaries. Inward direct investment increased from R50.4 billion in 2020 to a substantial R604.3 billion in 2021, mainly due to the Prosus N.V. acquisition of about 45% of Naspers Ltd from the existing Naspers Ltd shareholders.

Portfolio investment liabilities recorded an outflow of R37.4 billion in the fourth quarter of 2021 following an outflow of R372.3 billion in the third quarter as non-residents disposed of both debt and equity securities. Non-residents' net sales of equity securities of R34.4 billion in the fourth quarter were preceded by net sales of R362.0 billion in the third quarter, while net sales of domestic debt securities of R3.0 billion in the fourth quarter were less than the net sales of R10.2 billion in the third quarter. For 2021 as a whole, non-resident investors disposed of domestic portfolio investment assets of R415.8 billion, significantly more than the disposal of R159.3 billion in 2020.

Other investment liabilities reverted from an inflow of R85.5 billion in the third quarter of 2021 to an outflow of R29.9 billion in the fourth quarter, mainly due to the repayment of short-term loans by the domestic private non-banking sector and, to a lesser extent, the domestic banking sector. This was partly countered by national government borrowing US$400 million from the New Development Bank. Annual cumulative other investment liability inflows decreased from R21.5 billion in 2020 to R13.5 billion in 2021.

Financial account of the balance of payments


R billions
600
100
50
0
-50
-100
554
Net direct investment
100
50
0
-50
-100
-150
-650
Net portfolio investment
-617
150
100
50
0
-50
-100
-150
Net other investment
90
60
30
0
-30
-60
-90
-120
Total (including reserve assets and financial derivatives, excluding unrecorded transactions)
2016
2017
2018
2019
2020
2021

Source: SARB

South African-owned assets abroad

South Africa's direct investment assets increased by R10.5 billion in the fourth quarter of 2021 following an increase of R3.7 billion in the third quarter as domestic parent companies acquired equity in non-resident subsidiaries. Direct investment asset flows switched to a marginal outflow of R0.3 billion in 2021 from an inflow of R32.2 billion in 2020.

South African residents acquired foreign portfolio assets to the value of R38.2 billion in the fourth quarter of 2021 compared with an acquisition of R244.4 billion in the preceding quarter, mainly from the domestic private non-banking sector's purchases of foreign equity securities. Domestic investors acquired substantial portfolio investment assets of R393.4 billion in 2021 following disposals of R46.6 billion in 2020.

Other investment assets switched to an inflow of R39.4 billion in the fourth quarter of 2021 following an outflow of R1.3 billion in the third quarter as non-residents repaid short-term loans to the domestic banking and private non-banking sectors and the domestic banking sector repatriated deposits from non-resident banks. Annual cumulative other investment assets reverted to an inflow of R4.1 billion in 2021 from a sizeable outflow of R163.3 billion in 2020.

Foreign debt

South Africa's total external debt decreased from US$170.6 billion at the end of June 2021 to US$165.0 billion at the end of September. However, in rand terms, South Africa's total external debt increased from R2 441 billion to R2 498 billion over the same period as the exchange value of the rand depreciated against the US dollar.

Foreign debt


US$ billions
Foreign currency-denominated
Rand-denominated
Total (right-hand scale)
120
100
80
60
40
20
0
200
180
160
140
120
Per cent
Debt to export earnings
Debt to GDP (right-hand scale)
200
180
160
140
120
100
80
60
40
20
0
70
60
50
40
30
20
10
0
2016
2017
2018
2019
2020
2021

Source: SARB

Foreign currency-denominated external debt decreased marginally from US$81.4 billion at the end of June 2021 to US$81.3 billion at the end of September. There was a small decline in the long-term loans of public corporations as well as the redemption of a JPY30 billion government bond, which was only partially countered by a US$500 million public corporation bond issue.

Rand-denominated external debt, expressed in US dollars, decreased from US$89.2 billion at the end of June 2021 to US$83.7 billion at the end of September. The decrease was mainly due to net sales of domestic rand-denominated bonds by non-residents, a decrease in the market value of non-resident bond holdings as well as a decrease in the US dollar value of rand-denominated external debt due to the depreciation in the exchange value of the rand over the period.

South Africa's total external debt as a ratio of GDP decreased from 44.2% at the end of June 2021 to 40.2% at the end of September. The ratio of external debt to export earnings decreased from 136.2% to 120.6% over the same period.

Foreign debt of South Africa

US$ billions at end of period

	2020			2021		
	Q2	Q3	Q4	Q1	Q2	Q3
Foreign currency-denominated debt	**90.3**	**89.2**	**87.1**	**82.6**	**81.4**	**81.3**
Debt securities	31.4	30.2	29.2	27.6	27.6	27.8
Other	58.9	59.0	57.9	55.0	53.8	53.5
Public sector	10.9	15.8	15.9	16.0	17.1	16.1
Monetary sector	17.5	16.4	16.3	15.4	14.4	14.7
Non-monetary private sector	30.5	26.8	25.7	23.6	22.3	22.7
Rand-denominated debt	**66.0**	**67.7**	**83.3**	**82.1**	**89.2**	**83.7**
Debt securities	38.9	40.8	54.3	52.3	59.2	53.3
Other	27.1	26.9	29.0	29.8	30.0	30.4
Total foreign debt	**156.3**	**156.9**	**170.4**	**164.7**	**170.6**	**165.0**
As a percentage of gross domestic product	*44.5*	*46.5*	*50.8*	*48.3*	*44.2*	*40.2*
As a percentage of total export earnings	*152.2*	*156.8*	*168.7*	*156.3*	*136.2*	*120.6*

Source: SARB

International investment position[13]

13 For a detailed discussion on transactions that impacted on South Africa's IIP in the third quarter of 2021, see 'Box 1: Developments in the financial account of the balance of payments in the third quarter of 2021' in the December 2021 edition of the *Quarterly Bulletin*, available at https://www.resbank.co.za/content/dam/sarb/publications/quarterly-bulletins/boxes/2021/december/Box%201%20Developments%20in%20the%20financial%20account%20of%20the%20balance%20of%20payments%20in%20the%20third.pdf.

South Africa's positive net international investment position (IIP) decreased further from R1 459 billion at the end of June 2021 to R1 387 billion at the end of September as foreign liabilities increased more than foreign assets.

South Africa's international investment position

R billions



Foreign liabilities
Foreign assets
Net IIP (right-hand scale)
9 000
8 500
8 000
7 500
7 000
6 500
6 000
5 500
5 000
4 500
4 000
2 500
2 000
1 500
1 000
500
0
2016
2017
2018
2019
2020
2021

Source: SARB

The market value of South Africa's foreign assets (outward investment) increased by 2.1% from R8 001 billion at the end of June 2021 to R8 172 billion at the end of September. In the third quarter of 2021, all the functional categories increased, except for direct investment and

financial derivatives. Direct investment decreased mainly as a result of the valuation effects of a decrease in the share price of a large dual-listed company with a primary listing abroad. Portfolio investment assets increased as resident investors exchanged Naspers Ltd N ordinary shares for Prosus N.V. ordinary shares N (i.e. the exchange of resident holdings in a resident entity for holdings in a non-resident entity). Other investment assets increased mainly as a result of the domestic banking sector's increased deposits at non-resident banks, while the increase in reserve assets reflected the International Monetary Fund's (IMF) Special Drawing Rights (SDR) allocation of XDR2.9 billion (US$4.2 billion) to South Africa in the third quarter of 2021.

The market value of South Africa's foreign liabilities (inward investment) increased by 3.7% from R6 541 billion at the end of June 2021 to R6 785 billion at the end of September. This reflected an increase in the direct and other investment functional categories, while financial derivatives and portfolio investment decreased. The value of direct investment liabilities increased significantly, mainly due to Prosus N.V. acquiring about 45% of Naspers Ltd N ordinary shares from existing Naspers Ltd shareholders. With the shareholding of Prosus N.V. in Naspers Ltd exceeding 10%, the acquisition was classified as a direct investment transaction. Portfolio investment liabilities decreased significantly as non-resident investors exchanged Naspers Ltd N ordinary shares for Prosus N.V. ordinary shares N (i.e. the exchange of non-resident holdings in a resident entity for holdings in a non-resident entity). This decrease in portfolio investment liabilities was further augmented by the decrease in the FTSE/JSE All-Share Index (Alsi) in the third quarter of 2021. The increase in other investment liabilities was mainly due to the SDR allocation from the IMF to South Africa, which is the counterpart position to the increase in reserve assets.

As a ratio of South Africa's annual GDP, foreign assets decreased from 134.6% at the end of June 2021 to 134.0% at the end of September, while foreign liabilities increased from 110.1% to 111.2% over the same period. This resulted in the decline of the positive net IIP to 22.7% of GDP at the end of September 2021 from 24.6% at the end of June.

Box 2 Recent drivers of South Africa's international investment position[1, 2, 3, 4]

South Africa's international investment position (IIP) was significantly affected from the first quarter of 2020 by changes in financial asset prices after the global emergence of the coronavirus disease 2019 (COVID-19). The pandemic caused a major disruption to global economic activity and resulted in significant movements in the exchange value of the rand. In addition, substantial financial account[5] transactions occurred, particularly in the third quarter of 2021.[6] This box analyses these drivers in the context of the different dimensions of the underlying statistics.

The net IIP,[7] which turned positive for the first time at the end of the third quarter of 2015, increased substantially in the first quarter of 2020, largely on account of the decline of 19.3% in the nominal effective exchange rate (NEER) of the rand in the quarter. This reflected the effect of a depreciation in the exchange value of the rand. The exchange rate has a larger impact on the market value of foreign assets than on foreign liabilities, as a larger portion of foreign assets is denominated in foreign currency than foreign liabilities. The positive net IIP then increased further to its highest value on record in the second quarter of 2020, driven by the effect of the recovery in financial asset prices on direct and portfolio investment assets, despite the increase of 2.7% in the NEER. After peaking in the second quarter of 2020, the positive net IIP began to decline due to a decrease in the market value of South Africa's foreign assets along with an increase in the NEER and an increase in the market value of foreign liabilities.

---

1 The international investment position (IIP) is a point-in-time statistical statement that shows the value and composition of the residents of a country's financial assets (i.e. claims on non-residents and gold bullion held as reserve assets) and liabilities (i.e. claims by non-residents on residents).

2 The methodology used to compile South Africa's IIP statistics adheres to the guidelines of the *Balance of Payments and International Investment Position Manual – Sixth Edition (BPM6)* of the International Monetary Fund (IMF), available at https://www.imf.org/external/pubs/ft/bop/2007/pdf/bpm6.pdf.

3 This box relates to the external account statistics shown on pages S–96 to S–107 in this edition of the *Quarterly Bulletin*.

4 For more discussion on the drivers of South Africa's IIP, see the note published in the September 2018 edition of the *Quarterly Bulletin*, available at https://www.resbank.co.za/content/dam/sarb/publications/quarterly-bulletins/articles-and-notes/2018/8783/03Note-on-South-Africa-s-international-investment-position.pdf, and the text box published on page 46 in the September 2019 edition of the *Quarterly Bulletin*, available at https://www.resbank.co.za/content/dam/sarb/publications/quarterly-bulletins/boxes/2019/9519/The-drivers-of-South-Africa-s-international-investment-position.pdf.

5 The financial account shows the net acquisition/disposal of foreign financial assets by residents and the net acquisition/disposal of domestic assets by non-residents during a specific period.

6 The effect of transactions in foreign financial assets and liabilities recorded in the financial account of the balance of payments on the foreign asset and liability positions in the IIP is generally less than that of revaluations for both price and exchange rate movements.

7 The net IIP position is the difference between a country's foreign assets and foreign liabilities.

South Africa's international investment position


R billions
Foreign liabilities
Foreign assets
R billions
Net international investment position*
Index: 2015 = 100
Nominal effective exchange rate of the rand**
2014 15 16 17 18 19 20 21

* The shaded bars indicate the period since the onset of COVID-19 in South Africa.
** End of period

Source: SARB

International investment position by functional category


R billions
Foreign assets
R billions
Foreign liabilities
R billions
Net
2014 15 16 17 18 19 20 21
Direct investment
Portfolio investment
Financial derivatives
Other investment
Reserve assets

Source: SARB

In terms of *functional categories*,[6] direct investment accounts for most of South Africa's foreign assets while portfolio investment accounts for the largest share of the country's foreign liabilities. During the first half of 2020, the market value of direct investment assets was the main driver of the increase in South Africa's positive net IIP. However, during the first nine months of 2021, the market value of portfolio investment assets increased while the market value of direct investment assets declined. The decrease in the market value of direct investment assets could mainly be attributed to the decrease in the share price of a large dual-listed company with a primary listing abroad, while the increase in portfolio investment assets could be attributed to resident investors exchanging Naspers Ltd N ordinary shares for Prosus N.V. ordinary shares N during the third quarter of 2021.

The initial decline in the market value of portfolio investment assets in the first quarter of 2020 coincided with a 20% decrease in the United States (US) Standard & Poor's 500 Index (S&P 500). This was followed by a consistent increase in the market value of portfolio investment assets resulting from gains in global share markets. The S&P 500 increased by 45.3% from the end of March 2020 to the end of that year, and by a further 14.7% up to the end of September 2021. Combined with the decline in the market value of direct investment assets from the end of the first quarter of 2021, the market value of portfolio investment assets nearly matched that of direct investment assets at the end of September 2021.

The market value of direct investment liabilities increased substantially in the third quarter of 2021 following the Prosus N.V. acquisition of about 45% of Naspers Ltd N ordinary shares from existing Naspers Ltd shareholders. This, together with the decline in the market value of portfolio investment liabilities from the second quarter of 2021, led to a closer convergence between the market value of direct investment liabilities and that of portfolio investment liabilities.

On a net basis, direct investment has historically been the largest positive contributing functional category to net IIP, while portfolio investment has made the largest negative contribution. However, the positive contribution of net direct investment has declined significantly since the second quarter of 2020 due to the decline in the market value of direct investment assets, which can be attributed to negative price valuation

6 The functional categories are the primary classification used for each financial transaction in the balance of payments and consist of direct, portfolio and other investments as well as financial derivatives and reserve assets.

effects. The increase in the market value of direct investment liabilities due to the significant direct investment of Prosus N.V. in Naspers Ltd in the third quarter of 2021 further contributed to the decline in the positive contribution of net direct investment over this period. At the same time, the negative contribution of net portfolio investment changed to a small positive contribution in the third quarter of 2021 as non-resident and resident investors exchanged Naspers Ltd N ordinary shares for Prosus N.V. ordinary shares N. This led to a substantial decline in the market value of portfolio investment liabilities and an increase in the market value of portfolio investment assets.

South Africa received a Special Drawing Rights (SDR) allocation of XDR2.9 billion (R62.6 billion) in the third quarter of 2021 as part of the International Monetary Fund's (IMF) general SDR allocation[9] of XDR456.5 billion (US$650 billion). This is reflected as an increase in the 'other investment[10] liabilities'[11] as well as an increase in the reserve assets[12] functional categories. While the SDR allocation contributed on a gross basis to both foreign assets and foreign liabilities, on a net basis the contribution was zero and will remain so if the SDRs continue to be retained as reserve assets.

International investment position by institutional sector



R billions
Foreign assets
R billions
Foreign liabilities
R billions
Net
2014 15 16 17 18 19 20 21
Monetary authority
Banking sector
General government
Private non-banking sector
Public corporations
International organisations

Source: SARB

The private non-banking sector and the monetary authority are the only two *institutional sectors* with a positive net contribution to South Africa's IIP. The private non-banking sector's overshadowing net contribution has gradually declined since peaking in the second quarter of 2020.The general government sector's negative net impact on the IIP has increased since the second quarter of 2020, mainly due to foreign borrowing to partly finance South Africa's COVID-19 response. The banking sector's negative net contribution to the IIP declined substantially from the fourth quarter of 2019 to the first quarter of 2020, whereafter it remained negligible up to the third quarter of 2021. This outcome could be attributed to the large exposure of the banking sector's foreign assets to foreign currency-denominated assets, which benefitted from the depreciation in the exchange value of the rand.

International investment position by financial instruments



R billions
Foreign assets
R billions
Foreign liabilities
R billions
Net
2014 15 16 17 18 19 20 21
Equity
Long-term loans
Special drawings rights
Debt securities
Short-term loans
Monetary gold
Financial derivatives
Deposits
Other reserve assets

Source: SARB

9 A general allocation of SDR is consistent with the objective of meeting the long-term global need to supplement existing reserve assets, and member countries receive allocations in proportion to their quota shares at the IMF.

10 'Other investment' is a functional category that includes positions and transactions other than those included in direct and portfolio investment as well as financial derivatives.

11 The SDR allocation is not a loan from the IMF. When the IMF allocates SDRs, participants receive unconditional liquidity represented by an interest-bearing reserve asset (SDR holding) and a corresponding long-term liability equal to the SDR allocation.

12 Reserve assets are those external assets that are readily available to, and controlled by, the monetary authority.

Equities dominated both foreign assets and foreign liabilities in terms of financial instruments, and made the largest net positive contribution to the IIP. However, on a net basis, the market value of equities has declined from a record high in the second quarter of 2020, mainly due to an increase in the market value of foreign equity liabilities. Equity instruments also have the largest exposure to price revaluations relative to all the other instruments, especially equity instruments listed on stock exchanges.

Debt securities made a negative net contribution to the IIP as non-residents are substantial investors in the domestic bond market, especially in government bonds. However, the negative net contribution of debt securities to the IIP has declined since the fourth quarter of 2019, mainly due to the revaluation effect of an increase in domestic bond yields as well as net sales of bonds by non-resident investors.

International reserves and liquidity

South Africa's international reserves increased by R3.3 billion in the fourth quarter of 2021 following an increase of R50.4 billion in the third quarter.

The US dollar value of South Africa's gross gold and other foreign reserves (i.e. the international reserves of the SARB before accounting for reserves-related liabilities) increased from US$57.1 billion at the end of September 2021 to US$57.6 billion at the end of December. This increase mainly reflected proceeds received from foreign borrowings on behalf of government from the New Development Bank as well as foreign exchange (FX) swaps conducted for sterilisation purposes which reached maturity. These factors were substantially offset by FX payments made by government. The country's gross gold and other foreign reserves increased slightly to US$57.7 billion at the end of February 2022. South Africa's international liquidity position[14] increased from US$55.0 billion at the end of September 2021 to US$55.3 billion at the end of December before increasing further to US$55.5 billion at the end of February 2022.

14 This is calculated as the SARB's gross gold and foreign reserves *minus* foreign currency-denominated liabilities against both domestic and foreign counterparties *plus/minus* the forward position in foreign currency.

International reserves



US$ billions
Months
Gross reserves
International liquidity position
Import cover ratio (right-hand scale)
60
55
50
45
40
8.5
8.0
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
2016
2017
2018
2019
2020
2021

Source: SARB

The level of import cover (i.e. the value of gross international reserves relative to the value of merchandise imports as well as services and income payments) increased slightly from 5.5 months at the end of September 2021 to 5.6 months at the end of December.

Exchange rates[15]

15 Unless stated to the contrary, all percentage changes in this section are based on the end of the period.

The nominal effective exchange rate (NEER) of the rand decreased by 8.5% during the second half of 2021, reflecting decreases of 4.5% and 4.1% in the third and fourth quarter of 2021 respectively.

Exchange rates of the rand

Percentage change

	31 Mar 2021 to 30 Jun 2021	30 Jun 2021 to 30 Sep 2021	30 Sep 2021 to 31 Dec 2021	31 Dec 2021 to 11 Mar 2022
Weighted average*	2.7	-4.5	-4.1	6.8
Euro	2.4	-3.1	-2.3	8.6
US dollar	3.7	-5.5	-4.7	5.4
Chinese yuan	2.2	-5.5	-6.1	4.6
British pound	3.2	-2.7	-5.3	8.9
Japanese yen	3.5	-4.2	-2.0	6.9

* Trade-weighted exchange rate against a basket of 20 currencies (nominal effective exchange rate)
Depreciation (-)/appreciation (+)

Source: SARB

In October 2021, the NEER decreased by 1.4% amid concerns over higher global inflation, with several emerging market countries, including Brazil, Chile, Mexico and Russia, tightening monetary policy. Concerns regarding a slowdown in Chinese economic growth also weighed on the NEER in October. Domestically, the continuation of scheduled electricity outages and uncertainty surrounding the outcome of the local government elections weighed on the rand towards the end of the month.

The NEER declined further by 4.1% in November 2021 in anticipation of tighter monetary policy in the US and Europe, before recovering by 1.3% in December. The NEER continued to recover in the first two months of 2022, with increases of 2.8% and 2.3% in January and February respectively. The rand was supported by higher export commodity prices, while the US dollar decreased on a trade-weighted basis against major trading partners over this period. As a result, some emerging market currencies have appreciated against the US dollar since December 2021.

Emerging market currencies against the US dollar

Percentage change from month to month


Brazilian real
Chilean peso
Indian rupee
Indonesian rupiah
Mexican peso
Russian rouble
South African rand
Turkish lira
November 2021
December 2021
January 2022
February 2022
March 2022
-18
-26
-26
-8
-6
-4
-2
0
2
4
6
8

Depreciation (-)/appreciation (+)

Sources: Reuters and SARB

The Turkish lira's continued underperformance reflected economic instability and central bank intervention in currency markets. By contrast, the currencies of commodity-exporting emerging market economies were among the best-performing since late 2021. However, following some volatility in prior months, the Russian rouble depreciated by 18.3% against the US dollar in February 2022. The depreciation followed the start of the conflict between Russia and Ukraine and the subsequent imposition of sanctions on Russia by many countries.

Emerging market currencies against the US dollar


Index: 31 December 2020 = 100
VIX*
Weaker emerging market currency = lower
110
105
100
95
90
85
80
0
5
10
15
20
25
30
35
40
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar
2021
2022
Brazilian real
South African rand
Indian rupee
Mexican peso
VIX* (right-hand inverted scale)

* The Volatility Index (VIX) is a real-time index that represents the market's expectation of 30-day forward-looking volatility derived from the S&P 500 Index options and it was developed by the Chicago Board Options Exchange (CBOE). The VIX provides a measure of market risk and investor sentiment.

Sources: Bloomberg, Reuters and SARB

The decrease of 8.7% in the real effective exchange rate (REER) of the rand between June and December 2021 contributed to an increase in the competitiveness of domestic producers in foreign markets over this period.

Effective exchange rates of the rand


Index: 2015 = 100
130
120
110
100
90
80
70
Real effective exchange rate
Nominal effective exchange rate
Stronger rand = higher
2017
2018
2019
2020
2021
2022

Source: SARB

Turnover in the South African foreign exchange market

The net average daily turnover[16] in the South African FX market decreased from US$15.9 billion in the third quarter of 2021 to US$15.2 billion in the fourth quarter, or by 4.3%, following a slight increase of 0.5% in the second quarter. The decrease in the fourth quarter resulted mainly from higher inflation (both domestically and abroad) followed by monetary tightening, exchange rate movements as well as lower trading activity over the festive season. FX transactions against the rand decreased from US$12.2 billion in the third quarter of 2021 to US$11.8 billion in the fourth quarter, or by 3.8%. Transactions in third currencies decreased for a third consecutive quarter, by 5.9%, from US$3.7 billion to US$3.4 billion over the same period.

16 This is calculated as the daily average of all new FX transactions concluded during a specified period, adjusted for local interbank double counting.

Net average daily turnover in the South African foreign exchange market


US$ billions
25
20
15
10
5
0
Total
Transactions in third currencies
Transactions against the rand
2016
2017
2018
2019
2020
2021

Source: SARB

Non-residents' participation in the rand market decreased from US$7.3 billion in the third quarter of 2021 to US$7.0 billion in the fourth quarter – a third consecutive quarterly decline. Monetary sector participation declined by 6.5% from US$2.3 billion to US$2.1 billion over the same period, while residents' participation decreased by 3.6% from US$2.7 billion to US$2.6 billion.

Composition of net average daily turnover in the South African foreign exchange market against the rand, by counterparty


US$ billions
18
16
14
12
10
8
6
4
2
0
Non-residents
Other residents
Monetary sector
2016
2017
2018
2019
2020
2021

Source: SARB

Swap transactions in the rand market decreased from US$8.8 billion in the third quarter of 2021 to US$8.4 billion in the fourth quarter, or by 3.9%. Forward transactions decreased by 27.7%, from US$1.2 billion in the third quarter of 2021 to US$0.9 billion in the fourth quarter, because of less hedging by importers and exporters. Spot transactions increased by 9.6%, from US$2.2 billion to US$2.4 billion, over the same period.

Composition of net average daily turnover in the South African foreign exchange market against the rand, by instrument


US$ billions
18
16
14
12
10
8
6
4
2
0
Swap
Forward
Spot
2016
2017
2018
2019
2020
2021

Source: SARB

Participation by non-residents in the third-currency market declined by 7.0% from US$3.2 billion in the third quarter of 2021 to US$3.0 billion in the fourth quarter – a third consecutive quarterly decline. Over the same period, transactions by residents and the monetary sector averaged at US$0.3 billion and US$0.2 billion respectively.

Composition of net average daily turnover in the South African foreign exchange market in third currencies, by counterparty


US$ billions
8
7
6
5
4
3
2
1
0
Non-residents
Other residents
Monetary sector
2016
2017
2018
2019
2020
2021

Source: SARB

In the South African FX market in third currencies, US dollar transactions against the euro declined further by 17.1% from US$1.9 billion in the third quarter of 2021 to US$1.6 billion in the fourth quarter. US dollar transactions against the yen declined by 22.1% to less than US$0.1 billion. Transactions of the US dollar against the Swiss franc increased to around US$0.1 billion in the fourth quarter. Transactions of the US dollar against the pound sterling remained unchanged at US$1.0 billion, while US dollar transactions against other currencies also remained unchanged at US$0.5 billion over this period.

Composition of net average daily turnover in the South African foreign exchange market in third currencies, by US dollar against foreign currencies


US$ billions
8
7
6
5
4
3
2
1
0
Swiss franc
Japanese yen
Other
Pound sterling
Euro
2016
2017
2018
2019
2020
2021

Source: SARB

Monetary developments, interest rates and financial markets

Money supply

Growth in the broadly defined money supply (M3) in the second half of 2021 returned to rates that had prevailed in 2018, two years before the outbreak of the COVID-19 pandemic. Despite the recent acceleration, the annual average rate of increase in M3 of only 4.0% in 2021 was the lowest in the past decade. Growth in M3 during the second half of 2021 mainly reflected a rebound in growth in the deposits of financial companies along with gradually stronger growth in household deposits. By contrast, growth in the deposits of non-financial companies moderated further. The quarter-to-quarter seasonally adjusted and annualised rate of increase in M3 accelerated from 6.5% in the third quarter of 2021 to 10.1% in the fourth quarter – the highest rate of increase since the second quarter of 2020. However, money supply growth still fell short of that in nominal GDP.

Money supply and gross domestic product


Year-on-year percentage change
32
28
24
20
16
12
8
4
0
-4
-8
-12
-16
2017
2018
2019
2020
2021
2022
M3
Nominal GDP

Sources: Stats SA and SARB

Year-on-year growth in M3 slowed to 5.7% in both December 2021 and January 2022 from a recent high of 6.4% in November 2021. This followed the deceleration in M3 growth from 11.1% in June 2020 to only 0.1% in June 2021 – its lowest rate of increase since February 2010. The recent acceleration was supported by the deposit holdings of financial companies, which rebounded in November 2021 from a sharp contraction during most of the year, and continued the upward trajectory into 2022 with an increase of 4.6% in January. The deposits of non-financial companies moderated from an increase of 15.4% in January 2021 to 4.8% in January 2022. The slower growth in the deposits of non-financial companies towards year-end also coincided with provisional tax payments. Growth in the deposit holdings of the household sector decelerated from 8.6% in December 2021 to 7.3% in January 2022. Household deposits moderated in 2021 compared with 2020, as the strict national lockdown regulations curbed spending and boosted deposits in 2020.

Deposit holdings of households and companies

Percentage change over 12 months


16
12
8
4
0
-4
-8
-12
-16
2017
2018
2019
2020
2021
2022
Non-financial companies
Households
Financial
companies

Source: SARB

Year-on-year growth in cash, cheque and other demand deposits decelerated sharply from a high of 19.7% in February 2021 to 6.4% in January 2022. This development reflected the dissipation of the high base of 2020 as preference for liquidity waned. Growth in short- and medium-term deposits contracted during 2021 before returning to growth from November. This change in liquidity preference was also reflected in the rebound in growth in long-term deposits from a sharp contraction in the second half of 2020 to growth of 13.1% in November 2021 – the highest rate of increase since November 2019 – as COVID-19 uncertainty waned. Growth in long-term deposits moderated somewhat to 8.2% in January 2022.

Deposits by maturity

Percentage change over 12 months


25
20
15
10
5
0
-5
-10
-15
-20
2017
2018
2019
2020
2021
2022
Cash, cheque
and other demand
Short and
medium term
Long term

Source: SARB

The deposit holdings of the corporate sector increased by R38.0 billion in the fourth quarter of 2021, compared with a decrease of R24.2 billion during the same period in 2020. The deposits of non-financial companies increased by R42.3 billion, similarly to a year earlier, while those of financial companies decreased by R4.3 billion in the fourth quarter of 2021 compared with a much larger decrease of R66.7 billion a year earlier. The household sector's deposits increased by R26.8 billion in the fourth quarter of 2021, up from an increase of R19.1 billion in the fourth quarter of 2020.

M3 holdings of households and companies

	Year-on-year change (R billions)					Percentage of total M3 deposit holdings*
	2020	2021				
	Q4	Q1	Q2	Q3	Q4	
Households	19.1	12.6	36.9	53.2	26.8	37.4
Companies: Total	-24.2	-10.6	-50.8	129.1	38.0	62.6
Of which: Financial	-66.7	-18.7	-29.6	94.9	-4.3	31.9
Non-financial	42.5	8.2	-21.1	34.2	42.3	30.7
Total M3 deposits	**-5.0**	**2.0**	**-13.9**	**182.3**	**64.7**	**100.0**

* Expressed as a percentage of the total outstanding balance as at December 2021

Source: SARB

From a statistical perspective, the counterparts to the increase of R64.8 billion in M3 in the fourth quarter of 2021 consisted of increases of R9.4 billion and R3.6 billion in net foreign assets and net claims on the government sector respectively as well as a notable increase of R90.9 billion in claims against the domestic private sector. These increases were countered by a decline of R39.1 billion in net other assets of the monetary sector.

Counterparts of change in M3

	Quarterly change (R billions)				
	2020	2021			
	Q4	Q1	Q2	Q3	Q4
Claims on the private sector	51.1	-34.2	4.3	42.0	90.9
Net claims on the government sector	-49.8	8.5	-26.3	102.4	3.6
Net foreign assets	-75.0	11.1	28.7	109.3	9.4
Net other assets	68.7	16.6	-20.7	-71.4	-39.1
Change in M3	**-5.0**	**2.0**	**-13.9**	**182.3**	**64.8**

* Expressed as a percentage of the total outstanding balance as at December 2021

Source: SARB

Credit extension

Annual average growth in total loans and advances by monetary institutions to the domestic private sector decelerated from an already moderate 2.7% in 2020 to an even more tepid rate of 2.0% in 2021 – the lowest annual average rate since 2010. Growth in total loans and advances accelerated in the second half of 2021 as credit to companies recovered following an earlier contraction and as consumer demand for credit improved amid the easing of COVID-19 lockdown restrictions. The quarter-to-quarter seasonally adjusted and annualised growth in total loans and advances to the domestic private sector rebounded from a contraction of 0.1%

in the second quarter of 2021 to growth of 6.7% in the fourth quarter. The ratio of credit to GDP increased from 57.6% to 58.4% over the same period as growth in credit extension marginally exceeded the expansion in nominal GDP.



Bank loans and gross domestic product
Year-on-year percentage change
32
28
24
20
16
12
8
4
0
-4
-8
-12
-16
Loans to households
Loans to companies
Nominal GDP
Total loans and advances to the private sector
Percentage change
15
10
5
0
-5
Over 12 months
Quarterly at seasonally adjusted annualised rates
2017
2018
2019
2020
2021
2022

Sources: Stats SA and SARB

Growth in nominal credit extension contributed to the moderation in the pace of contraction in growth in real credit extension from about mid-2021. Inflation-adjusted credit extension has contracted since July 2020, with the pace of decline moderating from 4.8% in April 2021 to 1.2% in December and further to 0.7% in January 2022.



Total loans and advances
Percentage change over 12 months
10
8
6
4
2
0
-2
-4
-6
Nominal
Real*
2017
2018
2019
2020
2021
2022

* Deflated with the headline consumer price index
Source: SARB

Credit extension to the corporate sector increased substantially by R68.1 billion in the fourth quarter of 2021 – the largest quarterly expansion since 2016 – after having contracted in the first two quarters of the year. General loans, which are companies' most prominent source of credit, increased strongly along with improved economic activity.

Credit extended to households and companies

	Year-on-year change (R billions)							Percentage of total loans and advances*
	2020		2021					
	Q4	Year	Q1	Q2	Q3	Q4	Year	
Households	29.9	55.5	26.5	14.5	24.5	25.3	90.9	50.3
Companies: Total.............................	15.9	-12.1	-17.7	-0.6	24.3	68.1	74.1	49.7
Of which: Financial	*26.9*	*62.4*	*-21.1*	*4.0*	*5.7*	*13.9*	*2.5*	*12.1*
Non-financial................	*-11.0*	*-74.5*	*3.4*	*-4.6*	*18.6*	*54.2*	*71.6*	*37.7*
Total bank loans and advances	45.8	43.4	8.8	13.9	48.8	93.4	165.0	100.0

* Expressed as a percentage of the total outstanding balance as at December 2021

Source: SARB

The year-on-year rate of change in general loans to companies returned from a contraction of 8.5% in April 2021, increasing from November and recording growth of 2.8% in January 2022. Credit card advances, which constitute a mere 0.4% of loans to companies, rebounded by a marked 38.4% in May 2021 due to base effects. Subsequently, growth in this category of credit moderated slightly but remained elevated at 27.6% in January 2022. The utilisation of overdrafts also remained upbeat in January 2022. By contrast, growth in mortgage advances to the corporate sector moderated throughout 2021, decelerating from 5.7% in January 2021 to 1.8% in January 2022. Mortgage advances to corporates more than halved to R11.0 billion in 2021, compared with the increase of R28.8 billion in 2020 as the COVID-19 pandemic affected the non-residential building sector. The work-from-home phenomenon since the outbreak of the pandemic has likely discouraged corporates from expanding office space in particular.

Selected loans and advances

Corporate sector | Household sector


Percentage change over 12 months
40
35
30
15
10
5
0
-5
-10
-15
-20
-35
-40
-45
28
2020
2021
2022
Percentage change over 12 months
15
10
5
0
-5
-10
-15
2020
2021
2022
Mortgages
General loans
Credit cards
Instalment sale credit and leasing finance
Overdrafts

Source: SARB

By contrast, mortgage advances on residential property increased over the past year, boosted by the historically low interest rates which encouraged first-time home buyers and stimulated the upgrading of existing property, particularly with the adoption of the work-from-home approach. Interestingly, growth of this magnitude was last recorded in early 2009. Mortgage advances on residential property increased by 7.1% in the year to January 2022. At an aggregate level, growth in total mortgage advances has surpassed 5.0% since May 2021 and accelerated to 5.2% in January 2022.

Mortgage advances


Percentage change over 12 months
14
12
10
8
6
4
2
0
Commercial property
Total
Residential property
2017
2018
2019
2020
2021
2022

Source: SARB

Credit extension to the household sector increased consistently throughout 2021, recording an annual increase of R90.9 billion in 2021, way above the R55.5 billion in 2020, driven by demand for mortgage advances. General loans to households increased by only R1.6 billion in the fourth quarter of 2021 following a decrease of R1.5 billion in the third quarter. The annual increase in general loans of R1.5 billion in 2021 was less than half the increase of R3.9 billion in 2020 and well below the increase of R25.7 billion in 2019. Year-on-year growth in general loans to households decelerated from 2.3% in May 2021 to 0.6% in December before accelerating somewhat to 1.6% in January 2022. The utilisation of credit card advances also accelerated somewhat in January 2022 after slowing in the second half of 2021, while instalment sale credit also ticked higher most recently.

Instalment sale credit and leasing finance, which is predominantly used for the financing of new and used vehicles, increased by R10.4 billion in the fourth quarter of 2021 compared with an increase of R6.8 billion in the third quarter. The total increase for 2021 amounted to R27.1 billion, significantly more than the R11.8 billion in 2020. Year-on-year growth in instalment sale credit and leasing finance more than doubled from 2.5% in January 2021 to 6.4% in January 2022, reflecting the increased demand for vehicle financing by both households and companies.

A number of sectors in the domestic economy increased their demand for credit from the third to the fourth quarter of 2021, with the exception of the mining, transport and construction sectors. Credit extension to the construction sector contracted at a faster pace in the fourth quarter of 2021 alongside the subdued trend in building plans passed and buildings completed as well as lacklustre civil construction activity. Nonetheless, credit extension to the real estate sector remained relatively resilient alongside continued demand for residential property. Credit for the wholesale and retail trade sector increased in recent quarters, probably supported by the continued improvement in consumption expenditure towards year-end. The contraction of credit extension to the mining sector in recent quarters coincided with elevated commodity prices, which suppressed the need for additional funding and also enabled the repayment of loans. The agriculture, manufacturing and business services sectors all increased their demand for credit in the fourth quarter of 2021 as domestic economic activity improved.

Growth in bank credit by economic sector

Percentage change over four quarters

Economic sector	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4	Percentage of total credit extension*
Households	2.3	-0.5	5.4	6.2	5.7	35.9
Finance and insurance	14.0	-2.3	7.8	11.6	2.2	16.8
Real estate	5.9	4.1	2.6	2.2	2.5	11.5
Wholesale and retail trade	-6.0	-8.3	-5.3	1.5	7.9	4.7
Manufacturing	-4.4	-19.7	-19.3	-5.2	2.9	3.8
Business services	-2.2	-4.9	1.5	-5.1	8.5	3.2
Transport, storage and communication	1.9	-1.3	-3.6	-7.1	-2.2	2.8
Electricity, gas and water	6.3	5.3	12.5	8.7	20.0	2.7
Agriculture, forestry and fishing	16.7	1.1	3.0	10.0	17.8	2.6
Mining and quarrying	-6.5	-29.1	-49.4	-24.9	-0.5	1.3
Construction	8.1	9.1	3.0	-2.1	-7.7	0.8
Community, social, personal services and other	12.5	19.0	4.4	0.3	7.4	14.0
Total	**5.3**	**0.2**	**2.3**	**3.9**	**5.2**	**100.0**

* Expressed as a percentage of the total outstanding balance as at December 2021

Source: SARB

Interest rates and yields

The Monetary Policy Committee (MPC) of the SARB increased the repurchase (repo) rate by 25 basis points at each of the past three meetings to 4.25%, effective from 25 March 2022. These upward adjustments to the policy rate followed a cumulative decline of 325 basis points from July 2019. At the recent meeting in March 2022, the MPC assessed the risks to the domestic inflation outlook to be on the upside, while highlighting food, fuel and electricity prices as well as nominal wage growth as specific risks.

The upward trend in domestic short-term money market interest rates since late 2021 reflected fluctuations in the exchange value of the rand, higher inflation and the increase in the policy interest rate. The 3-month Johannesburg Interbank Average Rate (Jibar), which usually remains relatively stable and aligned with movements in the repo rate, increased by 17 basis points to 3.85% when the policy rate was adjusted on 19 November 2021. The 3-month Jibar has since increased to 4.28% on 11 March 2022 alongside the further increase in the repo rate in January. Changes in other medium- and longer-term money market instruments were more pronounced, with the 6-month Jibar increasing by 110 basis points from 4.22% on 1 October 2021 to 5.32% on 11 March 2022. Similarly, the 12-month Jibar increased from 4.92% to 6.37% over the same period.

The tender rate on 91-day Treasury bills (TBs) fluctuated marginally higher from 3.74% in late October 2021 to 3.85% at the end of December as demand for these short-term instruments moderated. The tender rate rose further to 4.03% after the increase in the repo rate in late January 2022 and experienced a short-term interruption when no bids were received from market participants at the weekly auction of 18 February. Demand has since returned, with the tender rate settling at 4.21% in the second week of March. The issuance of TBs by National Treasury (NT) has remained unchanged thus far in the first quarter of 2022.

Money market rates


Per cent
12-month Jibar
6-month Jibar
3-month Jibar
91-day Treasury bills
Repurchase rate
Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar
2019
2020
2021
2022

Source: SARB

The South African Benchmark Overnight Rate (Sabor) continued to fluctuate well within the standing facility limits and mostly traded very close to the repo rate in the first quarter of 2022. The Sabor increased from 3.52% on 1 October 2021 to 3.87% on 31 December and further to 4.04% on 31 January 2022. The Sabor then averaged 3.98% in February 2022, close to the repo rate of 4.0%. By contrast, the overnight foreign exchange (FX) rate, as in the recent past, frequently traded above the upper standing facility limit between November 2021 and January 2022, signalling sporadic intervals of rand liquidity shortage in the FX forward market, especially close to year-end. Movements in the overnight FX rate were volatile, fluctuating between a low of 3.51% on 1 November 2021 and a high of 6.60% on 31 December. The overnight FX rate averaged 4.04% in February 2022, down from 5.06% in January, and was at 4.48% on 11 March.

Benchmark overnight rates


Per cent
Standing facility upper band
Overnight FX rate
Standing facility lower band
Sabor
2019
2020
2021
2022

Source: SARB

After temporarily trending lower towards the end of 2021, rates on forward rate agreements (FRAs) again fluctuated higher in early 2022 in response to the recent higher inflation outcomes, movements in the exchange value of the rand and rising fuel prices in the wake of the Russia-Ukraine conflict. For example, the 3x6-month FRA increased from 4.50% on 3 January 2022 to 4.68% on 3 February, then levelled off for a period before increasing to 5.16% on 11 March. The longer-term 6x9-month and 9x12-month FRAs displayed similar increases over this period. The 9x12-month FRA initially levelled off and then decreased from 5.89% on 11 January 2022 to 5.47% on 3 February before increasing again to 6.34% in the first half of March in the wake of the Russia-Ukraine conflict.

Forward rate agreements


Per cent
8
7
6
5
4
3
2
18x21 months
9x12 months
6x9 months
3x6 months
Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar
2019
2020
2021
2022

Source: SARB

The weighted average monthly deposit and lending rates offered by private sector banks adjusted higher from November 2021 in broad alignment to the increase in the repo rate. These rates include both new and existing loans, and only reflect the pass-through from the repo rate after a few months. The flexible rate charged by banks on mortgage advances gradually increased from 6.67% in October 2021 to 6.92% in December and further to 6.98% in January 2022. The rate on credit card advances differed slightly as it initially increased from 13.20% in October 2021 to 13.79% in November before moderating slightly to 13.60% in January 2022. The rate on overdrafts increased by only 13 basis points in December 2021 after remaining stable at 8.00% for three consecutive months. This rate then increased further to 8.42% in January 2022. The rate offered on call deposits increased from 3.55% in October 2021 to 3.78% in January 2022. Similarly, banks offered 4.97% on 12-month fixed deposits in January 2022, up from 4.70% in October 2021. Current accounts, which attract low interest rates, offered 1.59% in January 2022, up from 1.39% in October 2021.

The *yield on 10-year South African rand-denominated government bonds* issued and traded in the domestic market increased noticeably by 106 basis points from 9.13% on 2 September 2021 to 10.19% on 26 November. This increase reflected the depreciation in the exchange value of the rand and higher domestic consumer price inflation as well as an increasing number of COVID-19 cases globally, alongside net sales of rand-denominated bonds by non-residents of R32.6 billion over this period. Bond yields subsequently declined by 81 basis points to 9.38% on 17 February 2022. This reflected the appreciation in the exchange value of the rand and increased demand for domestic bonds by non-residents over the period. Thereafter, the 10-year yield increased considerably to 10.51% on 8 March 2022 as financial markets were impacted by the conflict between Russia and Ukraine, before moderating somewhat to 10.00% on 11 March.

Government bond yield and the exchange rate


Per cent
Rand per US dollar
South African 10-year yield
Exchange rate (right-hand scale)
13
12
11
10
9
8
7
20
18
16
14
12
10
2017
2018
2019
2020
2021
2022

Sources: IRESS and JSE

The *break-even inflation rate*[17] in the six- to seven-year maturity range exceeded the 6% upper limit of the inflation target range since September 2021, in line with the increase in consumer price inflation. However, the rate declined somewhat from 6.61% on 6 October 2021 to 5.94% on 21 January 2022 following the decrease in the nominal yield on conventional bonds and the slight increase in the real yield on inflation-linked bonds. Subsequently, the break-even inflation rate accelerated to 7.25% on 8 March 2022 before declining slightly to 6.94% on 11 March.

17 The break-even inflation rate in the six- to seven-year maturity range was calculated as the difference between the nominal yield on the R2030 conventional bond (maturing on 31 January 2030) and the real yield on the R210 inflation-linked bond (maturing on 31 March 2028).

Break-even inflation rate


Per cent
Break-even inflation rate (6–7-year maturity range)
Upper limit of the inflation target range
8
7
6
5
4

Government bond yields


Per cent
Nominal yield on the R2030 bond
Real yield on the R210 inflation-linked bond (right-hand scale)
13
12
11
10
9
8
7
7
6
5
4
3
2
1
2017
2018
2019
2020
2021
2022

Sources: IRESS, JSE and SARB

18 The EMBI+ measures the total returns on US dollar-denominated debt instruments of emerging market economies.

19 This is the differential between the yield on South African government US dollar-denominated bonds and that on US dollar-denominated bonds of the US government.

The yield spread for emerging market US dollar-denominated bonds relative to US government bonds, as measured by the JP Morgan Emerging Markets Bond Index Plus (EMBI+),[18] continued to widen markedly from 350 basis points in August 2021 to 556 basis points in February 2022, as sentiment towards emerging markets deteriorated following increased Omicron variant COVID-19 cases globally, higher global inflation and persistent geopolitical tensions between the US and China as well as between Russia and Ukraine. By contrast, South Africa's *sovereign risk premium*[19] in the eight-year maturity range narrowed slightly from an average of 280 basis points in August 2021 to 274 basis points in January 2022, partly reflecting the change by an international ratings agency of South Africa's long-term foreign currency rating from negative to stable on 15 December 2021. Subsequently, the sovereign risk premium widened to 293 basis points in February 2022.

Money market

The actual daily liquidity requirement of private sector banks varied between R19.2 billion and R53.5 billion in the fourth quarter of 2021, and averaged R35.4 billion. The SARB maintained the amount of R56 billion on offer at the weekly main refinancing auctions during the fourth quarter of 2021, but the auctions were generally undersubscribed as banks were mostly experiencing surplus liquidity. In January and February 2022, the average actual daily liquidity requirement increased marginally to R35.9 billion. Banks increased their participation in the weekly main refinancing auctions in January 2022 when additional liquidity was required for the distribution of coupon payments on government bonds.

The total accommodation provided by the SARB to banks decreased from R40.2 billion at the end of October 2021 to R37.5 billion in December as the demand for liquidity at the weekly main refinancing auctions decreased. In January 2022, demand increased again to R46.1 billion before moderating to R41.6 billion in February. Box 3 provides a summary of the liquidity measures implemented by the SARB during the COVID-19 pandemic.

Liquidity requirement


R billions
120
110
100
90
80
70
60
50
40
30
20
10
0
190
180
170
160
150
140
130
120
110
100
90
80
Estimated weekly liquidity requirement
Actual daily liquidity requirement
Notes and coin in circulation (right-hand scale)
Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar
2019
2020
2021
2022

Source: SARB

Box 3 Unpacking special liquidity measures in response to the COVID-19 pandemic

With the advent of the coronavirus disease 2019 (COVID-19) pandemic, the South African Reserve Bank (SARB) introduced special liquidity measures[1] to support the domestic money market. Uncertain market conditions late in the first quarter of 2020 resulted in private sector banks initially taking up as much liquidity as possible through the supplementary liquidity facilities which the SARB provided, in addition to that already available at the main weekly repurchase (repo) auction.[2] This resulted in an almost immediate doubling in March 2020 of total accommodation provided to private sector banks,[3] to well above the actual liquidity requirement.[4] Both these measures subsequently declined to below pre-COVID-19 levels as banks' participation in the repo auctions[5] decreased significantly to well below the amounts offered by the SARB.[6] The excess liquidity spilled over to the end of day utilisation of the standing facilities[7] before stabilising at a lower level, though still above pre-COVID-19 levels.

The purpose of this box is to discuss the evolution of the special liquidity measures taken by the SARB in reaction to the COVID-19 pandemic from the introduction of these measures in March 2020 to the discontinuation thereof a year later. The developments in total accommodation provided to banks, the actual daily liquidity requirement as well as the daily utilisation of standing facilities and related penalty rates[8] are also discussed.

Prior to March 2020, the actual daily liquidity requirement and total accommodation provided to banks both fluctuated at around R56 billion.[9] The gap between accommodation provided and liquidity required reflected the SARB's willingness to provide liquidity compared to banks' demand for liquidity. The SARB reduced the amounts offered at the weekly main repo auctions amid a reduction in money market liquidity required,[10] with the amount offered at the weekly main repo auctions[11] lowered to R45.0 billion soon after the announcement of the COVID-19-related national lockdown restrictions in March 2020 to assist with money market liquidity. Amid the uncertainty at the time, banks' demand for liquidity rose sharply to above the maximum allocation of R56.0 billion provisioned by the SARB in April 2020 before declining in the subsequent months.

During March 2020, the actual daily liquidity requirement of private sector banks averaged R57.1 billion, inclusive of a high of R75.5 billion on 28 March 2020, when banks made use of the implemented special liquidity measures which offered special weekly long-term repo financing with maturities of 91 days[12] and special daily supplementary repo auctions.[13] The total accommodation granted to banks in March 2020 averaged R64.9 billion, inclusive of a weekly high allocation of R101.1 billion, from R56.0 billion previously. The increase in accommodation to banks reflected R45.0 billion offered at the main weekly refinancing auctions, R20.0 billion offered through the special weekly long term repo auctions, and R36.1 billion offered through the special daily supplementary repo auction on 31 March 2020.

---

1 The special liquidity measures comprised special daily supplementary repurchase (repo) auctions and special weekly long-term repo auctions with a maturity of 91 days. Over and above the measures discussed in this box, the SARB also introduced other facilities, such as the purchasing of government securities in the secondary market, which added liquidity into the money market (refer to the 'Note on South Africa's liquidity measures in response to the COVID-19 pandemic' in the June 2020 edition of the *Quarterly Bulletin*).

2 Bids received at the main weekly repo auction are offers made by private sector banks to purchase rand liquidity from the SARB at the repo rate for seven days.

3 The total accommodation to banks is the aggregate liquidity provided by the SARB to banks through the weekly main refinancing auctions *plus* any other supplementary repo auctions, if applicable.

4 The actual liquidity requirement is commercial banks' required balances at the SARB to, among other things, enable the daily settlement of transactions between banks.

5 A repo auction is a short-term agreement to sell rand liquidity to banks against eligible collateral with the commitment to repurchase it after seven days at the repo rate.

6 The amount offered by the SARB is the maximum amount that the SARB is willing to make available for banks to bid for at its auctions.

7 The utilisation of standing facilities is the end-of-day clearing process where banks deposit surplus funds at the SARB at the repo rate less 100 basis points, or when the SARB provides overnight liquidity funding to banks at the repo rate *plus* 100 basis points. Funding is required when lending and borrowing in the interbank market is not efficient.

8 The penalty rate is imposed by the SARB to support and stimulate interbank funding and to discourage banks from hoarding cash. The upper band is activated when banks obtain funding from the SARB for the end-of-day square-off, whereas the lower band is activated when banks place surplus funds on deposit at the SARB.

9 Since the introduction of the refinancing, or repo, system in March 1998, it has been refined from time to time. A revision in 2013 provided for the level of the money market shortage, which assists with the transmission of repo rate changes to the lending and deposit rates of banks, to expand in line with the growth in notes and coin in circulation as well as the required cash reserve balances of private sector banks held at the central bank. In September 2016, the money market shortage reached R56.0 billion, and at the time it was decided to maintain the shortage at this level.

10 The liquidity requirement of banks is a consequence of the money market shortage created through the regulatory requirement specifying that banks need to hold 2.5% of their total liabilities on deposit at the SARB. Notes and coin in circulation, together with reverse repo transactions and the issuance of debentures, are some of the additional factors which influence the shortage. The SARB refinances the shortage by providing funding to banks at the repo rate.

11 The main weekly repo auctions, which take place on Wednesdays, offer seven-day financing.

12 Special weekly long-term refinancing auctions enabled banks to access liquidity from the SARB on Wednesdays for 91 days at the repo rate *plus* 30 basis points, with the intention to increase liquidity in the market.

13 Special daily supplementary repo auctions enabled banks to access liquidity on a daily overnight basis at the repo rate to meet daily liquidity requirements.

Accommodation provided to banks and the actual daily liquidity requirement*


R billions
90
80
70
60
50
40
30
20
10
0
-10
45
40
35
30
25
20
15
10
5
0
-5
2020
2021
2022
Total accommodation to banks
Actual daily liquidity requirement
Difference** (right-hand scale)

* Monthly average

** Total accommodation to banks *minus* actual daily liquidity requirement

Source: SARB

Main weekly repurchase auctions*


R billions
250
200
150
100
50
0
2020
2021
2022
Amount on offer from the SARB**
Bids received from private banks
Amounts allotted by the SARB

* Monthly average

** The amount offered is synonymous with the SARB's preferred level of the money market shortage.

When introduced, the special weekly long-term refinancing auctions were initially fully allotted. However, private sector banks' participation in these auctions dwindled from a monthly average of R20.0 billion in March 2020 to only R875 million in November 2020 as banks' liquidity needs were much lower than initially anticipated. Hence, the SARB reduced the amount on offer from R20.0 billion in March 2020 to R5.0 billion in November 2020 before discontinuing the facility from January 2021, with the last instruments in issue having expired in February of that year.

Special weekly long-term repurchase auctions*


R billions
35
30
25
20
15
10
5
0
2020
2021
2022
Amount on offer from the SARB
Bids received from private banks
Amounts allotted by the SARB

* Monthly average

Source: SARB

Special daily supplementary repurchase auctions*


R billions
35
30
25
20
15
10
5
0
2020
2021
2022

Similarly, the special daily supplementary refinancing auctions were mostly undersubscribed on a monthly average basis as private sector banks generally had more than adequate liquidity. Banks only sporadically required additional liquidity when they were short of funds to match the end-of-day square-off requirements within the national payment system.[14] The special daily supplementary refinancing auctions were discontinued from 3 February 2021 as the SARB preferred to return to normal operations amid reduced stress in the money market.

Contribution of the repurchase auctions to total accommodation*



R billions
20
00
80
60
40
20
0
2020
2021
2022

Utilisation of standing facilities**



R billions
Per cent
120
100
80
60
40
20
0
-20
8
7
6
5
4
3
2
1
0
-1
-2
2020
2021
2022

- Main
- Special supplementary
- Special long-term
- Total accommodation to banks

* At month-end

*** Upper band: from 2 January 2020 to 19 March 2020, repo rate *plus* 100 basis points; from 20 March to 18 August 2020, *equal to* repo rate; from 20 August, repo rate *plus* 100 basis points

Source: SARB

- Utilisation of standing facilities
- Penalty rate (upper band) (right-hand scale)***
- Repurchase rate (right-hand scale)
- Penalty rate (lower band) (right-hand scale)****

** Daily

**** Lower band: from 2 January 2020 to 19 March 2020, repo rate *less* 100 basis points; from 20 March 2020 to 17 August 2020, repo rate *less* 200 basis points; from 18 August 2020, repo rate *less* 100 basis points

The additional sources of liquidity in March 2020 almost doubled the total accommodation provided to private sector banks, to R101.1 billion from R56.0 billion in February 2020, as at month-end. Initially, the special daily supplementary repurchases added the most, whereafter the special long-term repurchases dominated, before the use of both these facilities dwindled, with the last instruments expiring in February 2021.

Banks' initial elevated liquidity positions, together with lower domestic economic activity and a moderation in credit extension, caused the money market to be in surplus for an extended period of time. With limited deposit options, some of the surplus cash was deposited in the standing facilities at the SARB. Hence, such deposits spiked during March 2020 before stabilising at a lower level as banks wanted to avoid the penalty rate. These end-of-day surplus cash balances contributed to the decline in banks' participation in the main and special supplementary auctions, while the maturing special liquidity measures contributed to the decline in total accommodation. At the start of the pandemic, banks escalated their uptake of liquidity to allow for unexpected occurrences. However, as the pandemic became less severe and economic activity recovered, the demand for liquidity stabilised and settled below its pre-COVID-19 level.

---

14 The South African Multiple Option Settlement (SAMOS) system is a real-time gross settlement (RTGS) system owned and operated by the SARB. The SAMOS system facilitates the settlement of domestic individual high-value payment transactions, retail transaction batches, and bond and equity market settlement obligations. It is an automated system that settles obligations in real time or in a delayed settlement arrangement. Each settlement participant has an account with the SARB from which interbank settlement obligations are settled. Participants must provide enough funds to ensure that the settlement system functions smoothly. If a bank has insufficient funds available in its settlement account, the SAMOS system will automatically grant a loan to the bank against acceptable collateral and settlement will then take place.

Money market liquidity expanded by a net amount of R13.6 billion in the fourth quarter of 2021 compared with a contraction of R1.8 billion in the third quarter. The expansion in the fourth quarter of 2021 reflected the withdrawal of R17.9 billion in deposits held by the Corporation for Public Deposits (CPD) at the SARB, which were placed with private sector banks as part of liquidity management activities. This was partly offset by an increase of R10.5 billion in notes and coin in circulation outside of the SARB as well as an increase of R3.4 billion in the cash reserve deposits that private-sector banks are required to hold at the SARB.

The SARB's FX transactions in the spot market resulted in a marginal tightening of R0.1 billion in money market liquidity. Maturing SARB debentures to the value of R7.5 billion in December 2021 served to offset a similar amount issued in October and November, resulting in a net zero balance for these instruments for the quarter. No transactions were settled in long-term reverse repo agreements in the fourth quarter of 2021.

In January and February 2022 combined, money market liquidity contracted by R12.7 billion, mainly due to the placement of CPD call deposits of R21.5 billion with the SARB to drain excess liquidity. This was countered somewhat by a decrease of R13.1 billion in notes and coin in circulation outside of the SARB.

Factors influencing money market liquidity



Notes and coin in circulation
-10.5
13.1
Change in cash reserve accounts
-3.4
-1.6
Spot foreign exchange transactions
-0.1
-0.1
Government deposits with the SARB
Reverse repurchase transactions
Tightening (draining)
Easing (injecting)
SARB debentures
-1.5
Forward position (swaps)
CPD call deposits
17.9
-21.5
SARB purchases of government bonds
Other
9.7
-1.0
Liquidity provided to the banking system
13.6
-12.7
-30
-20
-10
0
10
20
30
R billions
October–December 2021
January–February 2022

Source: SARB

Capital redemption payments and scheduled coupon interest payments on various government bonds of R154.8 billion were made from government's tax and loan accounts between November 2021 and February 2022, with only R1.5 billion accruing to the SARB's government bond portfolio.

Bond market

National government's net bond issuance in the *domestic primary bond market* of R387 billion in 2021 was 29.3% less than in 2020. This reflected the much lower borrowing requirement after the COVID-19-induced annual all-time high in 2020. The public sector's[20] net issuance of listed bonds of R359 billion in 2021 also included combined net redemptions of R28.5 billion by public

20 Public sector bond issuance includes issuance by national government, extra-budgetary institutions, local governments and public corporations.

corporations and local governments. By contrast, the private sector's net issuance of listed bonds increased materially to R50.0 billion in 2021 following net redemptions of R15.4 billion in 2020. The total amount of debt securities in issue on the JSE decreased by R3.8 billion from December 2021 to R4.3 trillion at the end of February 2022 due to net redemptions, in particular the redemption of the *R212* inflation-linked government bond at the end of January 2022.

Funding in the domestic primary bond market

R billions

	Net issues			Nominal amount in issue	
	2020	2021	First two months of 2022	As at 31 Dec 2021	As at 28 Feb 2022
Public sector	535	359	1	3 663	3 664
National government	548	387	-1	3 367	3 366
Public corporations					
Financial	-3	-17	1	34	35
Non-financial	-11	-9	1	246	247
Local governments	1	-2	0	16	16
Private sector	-15	50	-6	657	651
Banks	-5	49	-7	449	442
Non-bank companies					
Financial	-2	5	3	85	88
Non-financial	-6	-5	-2	68	66
Special purpose vehicles	-2	1	0	55	55
Non-residents	-3	0	1	7	8
Total	517	409	-4	4 327	4 323

Source: JSE

Despite lower volumes, the daily average *value of turnover* of R140 billion in 2021 was 3.5% higher than in 2020. The daily average turnover then increased noticeably to R151 billion in the first two months of 2022.

The issuance of rand-denominated bonds in the *European bond market* increased in 2021, with no issuances in the *Japanese bond market*. However, due to higher scheduled redemptions, the combined net issuance of rand-denominated debt in these markets was 30.5% less at only R12.3 billion in 2021 compared with R17.6 billion in 2020. The outstanding amount of rand-denominated debt in issue in the European and Japanese bond markets increased to R309 billion at the end of February 2022 on account of net issuance of R4.3 billion during the first two months of the year.

Rand-denominated bonds issued in international bond markets

R millions

	Eurorand		Uridashi		Total	
	2020	2021	2020	2021	2020	2021
Issues	44 248	53 221	464	0	44 712	53 221
Redemptions	23 226	36 124	3 837	4 825	27 063	40 949
Net	21 022	17 097	-3 373	-4 825	17 649	12 272

Source: Bloomberg

Non-residents' net sales of JSE-listed bonds of R11.9 billion in the fourth quarter of 2021 followed net sales of R7.9 billion in the third quarter, according to JSE data. However, on a cumulative basis, the net sales of bonds by non-residents of R2.7 billion in 2021 were significantly lower than the R39.9 billion in 2020. The continued net sales in 2021 were due to, among other

things, the prospects of major central banks raising interest rates as well as the impact of the Omicron COVID-19 variant on risk aversion. Non-residents became net purchasers in the first two months of 2022 to the value of R22.4 billion, attracted by high-yielding domestic listed bonds. With the return to net purchases, the share of non-resident holdings of South African government bonds increased from 28.2% at the end of December 2021 to 29.1% at the end of February 2022.

Non-resident net transactions in the domestic bond market


R billions
Net purchases
Net sales
30
20
10
0
-10
-20
-30
-40
-50

Non-resident holdings of domestic government bonds


Percentage
40
35
30
25
2019
2020
2021
2022

Sources: JSE and National Treasury

Share market

Equity capital raised in the domestic and international primary share markets by companies listed on the various South African exchanges of only R23.1 billion in 2021 was 65.5% less than in 2020. The lower demand for equity funding reflected de-listings outpacing new listings on the JSE and the impact of the COVID-19 pandemic on economic activity. Primary listed companies in the financial and resources sectors contributed the most to the total value of capital raised in 2021, at 53.6% and 25.6% respectively. The value of shares issued in the first two months of 2022 amounted to only R3.0 billion.

Number of listings on the various South African exchanges

As at 31 December	JSE	A2X Markets	Cape Town Stock Exchange	ZAR X	Equity Express Securities Exchange
2019	354	33	5	5	4
2020	339	40	8	7	4
2021	324	59	10	4	4
2022 (as at 28 February)	318	61	10	3	4

Sources: the various exchanges

The combined *value of turnover* in the secondary share market of the five stock exchanges in South Africa increased marginally from R5.8 trillion in 2020 to R5.9 trillion in 2021 after higher volumes of traded shares. The combined *market capitalisation* of all the shares listed on these exchanges increased from R18.5 trillion in September 2021 to an all-time high of R23.2 trillion in January 2022 as share prices increased. The market capitalisation then declined to R22.0 trillion in February.

Non-residents persistently sold JSE-listed shares in 2021. Net sales of R47.6 billion in the third quarter of 2021 were followed by further net sales of R65.0 billion in the fourth quarter – marking the 15th consecutive quarter of net sales, according to JSE data. On an annual cumulative basis, non-residents' net sales of shares of R153 billion in 2021 were noticeably more than the R126 billion in 2020. Non-resident holdings of listed shares increased somewhat by R11.8 billion in the first two months of 2022 as investor demand increased along with a renewed increase in commodity prices following the introduction of Chinese stimulus measures.

The *share prices*[21] of JSE-listed companies ended the fourth quarter of 2021 on a high, reversing third-quarter losses. The FTSE/JSE Alsi increased by 14.7% in the final quarter of 2021 and by 24.1% for the year as a whole – the highest annual increase since 2009. This reflected higher international share price indices on international bourses and, in particular, the increase of 26.9% in the S&P 500 Composite Index in 2021. The Alsi, in US dollar terms, outperformed the MSCI Emerging Markets Index in 2021, with the latter declining by 4.6%. Over this period, emerging market investor sentiment was partially dampened by the gradual reversal of the accommodative policy stance adopted at the start of the COVID-19 pandemic. The domestic share market benefitted from nearly equal increases in the share prices of companies in the industrial, financial and resources sectors as well as optimism about the rebound in global economic activity from the pandemic. Subsequently, global equity prices decoupled somewhat from the Alsi, as the US, European and Chinese stock markets have declined thus far in 2022, while the Alsi recorded an all-time high of 77 536 index points on 2 March 2022 before falling back to 73 686 index points on 11 March following the conflict between Russia and Ukraine.

21 The share prices discussed in this section are analysed on an end-of-period basis.

Share prices


Index: 3 January 2017=100
220
200
180
160
140
120
100
80
60
40
S&P 500 Composite (US dollar)
FTSE/JSE All-Share (US dollar)
Euro Stoxx 50 (euro)
FTSE/JSE All-Share (rand)
Shanghai A Share (yuan)
Index: 3 January 2017=100
200
180
160
140
120
100
80
60
40
2017
2018
2019
2020
2021
2022
MSCI World Index
FTSE/JSE All-Share (US dollar)
MSCI Emerging Markets Index

Sources: IRESS and JSE

The overall *price-earnings ratio* of ordinary shares listed on the JSE declined notably from 32.3 in April 2021 to 13.1 in February 2022 as earnings increased more than prices. The *dividend yield* declined from 2.3% in September 2021 to 1.8% in January 2022 due to higher share prices and as dividends declared remained broadly unchanged. The dividend yield then increased to 2.5% in February, as the strong increase in dividends declared outweighed higher share prices.

Market for exchange-traded derivatives

The *spot prices of white and yellow maize contracts* traded on the JSE increased from September 2021 after trending sideways earlier in 2021 amid continued market volatility. The spot prices of white and yellow maize increased by 38.3% and 36.9% respectively from 9 September 2021 to R4 063 per ton and R4 244 per ton respectively on 11 March 2022. The higher domestic maize prices followed significant increases in fertilizer and fuel costs. In addition, international maize prices are on the rise on account of drier conditions in the major maize-producing countries and lately also the conflict between Russia and Ukraine. Domestic maize prices are expected to increase further as heavy rains and floods delayed the planting season and also damaged crops in some provinces, with lower harvests expected for the 2021/22 season.

Grain prices


Rand per ton
13 000
11 000
9 000
7 000
5 000
3 000
1 000
Sunflower seed
Wheat
Yellow maize
White maize
2017
2018
2019
2020
2021
2022

Source: JSE

The *spot price of domestic wheat contracts* decreased from R6 333 per ton on 26 November 2021 to R5 782 per ton on 14 January 2022, partly due to the largest expected domestic harvest since 2002, especially in the Western Cape, the appreciation in the exchange value of the rand and lower international wheat prices. Subsequently, the wheat price increased considerably to R6 950 per ton on 11 March as the conflict between Russia and Ukraine gave rise to port closures and sanctions on Russia, curbing exports from this region.

The *spot price of domestic sunflower seed contracts* increased by 44.6% from a recent low of R8 021 per ton on 24 June 2021 to a high of R11 600 per ton on 22 December, supported by sustained strong demand from China and India amid lower international inventory levels. Subsequently, domestic sunflower seed prices declined noticeably to R9 522 per ton on 14 February 2022 along with the Crop Estimates Committee indicating an increase in the domestic area planted, before surging to an all-time high of R12 824 per ton on 8 March in response to the global supply shock resulting from the conflict between Russia and Ukraine.

Turnover in currency derivatives on the JSE decreased by 25.4% in 2021 compared with 2020, reflecting reduced hedging against exchange rate movements. By contrast, turnover in commodity and equity derivatives increased in 2021, with commodity derivatives turnover reaching an all-time high of R151 billion in November. This contributed to annual growth of 21.0% in 2021 as hedging against commodity price movements increased.

Derivatives turnover on the JSE

Type of derivative	Value (R billions)		Change over one year (Per cent)	
	2021	Jan–Feb 2022	2021	Jan–Feb 2022
Equity	6 340	681	9	-4
Warrants	2	0.2	6	-31
Commodity	1 108	195	21	21
Interest rate	1 261	298	-6	1
Currency	797	92	-25	20

Source: JSE

Real estate market

Growth in domestic residential property prices reached a peak towards the second half of 2021 following a brief accelerating since mid-2020, and price increases have since moderated. The two available nominal house price indices increased by 3.8% and 4.5% year on year respectively in February 2022, well below consumer price inflation. The moderation in the rate of increase in nominal house prices from mid-2021 reflects lower demand along with high levels of unemployment and subdued real household disposable income. The lower demand is also evident in the recent decline in the Demand Index[22] derived from First National Bank's (FNB) property valuers' database. The rising interest rates could also impact on house prices further in the coming months.

22 When an FNB valuer values a property, a rating of demand as well as supply is required. The demand and supply rating categories are 'good (100)', 'average (50)' and 'weak (0)'. These ratings are then used to compile aggregate demand and supply rating indices.

Nominal house prices


Percentage change over 12 months
6
5
4
3
2
1
Lightstone
First National Bank
2017
2018
2019
2020
2021
2022

Sources: FNB and Lightstone

Alongside the slower rate of increase in residential house prices, preferences are also changing away from the low-to-middle segment towards higher-priced properties. Despite the slowdown in the rate of increase in house prices, the average time that residential properties remained on the market declined from 8.6 weeks in the third quarter of 2021 to 7.6 weeks in the final quarter – the lowest since the first quarter of 2006.

Residential property market strength indices

Percentage change over 12 months


5
4
3
2
1
0
-1
-2
-3
2017
2018
2019
2020
2021
2022
Demand
Supply

Source: FNB

Average time residential properties remain on the market

Number of weeks


18
16
14
12
10
8
6
4
2
0
2016
2017
2018
2019
2020
2021

Non-bank financial intermediaries[23]

The balance sheet of non-bank financial intermediaries was buoyed by the increases in financial asset prices during the final quarters of 2021. The total assets of these institutions increased by 5.8% from the third quarter of 2021 to R14.7 trillion in the fourth quarter. The assets of unit trusts and insurance companies increased by 6.4% and 4.6% to R3.7 trillion and R4.2 trillion respectively in the fourth quarter of 2021, reflecting higher share prices. In addition, the assets managed by the Public Investment Corporation (PIC) expanded by 4.8% to R2.5 trillion over the same period. The total assets of finance companies increased marginally by 0.6% to R297 billion in the final quarter of 2021 as improved consumer confidence and economic activity during the festive season boosted the demand for vehicle finance in particular.

23 These consist of unit trusts, the PIC, life and non-life insurance companies, public and private retirement funds, participation bond schemes, finance companies and non-monetary public financial corporations.

Total assets of non-bank financial institutions


Percentage of total assets
R billions
60
50
40
30
20
10
0
16 000
14 000
12 000
10 000
8 000
6 000
4 000
2 000
0
2016
2017
2018
2019
2020
2021
Shares
Other assets*
Total assets (right-hand scale)
Interest-bearing securities
Cash and deposits

* Other assets include non-financial assets, accounts receivable, financial derivatives, loans and insurance technical reserves

Source: SARS

Non-bank financial institutions' holding of shares increased by 1.0 percentage points from the third quarter of 2021 to 53.4% of total assets in the fourth quarter. In 2021, shareholding increased by 2.6 percentage points while the Alsi increased by 24.1% over the same period. Despite an increase of 2.9% in the All-Bond Index (ALBI), the proportion of interest-bearing securities held by these institutions declined by 0.5 percentage points to 22.1% of total assets in the final quarter of 2021 and by 1.7 percentage points in 2021.

Non-bank financial institutions' holding of cash and deposits fell by 0.4 percentage points in the final quarter of 2021 and by 1.1 percentage points for the year as a whole to 4.6% of total assets. The rotation of funds away from cash and deposits reflected the low return offered by this asset class as well as improved investor sentiment. Net inflows of R3.8 billion to money market unit trusts in the fourth quarter of 2021 followed a net outflow of the equivalent amount in the third quarter with the closure of the largest domestic money market fund. The value of loans extended by non-bank financial intermediaries declined by 0.2 percentage points to 3.8% of total assets from the third quarter of 2021 to the fourth quarter. Credit extended by finance companies improved slightly in 2021, with the annual rate of change accelerating from -0.3% in 2020 to 1.0% in 2021.

Flow of funds

Global economic growth moderated in the third quarter of 2021 due to a slowdown in consumption expenditure as ongoing supply chain disruptions amid the sustained prevalence of COVID-19 continued to weigh on real economic activity. The net outflow of capital from South Africa to the *rest of the world* decreased from R101 billion in the second quarter of 2021 to R36.2 billion in the third quarter, reflecting the effect of both the share exchange between Prosus N.V. and Naspers Ltd as well as the IMF's allocation of SDR in the third quarter.

Net inflows from abroad through deposits with the domestic banking sector were R17.5 billion in the third quarter of 2021 compared with a net outflow of R30.4 billion in the second quarter. The repayment of long-term loans by South African public and private non-financial business enterprises did not fully offset the new loans extended by the foreign sector, resulting in total loans extended of R0.2 billion in the third quarter of 2021 compared with R2.2 billion in the second quarter. Non-residents also sold government bonds of R18.9 billion and acquired shares of R200 billion, on a net basis, in the third quarter of 2021 compared with net purchases of R25.1 billion and net sales of R52 *million* respectively in the second quarter. Further monetary policy tightening in especially the developed countries could affect foreign investors' interest.

Net acquisition of financial assets through selected instruments by non-residents


R billions
240
200
160
120
80
40
0
-40
-80
-120
2016
2017
2018
2019
2020
2021
Government bonds
Shares
Deposits
Loans

Source: SARB

24 Financial intermediaries comprise the monetary authority, banks and non-bank financial institutions (excluding the PIC).

Domestic economic activity contracted in the third quarter of 2021 as South Africa entered the third wave of COVID-19 infections along with tighter lockdown restrictions as well as civil unrest, persistent electricity shortages and the cyberattack on Transnet. Nevertheless, the total amount of funds intermediated by *financial intermediaries*[24] increased in the third quarter of 2021. Cash and deposits held by monetary institutions increased noticeably by R100 billion in the third quarter of 2021, mainly received from the household sector, which reflected the closure of a large money market fund, and from other financial institutions. This compared with an increase of R52.1 billion in the second quarter of 2021. Furthermore, a combined R99.0 billion was placed with other institutions (mainly the PIC) and other financial institutions (known as 'collective investment schemes') in the third quarter of 2021 following a small net inflow of only R0.4 billion to these institutions in the second quarter. Funds channelled to insurers and retirement funds amounted to R28.2 billion in the third quarter of 2021.

Financial intermediaries increased their shareholding by R132 billion in the third quarter of 2021, likely reflecting the recovery in company earnings. Financial intermediaries' net purchases of fixed-interest securities amounted to R113 billion, while intermediation through loans increased by R95.4 billion in the third quarter of 2021 following a contraction of R24.7 billion in the second quarter. These loans were mainly taken up by banks as well as the household sector.

Financial intermediation through selected instruments



R billions
320
240
160
80
0
-80
Deposits received
Credit extension*
2016
2017
2018
2019
2020
2021

* Credit extension by all financial intermediaries

Source: SARB

The *general government sector's* dissaving increased in the third quarter of 2021 as expenditure outweighed revenue. The compensation of employees increased slightly while debt-service costs surged further. The general government sector's net borrowing requirement increased to R153 billion in the third quarter of 2021. The larger shortfall was mainly financed in the domestic financial markets through net bond issuances of R67.0 billion during the quarter. The general government sector lowered its deposit holdings by R93.5 billion and sourced R10.1 billion in loans in the third quarter of 2021, while capital spending by general government declined by 7.2%.

Gross capital formation by *public and private non-financial corporate business enterprises* increased by 28.9% in the third quarter of 2021 following an increase of 23.3% in the second quarter. The acceleration in fixed investment by these enterprises was supported by Eskom's maintenance programmes and the expansion in the transport sector. Gross saving by non-financial corporate business enterprises increased in the third quarter of 2021 as the

decline in tax payments outweighed dividend payments. Despite the higher savings, the surplus position declined to R83.2 billion, which was partly channelled to cash and deposits of R37.2 billion compared with R14.1 billion in the second quarter. Non-financial corporate business enterprises repaid credit of R2.5 billion in the third quarter of 2021, while the net redemption of fixed-interest securities by non-financial state-owned companies (SOCs) amounted to R5.0 billion.

The *household sector's* net saving increased in the third quarter of 2021, in part reflecting ongoing uncertainty about economic conditions. Further weakness in household finances constrained spending in the third quarter of 2021 as the recovery in economic activity was inhibited by tighter lockdown restrictions to combat the third wave of COVID-19 infections and further job losses following the civil unrest in July. The household sector channelled R49.0 billion of its surplus funds to deposit holdings and R18.6 billion to insurers and retirement funds, while R20.6 billion went to other financial institutions (known as 'collective investment schemes') in the third quarter of 2021. Supported by the low interest rate environment, credit extended to households was more at R26.0 billion in the third quarter of 2021, mainly through mortgage loans.

25 Unless stated to the contrary, the year-on-year rates of increase in this section compare April–December 2021 to April–December 2020. Data for both periods are unaudited and preliminary.

Public finance[25]

Non-financial public sector borrowing requirement

The preliminary *non-financial public sector borrowing requirement* of R149.3 billion in the first nine months of fiscal 2021/22 (April–December 2021) was less than a third of that in the same period of the previous fiscal year. This significantly lower borrowing requirement reflected the much smaller deficit of the consolidated general government, in particular national government. The notably smaller deficit of national government could be attributed to higher cash receipts from operating activities, especially tax collections. Cash surpluses were recorded by all the other levels of general government and by non-financial public enterprises and corporations, or state-owned companies (SOCs) over this period.

Non-financial public sector borrowing requirement

R billions

Level of government	Apr–Dec 2020*	Apr–Dec 2021*
Consolidated general government	418.3	158.7
National government	447.4	212.1
Extra-budgetary institutions	-29.5	-23.6
Social security funds	50.6	-2.2
Consolidated provincial government	-22.0	-1.6
Local governments	-28.2	-26.0
Non-financial public enterprises and corporations	55.9	-9.4
Total	**474.2**	**149.3**
As a percentage of gross domestic product	*11.5*	*3.1*

* Deficit (+)/surplus (-)
Components may not add up to totals due to rounding off.

Sources: National Treasury, Stats SA and SARB

Non-financial public sector borrowing requirement



R billions
Per cent
Non-financial public enterprises and corporations
Consolidated general government
Percentage of GDP (right-hand scale)
Deficit
Surplus
250
200
150
100
50
0
-50
20
16
12
8
4
0
-4
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22*
Fiscal years

* April–December 2021

Sources: National Treasury, Stats SA and SARB

The non-financial public sector borrowing requirement as a ratio of GDP decreased significantly to 3.1% in the first nine months of fiscal 2021/22 from 11.5% in the same period of the previous fiscal year.

The financial activities of non-financial SOCs resulted in a preliminary cash *surplus* of R9.4 billion for the period April–December 2021, reflecting a turnaround from a *deficit* of R55.9 billion during the same period of the previous year. Total cash receipts from operating activities increased by 19.8% to R319 billion, while total expenditure, inclusive of cash payments for operating activities and net investment in non-financial assets, contracted by 3.9% year on year to R309 billion. The marked increase in cash receipts largely reflected liquidity injections from national government to some financially distressed SOCs.

The decline in total expenditure resulted from lower operating cash payments, particularly on goods and services as well as interest payments, which outweighed the increase in net investment in non-financial assets, or capital spending. In the period April–December 2021, net investment in non-financial assets increased to R41.4 billion, some R7.5 billion more than in the same period a year earlier.

Financial activities of non-financial public enterprises and corporations



R billions
160
140
120
100
80
60
40
20
0
Total expenditure**
Total operating receipts
Net investment in non-financial assets
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22*
Fiscal years

* April–December 2021
** Including both operating cash payments and net investment in non-financial assets
Source: SARB

Box 4 The *2022 Budget Review*[1]

The 2022 Budget proposals continue to be aligned with the path of fiscal consolidation amid striking a balance between support to the most vulnerable in society and inclusive growth, at the same time addressing service delivery imperatives, providing tax relief and implementing much-needed structural reforms. Better-than-expected revenue collections from especially the mining sector, underpinned by high commodity prices, contributed to the narrowing of the consolidated budget deficit. The budget framework makes provision for a primary surplus in fiscal 2023/24 followed by a narrowing of the consolidated budget deficit to 4.2% of gross domestic product (GDP) in fiscal 2024/25, while gross loan debt is projected to stabilise at 75.1% of GDP in fiscal 2024/25.

1 The *2022 Budget Review* was presented to Parliament by the Minister of Finance on 23 February 2022.

Amid an uneven recovery in economic activity, the projected growth in real GDP for 2021 was revised lower to 4.8% from 5.1% in the *2021 Medium Term Budget Policy Statement (2021 MTBPS)*. This is still much higher than the 3.3% that was estimated in the February 2021 Budget. In addition, growth in real GDP is now expected to slow to 2.1% in 2022 and to 1.6% in 2023 before accelerating marginally to 1.7% in 2024. Consumer price inflation is expected to accelerate to 4.8% in 2022 due to the prevailing higher international crude oil prices and increased domestic food and energy (electricity and fuel) prices. However, inflationary pressures are expected to dissipate from 2023 onwards. A marginal current account surplus is still expected for 2022 before it reverts to deficits from 2023.

Macroeconomic projections*

Percentage	2019	2020	2021			2022	2023	2024
	Outcome		2021 Budget	*2021 MTBPS*	2022 Budget	Medium-term estimates**		
Real GDP growth	0.1	-6.4	3.3	5.1	4.8	2.1	1.6	1.7
Consumer price inflation............	4.1	3.3	3.9	4.5	4.5	4.8	4.4	4.5
Current account balance***	-2.6	2.0	-0.1	3.8	3.8	0.3	-1.2	-1.5

* Calendar years
** *2022 Budget Review*
*** As a percentage of GDP

Source: National Treasury

Revenue to date has outperformed the *2021 MTBPS* estimates, with consolidated government revenue for fiscal 2021/22 now expected to be R72 billion more than projected in the *2021 MTBPS*. A revenue-to-GDP ratio of 27.5% is expected for fiscal 2022/23.

Main sources of consolidated government revenue in fiscal 2022/23


R billions
700
600
500
400
300
200
100
0
Personal income tax
Value-added tax
Corporate income tax
Customs and excise duties
Fuel levy

Sources: National Treasury, SARS and SARB

In fiscal 2022/23, personal income tax (PIT), value-added tax (VAT) and corporate income tax (CIT) are expected to remain the main sources of government revenue, contributing 73.3% to total consolidated government revenue. Moreover, government provided additional tax relief of R5.2 billion to support the economic recovery and help alleviate youth unemployment. Most of the tax relief was provided by adjusting PIT brackets and rebates in line with inflation, and by not increasing the general fuel and Road Accident Fund (RAF) levies.

The main tax proposals for fiscal 2022/23 include:

- PIT: inflation relief of 4.5% in tax brackets and rebates.
- CIT: a reduction from 28% to 27% effective for years of assessment ending on or after 31 March 2023.

- Employment tax incentive: an increase of 50% in the value of the employment tax incentive, up to R1 500 per month in the first 12 months of eligibility and up to R750 per month in the second 12 months of eligibility.
- Excise duties: an increase of between 4.5% and 6.5% on alcohol and tobacco products.
- The plastic bag levy: an increase of 3 cents to 28 cents per bag from 1 April 2022.
- Carbon emissions tax: an increase in the levy by 1 cent to 9 cents per litre for petrol and to 10 cents per litre for diesel, effective from 6 April 2022.
- Health promotion levy: an increase from 2.21c/g to 2.31c/g for beverages with more than 4g of sugar content per 100ml, effective from 1 April 2022.

Consolidated fiscal framework indicators*

R billions	2019/20	2020/21	2021/22			2022/23	2023/24	2024/25
	Outcome		2021 Budget	*2021 MTBPS*	2022 Budget	Medium-term estimates**		
Consolidated revenue	1 519	1 408	1 520	1 649	1 721	1 771	1 853	1 978
Percentage of GDP	*26.7*	*25.3*	*28.4*	*26.7*	*27.5*	*27.5*	*27.2*	*27.3*
Consolidated expenditure	1 807	1 964	2 020	2 129	2 077	2 157	2 177	2 282
Percentage of GDP	*31.8*	*35.3*	*37.7*	*34.5*	*33.2*	*33.5*	*32.0*	*31.5*
Consolidated budget balance	288	558	500	480	356	387	324	304
Percentage of GDP	*-5.1*	*-10.0*	*-9.3*	*-7.8*	*-5.7*	*-6.0*	*-4.8*	*-4.2*
Primary balance	-140	-318	-213	-141	-79	-85	3	41
Percentage of GDP	*-2.5*	*-5.7*	*-4.0*	*-2.3*	*-1.3*	*-1.3*	*0.0*	*0.6*
Gross loan debt***	3 261	3 936	4 383	4 314	4 346	4 692	5 066	5 429
Percentage of GDP	*57.4*	*70.7*	*81.9*	*69.9*	*69.5*	*72.8*	*74.4*	*75.1*
Net loan debt***	2 998	3 602	4 203	4 069	4 057	4 503	4 894	5 272
Percentage of GDP	*52.7*	*64.7*	*78.5*	*66.2*	*64.9*	*69.9*	*71.9*	*72.9*

* Fiscal years. This is the consolidated budget framework of national and provincial government as well as social security funds and selected public entities. Budget data are therefore not strictly comparable with the data published in the SARB's *Quarterly Bulletin*.

** *2022 Budget Review*

*** Refers to national government, or the main budget

Source: National Treasury

Consolidated government expenditure is expected to reach 33.2% of GDP in fiscal 2021/22 before peaking at 33.5% in 2022/23. The 2022 Budget proposed total consolidated expenditure of R2 157 billion for fiscal 2022/23, with the largest portion directed towards socio-economic programmes such as learning and culture (R441 billion), social development (R364 billion), debt-service costs (R302 billion or 4.7% of GDP) and health (R259 billion). The social development allocation includes R44 billion to support the continuation of the special coronavirus disease 2019 (COVID-19) social relief of distress grant (R350 per beneficiary per month) for another 12 months. Consolidated government spending is expected to increase to R2 282 billion in fiscal 2024/25.

To further give effect to government's intention to contain the public sector wage bill, it is now expected to only increase by 2.1% over the medium term compared with an average annual increase of 7.3% between fiscal 2014/15 and fiscal 2019/20. In fiscal 2021/22, public-service compensation spending increased by R20.5 billion as public servants were awarded a non-pensionable cash gratuity which was higher than the budgeted amount in the *2021 Budget Review*.

The state-owned companies (SOCs) required further assistance, with South African Airways to receive R1.8 billion in fiscal 2022/23 to settle state-guaranteed debt and interest costs. The South African Special Risks Insurance Association (SASRIA) was also allocated a further R22 billion in the current financial year to settle claims and to ensure that sufficient capital is available to meet regulatory requirements.

Fiscal balances

Percentage of GDP


Actual
Forecast
12
10
8
6
4
2
0
-2
2010/11
12/13
14/15
16/17
18/19
20/21
22/23
24/25

Fiscal years

- Actual: consolidated budget deficit
- Actual: consolidated primary balance
- *2022 Budget Review*
- *2022 Budget Review*

Sources: National Treasury and SARB

The higher-than-expected revenue collections contributed to the decrease in the consolidated budget deficit, from 10.0% of GDP in fiscal 2020/21 to 6.0% of GDP in fiscal 2022/23 and further to 4.2% in fiscal 2024/25. The primary balance[2] of consolidated government is expected to revert from a *deficit* of 5.7% of GDP in fiscal 2020/21 to a *surplus* of 0.6% of GDP in fiscal 2024/25. The much lower budget deficit contributed to the decrease in the expected net borrowing requirement, from R558 billion (10.0% of GDP) in fiscal 2020/21 to R387 billion (6.0% of GDP) in 2022/23. The net borrowing requirement will be funded by short- and long-term borrowing in both the domestic and the foreign financial markets, while government continues with the bond-switch programme over the medium term.

The gross loan debt of national government is estimated at R4.69 trillion (72.8% of GDP) at the end of fiscal 2022/23 and is expected to stabilise at R5.43 trillion (75.1% of GDP) at the end of fiscal 2024/25.

National government's gross loan debt

Percentage of GDP


Actual
Forecast
100
90
80
70
60
50
40
30
20
10
0
2006/07
08/09
10/11
12/13
14/15
16/17
18/19
20/21
22/23
24/25
26/27
28/29

As at 31 March of each fiscal year

- Actual debt-to-GDP ratio
- Estimates: *2021 Budget Review*
- Estimates: *2022 Budget Review*

Sources: National Treasury and SARB

---

2 The primary balance is the cash book balance excluding interest payments.

Government's total contingent liabilities – including guarantees to SOCs, independent power producers (IPPs) and public-private partnerships (PPPs) – are projected to increase from R1.15 *trillion* in fiscal 2021/22 to R1.17 *trillion* in fiscal 2022/23, and further to R1.23 *trillion* in fiscal 2024/25. The RAF is government's largest contingent liability, followed by Eskom.

Major risks to the fiscal outlook include unfunded spending programmes, uncertainty about the pace of the post-pandemic recovery in economic activity, mounting contingent liabilities and the financial position of SOCs.

Budget comparable analysis of national government finance

National government's cash book deficit almost halved to R219.1 billion in the first nine months of fiscal 2021/22 (April–December 2021) compared with the same period of the previous fiscal year. The smaller cash book deficit resulted mainly from a significant increase in revenue.

National government finances

	Actual Apr–Dec 2020		Actual Apr–Dec 2021		Originally budgeted[1] Fiscal 2021/22		Revised estimates[2] Fiscal 2021/22	
	R billions	Percentage change[3]	R billions	Percentage change[3]	R billions	Percentage change[4]	R billions	Percentage change[5]
Revenue	869.0	-10.1	1 139.1	31.1	1 351.7	9.3	1 483.2	20.0
Percentage of GDP	*21.1*		*24.0*		*25.3*		*24.0*	
Expenditure	1 301.9	7.0	1 358.2	4.3	1 834.3	2.6	1 893.1	5.9
Percentage of GDP	*31.7*		*28.6*		*34.3*		*30.7*	
Cash book balance[6]	-433.0		-219.1		-482.6		-409.9	
Percentage of GDP	*-10.5*		*-4.6*		*-9.0*		*-6.6*	
Primary balance[7]	-287.7		-54.9		-212.8		-140.7	
Percentage of GDP	*-7.0*		*-1.2*		*-4.0*		*-2.3*	
Gross loan debt[8]	3 834.2	21.5	4 271.5	11.4	4 382.8	11.4	4 313.9	9.6
Percentage of GDP	*69.4*		*68.8*		*81.9*		*69.9*	

1 *2021 Budget Review*
2 *2021 MTBPS*
3 Year-on-year percentage change: actual outcome on previous year's actual outcome
4 Year-on-year percentage change: budgeted on previous year's actual outcome
5 Year-on-year percentage change: revised estimates on previous year's actual outcome
6 Cash book deficit (-)/surplus (+)
7 Cash book deficit (-)/surplus (+) excluding interest payments
8 As at 31 December for rand values

Sources: National Treasury, SARS and Stats SA

National government revenue increased by 31.1% year on year to R1 139 billion for the period April–December 2021. The increase was broad-based among the different revenue components and reflected the recovery in economic activity following the easing of stringent COVID-19 lockdown restrictions. The *2021 Budget Review* projected an increase of 9.3% in revenue to R1 352 billion for fiscal 2021/22, which was revised upwards to R1 483 billion in the *2021 Medium Term Budget Policy Statement (2021 MTBPS)*. Revenue as a ratio of GDP increased to 24.0% in the first nine months of fiscal 2021/22, from 21.1% in the first nine months of fiscal 2020/21.

National government revenue in fiscal 2021/22

Revenue source	Originally budgeted[1] Fiscal 2021/22		Revised estimates[2] Fiscal 2021/22		Actual Apr–Dec 2021	
	R billions	Percentage change[3]	R billions	Percentage change[4]	R billions	Percentage change[5]
Taxes on income, profits and capital gains	762.0	6.1	866.8	20.7	672.2	33.2
Of which: Income tax on individuals	516.0	5.6	542.0	11.0	392.3	14.9
Income tax on companies	213.1	4.3	288.7	41.3	254.2	73.4
Payroll taxes	17.8	45.4	18.9	54.6	14.1	87.5
Taxes on property	16.8	5.6	19.3	21.3	16.5	43.9
Taxes on goods and services	514.3	12.9	524.8	15.2	391.9	22.6
Of which: Net value-added tax (VAT)	370.2	11.8	373.6	12.8	276.8	15.6
Domestic	430.1	9.4	440.0	12.0	331.7	15.3
Imports	181.3	9.0	193.3	16.1	138.4	23.1
Refunds	-241.2	5.7	-259.6	13.8	-193.3	15.9
Fuel levy	83.8	11.5	91.0	21.1	66.7	21.1
Other excise duties	49.4	30.1	48.8	28.4	38.3	66.0
Taxes on international trade and transactions.	54.0	13.2	55.7	16.9	39.9	25.1
Of which: Import duties	53.1	12.2	54.7	15.5	38.4	21.1
Other revenue[6]	32.8	-34.3	43.6	-12.6	38.9	-5.2
Less: SACU[7] payments	46.0	-27.5	46.0	-27.5	34.5	-27.5
Total revenue	**1 351.7**	**9.3**	**1 483.2**	**20.0**	**1 139.1**	**31.1**

1 *2021 Budget Review*
2 *2021 MTBPS*
3 Year-on-year percentage change: budgeted on previous year's actual outcome
4 Year-on-year percentage change: revised estimates on previous year's actual outcome
5 Year-on-year percentage change: actual outcome on previous year's actual outcome
6 Including non-tax revenue and extraordinary receipts
7 Southern African Customs Union

Sources: National Treasury and SARS

Taxes on income, profits and capital gains of R672.2 billion (59.0% of total revenue) in April–December 2021 were 33.2% more compared with the corresponding period of the previous fiscal year. This largely reflected a significant year-on-year increase of 73.4% in corporate income tax (CIT) collections from especially the mining sector on account of high global commodity prices. Revenue from personal income tax (PIT) increased by 14.9% year on year, mainly on account of higher pay-as-you-earn (PAYE) collections. The *2021 Budget Review* projected revenue from taxes on income, profits and capital gains of R762.0 billion for fiscal 2021/22, which was revised higher to R866.8 billion in the *2021 MTBPS*.

26 See https://www.sars.gov.za/businesses-and-employers/small-businesses-taxpayers/smme-tax-relief-measures-for-2021/.

Income from taxes on goods and services of R391.9 billion from April to December 2021 was 22.6% more than in the same period of the previous fiscal year. This reflected higher net value-added tax (VAT) receipts, the fuel levy and collections from other excise duties. The significant increase in other excise duties largely reflected growth in specific excise duties after the ban on alcohol sales was lifted, together with the termination of the associated emergency COVID-19 tax deferral measures.[26] Revenue from taxes on goods and services of R514.3 billion, as projected for fiscal 2021/22 in the *2021 Budget Review*, was revised slightly higher to R524.8 billion in the *2021 MTBPS*.

Taxes on international trade and transactions increased by 25.1% year on year to R39.9 billion in the first nine months of fiscal 2021/22, largely reflecting higher import volumes of original equipment components as well as electrical and other machinery, among other things. Other revenue – largely non-tax revenue – declined by 5.2% year on year to R38.9 billion in the first nine months of fiscal 2021/22.

Growth in national government's gross tax revenue


Percentage change over one year
Total gross tax revenue
Income tax payable by companies
Other*
Taxes on property
Fuel levy
Import duties
Value-added tax (net)
Income tax payable by individuals
0
20
40
60
80
Fiscal year 2021/22
Originally budgeted for full fiscal year, *2021 Budget Review*
Revised estimates, *2021 MTBPS*
Actual: April–December 2021

* Including secondary tax on companies, withholding tax on interest and other excise duties

Sources: National Treasury, SARS and SARB

The *2021 Budget Review* earmarked a transfer of R46.0 billion for the Southern African Customs Union (SACU) for fiscal 2021/22, with R34.5 billion already transferred in the first nine months of the fiscal year.

Revenue of national government


Percentage change over one year
40
30
20
10
0
-10
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
*
Fiscal years
Originally budgeted
Revised estimate, *2021 MTBPS*
Actual

* April 2021–January 2022

Sources: National Treasury, SARS and SARB

In the first 10 months of fiscal 2021/22, national government's total revenue increased by 30.3% year on year to R1 246 billion as all tax categories continued to record strong year-on-year growth.

National government expenditure of R1 358 billion in the first nine months of fiscal 2021/22 was only 4.3% more than in the same period of the previous fiscal year and below the revised increase of 5.9% projected for the full fiscal year in the *2021 MTBPS*. The higher government spending resulted largely from higher-than-estimated voted expenditure by national government departments. Total expenditure as a ratio of GDP was 28.6% in the first nine months of fiscal 2021/22 – lower than the 31.7% in the same period of fiscal 2020/21.

National government expenditure in fiscal 2021/22

Expenditure item	Originally budgeted[1] Fiscal 2021/22		Revised estimates[2] Fiscal 2021/22		Actual Apr–Dec 2021	
	R billions	Percentage change[3]	R billions	Percentage change[4]	R billions	Percentage change[5]
Voted expenditure	980.6	-2.3	1 033.7	3.0	765.5	4.5
Of which: Transfers and subsidies	662.8	-0.6	695.2	4.2	529.1	2.5
Current payments	256.0	7.0	266.8	11.5	184.9	6.3
Payments for capital assets	15.0	31.2	15.8	38.0	7.0	9.0
Payments for financial assets	46.8	-45.7	55.9	-35.1	44.5	23.7
Statutory amounts[6]	853.7	8.9	859.4	9.6	592.8	4.1
Of which: Provincial equitable share	523.7	0.6	544.8	4.6	400.1	-0.9
Interest on debt	269.6	16.1	269.1	15.9	164.2	13.1
General fuel levy	14.6	4.2	14.6	4.2	9.7	4.2
Total expenditure	1 834.3	2.6	1 893.1	5.9	1 358.2	4.3

1 *2021 Budget Review*
2 *2021 MTBPS*
3 Year-on-year percentage change: budgeted on previous year's actual outcome
4 Year-on-year percentage change: revised estimates on previous year's actual outcome
5 Year-on-year percentage change: actual outcome on previous year's actual outcome
6 Including extraordinary payments
Components may not add up to totals due to rounding off and the exclusion of unclassified items.

Source: National Treasury

Total voted expenditure by national government departments of R765.5 billion (56.4% of total expenditure) increased by 4.5% year on year in the first nine months of fiscal 2021/22. Payments for financial assets increased at the fastest pace (23.7%) and included payments to Eskom (R31.7 billion), South African Airways (R4.1 billion) and Denel (R2.9 billion) as well as membership fees paid to the New Development Bank (R5.3 billion). Transfers and subsidies as well as current payments, which together account for 93.3% of total voted expenditure, increased by 2.5% and 6.3% respectively. Voted expenditure was revised higher to R1 034 billion for fiscal 2021/22 in the *2021 MTBPS* from the R980.6 billion originally projected in the *2021 Budget Review*.

The increase in interest paid on national government debt (debt-service costs) of 13.1% year on year to R164.2 billion in the first nine months of fiscal 2021/22 (12.1% of total expenditure) was less than the 15.9% increase projected in the *2021 MTBPS* for the full fiscal year.

Equitable share transfers by national government to provinces – the main source of provincial government revenue – decreased marginally by 0.9% year on year to R400.1 billion in the first nine months of fiscal 2021/22. The *2021 Budget Review* allocated R523.7 billion as equitable share transfers to provinces for fiscal 2021/22, which was subsequently revised higher to R544.8 billion in the *2021 MTBPS*. In accordance with the general fuel levy sharing agreement, an amount of R14.6 billion was earmarked for metropolitan municipalities for the current fiscal year. The first two tranches totalling R9.7 billion were transferred in August and December 2021.

Expenditure by national government


Percentage change over one year
15
12
9
6
3
0
*
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
Fiscal years
Originally budgeted
Revised estimate, 2021 MTBPS
Actual

* April 2021–January 2022

Sources: National Treasury, SARS and SARB

In the first 10 months of fiscal 2021/22, total expenditure increased by 4.5% year on year to R1 531 billion, largely due to financial support to selected SOCs, debt-service costs and COVID-19-related spending.

National government's cash book deficit almost halved year on year to R219.1 billion in the first nine months of fiscal 2021/22, and declined significantly to 4.6% of GDP from 10.5% of GDP in the same period of the previous fiscal year. The *2021 Budget Review's* envisaged cash book deficit of R482.6 billion (9.0% of GDP) for fiscal 2021/22 was subsequently revised lower to R409.9 billion (6.6% of GDP) in the *2021 MTBPS*.

In the first 10 months of fiscal 2021/22, the net outcome of national government's total revenue and expenditure yielded a cash book deficit of R285 billion, which was R224 billion less than a year earlier.

Cumulative deficit of national government


R billions
600
500
400
300
200
100
0
Actual 2020/21
Actual 2021/22
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Fiscal year
Originally budgeted deficit of R483 billion for fiscal 2021/22, 2021 Budget Review
Revised budget deficit of R410 billion for fiscal 2021/22, 2021 MTBPS

Sources: National Treasury, SARS and SARB

27 The primary deficit is the cash book deficit excluding interest payments.

National government recorded a primary deficit[27] of R54.9 billion (1.2% of GDP) in the first nine months of fiscal 2021/22, notwithstanding the notable monthly surpluses in June, September and December 2021. However, the primary deficit was markedly smaller than the deficit of R287.7 billion (7.0% of GDP) in the first nine months of the preceding fiscal year.

National government financing

R billions

Item or instrument	Actual Apr–Dec 2020	Actual Apr–Dec 2021	Originally budgeted[1] Fiscal 2021/22	Revised estimates[2] Fiscal 2021/22
Cash book deficit	433.0	219.1	482.6	409.9
Cash flow deficit[3]	464.7	213.3	...	...
Plus: Cost/profit on revaluation of foreign debt at redemption[4]	6.5	1.9	2.5	1.9
Accrual adjustments	76.4	60.3	...	...
Net borrowing requirement	394.8	154.9	485.1	411.8
Treasury bills and short-term loans[5]	86.4	-8.0	9.0	0.0
Domestic bonds[5]	366.7	164.4	319.2	224.0
Foreign bonds and loans[5]	84.0	18.2	44.3	75.6
Change in available cash balances[6]	-142.3	-19.8	112.6	112.2
Total net financing[7]	394.8	154.9	485.1	411.8

1 *2021 Budget Review*
2 *2021 MTBPS*
3 The cash flow deficit includes extraordinary receipts and payments, and differs from the cash book deficit.
4 Cost (+)/profit (-)
5 Net issuance (+)/net redemption (-)
6 Increase(-)/decrease (+)
7 Components may not add up to totals due to rounding off.
... Not available

Sources: National Treasury and SARB

National government's cash flow deficit of R213.3 billion for the period April–December 2021 was R251.4 billion lower compared with the same period a year earlier. After taking the cost on the revaluation of foreign debt at redemption and other accrual adjustments into account, the net borrowing requirement for April–December 2021 decreased significantly to R154.9 billion from R394.8 billion in April–December 2020.

The much lower net borrowing requirement of national government in the first nine months of fiscal 2021/22 was financed primarily in the domestic financial markets through the net issuance of government bonds to the value of R164.4 billion. Over the same period, government's net issuance of foreign bonds and loans was R18.2 billion, much less than the R84.0 billion during the same period in the previous year. By contrast, TBs and short-term loans from the CPD recorded a net redemption of R8.0 billion. National government's available cash balances increased by R19.8 billion over this period.

National government's gross loan debt increased by 11.4% year on year to R4 271 billion as at 31 December 2021. The bulk of the increase came from the net issuance of domestic debt, which accounted for 89.7% of total gross loan debt. As a ratio of GDP, gross loan debt of 68.8% as at 31 December 2021 was slightly lower than the 69.4% a year earlier. National government's gross loan debt rose by R330 billion year on year to R4 229 billion as at 31 January 2022, equivalent to 99.0% of the revised estimate of R4 314 billion in the *2021 MTBPS* for the end of fiscal 2021/22.

Gross loan debt of national government



R billions
Percentage of GDP
5 000
4 000
3 000
2 000
1 000
0
90
80
70
60
50
40
30
20
10
0
**
*
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
As at 31 March of each fiscal year
Originally budgeted, 2021 Budget Review
Actual
Actual: debt-to-GDP ratio (right-hand scale)
Originally estimated, 2021 Budget Review
Revised estimate, 2021 MTBPS

** As at 31 January 2022

* As at 31 December 2021

Sources: National Treasury, Stats SA and SARB

National government's domestic debt (marketable and non-marketable) of R3 833 billion as at 31 December 2021 was 11.3% higher than the R3 443 billion a year earlier. The significant increase in domestic debt reflected the higher net issuance of marketable debt, in particular marketable bonds. Domestic marketable debt (bonds and TBs) of R3 815 billion as at 31 December 2021 represented a year-on-year increase of 11.9%, much lower than the increase of 22.2% in 2020. By contrast, domestic non-marketable debt (short-term loans from the CPD, non-marketable bonds and other debt) declined to R18.4 billion as at 31 December 2021 compared with R33.7 billion a year earlier. The decline largely reflected the repayment of short-term loans from the CPD.


Domestic debt of national government
R billions
4 500
4 000
3 500
3 000
2 500
2 000
1 500
1 000
500
0
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
*
As at 31 March of each fiscal year
Originally budgeted
Revised estimate, 2021 MTBPS
Actual
* As at 31 December 2021
Sources: National Treasury and SARB

National government's foreign debt (marketable and non-marketable) increased by 12.0% year on year to R438 billion as at 31 December 2021, largely due to the increased stock of foreign non-marketable debt, representing 25.4% of total gross foreign debt. The non-marketable debt rose significantly by 31.9% year on year to R111 billion as at 31 December 2021, and reflected the South African National Roads Agency (SANRAL) Sustainability Loan of US$400 million (R6.4 billion) acquired in November 2021, among other things. Foreign marketable debt increased by 6.5% year on year to R327 billion as at 31 December 2021, and reflected only revaluation adjustments as government did not issue any marketable bonds during the period under review.


National government's foreign debt
R billions
450
400
350
300
250
200
150
100
50
0
Marketable
Non-marketable
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22*
As at 31 March of each fiscal year
* As at 31 December 2021
Sources: National Treasury and SARB

Before accounting for exchange rate revaluation, national government's foreign debt amounted to R371 billion as at 31 December 2021 compared with R438 billion after revaluation (a revaluation effect of R67.5 billion). At the end of 2021, national government's foreign debt was denominated in four currencies, namely the US dollar, the euro, the IMF's SDR and the rand. The US dollar-denominated debt accounted for 81.3% (R356 billion) of total foreign debt followed by the IMF's SDR at 15.5% (R67.9 billion). The average outstanding maturity of foreign marketable bonds decreased from 164 months as at 31 December 2020 to 155 months a year later.

Currency composition of national government's foreign debt


R billions
480
360
240
120
0
US dollar
Japanese yen
Other*
Euro
XDR (IMF)
Adjusted for revaluation
Before revaluation
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22**

As at 31 March of each fiscal year

* Including the British pound, Swedish krona and South African rand
** As at 31 December 2021

Sources: National Treasury and SARB

Note on supply chain pressures in South Africa

By A Wolhuter[1]

1 The views expressed in this note are those of the author and do not necessarily reflect those of the South African Reserve Bank (SARB).

Introduction

Global supply chains were severely disrupted by the coronavirus disease 2019 (COVID-19) pandemic which led to national lockdowns and port closures in many countries, thus restricting the transportation of tradeable goods. Then, as lockdown restrictions were eased from about mid-2020, global demand recovered much faster than anticipated, along with a rapid depletion of inventories, with shortages occurring due to long delays at ports, the displacement of freight containers and, in some instances, shortages of labour such as truck drivers (UNCTAD, 2021). South Africa, as a small open economy, similarly experienced supply chain disruptions and shortages of some imported goods.

Globally, these supply chain disruptions lasted longer than anticipated and largely held back the recovery in economic activity. In addition, the disruptions contributed to an acceleration in inflation due to, among other things, the ongoing mismatch between demand and supply, sharp increases in shipping costs and commodity prices as well as tighter labour market conditions. In the United States (US), inflation accelerated to a multi-decade high of 7.9% in February 2022. In South Africa, producer price inflation for intermediate manufactured goods accelerated to 23.1% in November and December 2021, reflective of raw material shortages, before moderating only marginally to 21.0% in January 2022. Headline consumer price inflation quickened to 5.9% in December 2021, mostly due to the impact of higher international crude oil prices on domestic fuel prices and transport costs, before slowing somewhat to 5.7% in January and February 2022.

This note looks at measuring supply chain pressures in South Africa and then combines individual indicators into a single composite indicator which informs the analysis of whether these pressures are intensifying or easing. The most recent reading indicates sustained elevated domestic supply chain pressures, which intensified further in January and February 2022 as global supply chain bottlenecks persist.

Measuring supply chain pressures in South Africa

Measuring supply chain pressures is complex as suppliers across the world follow diverse sourcing and procurement methods which result in different transportation and logistical challenges. Measures of supply chain pressures can be disaggregated into five dimensions, namely time, volume, prices, inventories and employment (Quinan, House and Seery, 2021). Employment is not regarded as a relevant indicator in the domestic context, given South Africa's high level of unemployment and abundant oversupply of semi- and unskilled labour. Table 1 shows the 10 indicators (8 domestic and 2 global) selected to monitor supply chain pressures in South Africa, categorised according to the four dimensions stated above.

Domestic supply chains were severely disrupted during the initial strict COVID-19-induced national lockdown from 23 March 2020 to 1 May 2020. The worldwide lockdowns led to the shutdown of non-essential service delivery and production, while the production of essential goods and services was restricted due to limited cargo-handling and port-operating capacity (Weber, 2021). This led to a sharp contraction in global economic activity and a lack of availability of tradeable goods, which further disrupted supply chains.

Table 1 Measures of supply chain pressures

Dimension	Indicator	Description
Time	Delivery periods of orders received in manufacturing	Measures the net majority of respondents who state that the delivery times of manufacturing orders received increased or decreased.
Volume	Volumes at ports and docks	Port and terminal throughput, measured as the weight of cargo transported in containers and dry bulk, liquid bulk and breakbulk cargo.
	20-foot container units	Measures the number of 20-foot containers landed and shipped.
Prices	Absa PMI price index	Measures purchasing price increases in the manufacturing sector.
	PPI for intermediate manufactured goods: percentage change over 12 months	Measures price inflation for products used as inputs into domestic manufacturing production.
	Baltic Dry Index	Measures the average price paid to ship raw materials/commodities among different global trade routes in various dry-bulk cargo ships. Demand for commodities and the availability of bulker ships are some of the factors impacting the index.
	Shanghai containerised freight index	Based on 20-foot container rates, the index measures sea freight rates for import from China, weighted among 12 main trade routes.
Inventories	Ratio of inventories to sales in manufacturing and trade	Measures available inventory levels in the manufacturing and trade sectors relative to sales volumes in these sectors.
	Stock of finished manufactured goods relative to demand	An opinion survey on available stock levels of finished manufactured goods relative to the demand for manufactured goods.
	Shortage of raw materials as a constraint on manufacturing activity	An opinion survey where respondents rate the shortage of raw materials as a constraint to current manufacturing activities, among other constraints.

Sources: BER, Bloomberg, Stats SA, Transnet and SARB

In South Africa, these disruptions persisted in the closing months of 2021 and were evident in both the global purchase order lead times and the availability of raw material indicators. Purchase order lead times, as measured by the delivery periods of orders received in the Bureau for Economic Research's (BER) *Absa Manufacturing Survey*, have lengthened considerably since the second quarter of 2020 and reached a multi-decade high in the first quarter of 2022. Almost 7 out of 10 manufacturers rated the shortage of raw materials as a constraint to production in the fourth quarter of 2021, as the raw materials availability indicator of the BER increased to its highest level since 1974 before decreasing slightly in the first quarter of 2022. The resurgence of COVID-19 infections with the emergence of the Omicron variant towards the end of 2021 and the cyberattack at Transnet's port terminals during the third quarter of the year may have exacerbated this constraint.

Figure 1 Measures of supply chain pressures

Figure 1.1 Delivery periods of orders received in manufacturing



Net balance
40
30
20
10
0
-10
-20
-30
-40
2007 09 11 13 15 17 19 22

Figure 1.2 Transnet volumes handled at ports and docks



Tons (thousands)
35 000
30 000
25 000
20 000
15 000
10 000
2007 09 11 13 15 17 19 22

Figure 1.3 Transnet 20-foot container units



Number, seasonally adjusted
5 100
4 600
4 100
3 600
3 100
2 600
2 100
2007 09 11 13 15 17 19 22

Figure 1.4 Absa PMI price index



Index
100
90
80
70
60
50
40
2007 09 11 13 15 17 19 22

Figure 1.5 PPI for intermediate manufacturing goods



Percentage change over 12 months
35
30
25
20
15
10
5
0
-5
-10
-15
2009 11 13 15 17 19 22

Figure 1.6 Baltic Dry Index



Index points
6 000
5 000
4 000
3 000
2 000
1 000
0
2009 11 13 15 17 19 22

Figure 1.7 Shanghai containerised freight index



Index points
6 000
5 000
4 000
3 000
2 000
1 000
0
2011 13 15 17 19 22

Figure 1.8 Ratio of inventories to sales in manufacturing and trade



Per cent
60
50
40
30
20
2007 09 11 13 15 17 19 22

Figure 1.9 Manufacturing stocks of finished goods relative to demand



Index
35
30
25
20
15
10
5
0
-5
-10
-15
2007 09 11 13 15 17 19 22

Figure 1.10 Shortage of raw materials as a manufacturing constraint



Index
70
65
60
55
50
45
40
35
30
25
20
2007 09 11 13 15 17 19 22

Sources: BER, Bloomberg, Stats SA, Transnet National Ports Authority and SARB

A heatmap of domestic supply chain pressures constructed from the month-to-month changes in the 10 selected indicators, as proposed by Quinan, House and Seery (2021), and depicted in Figure 2, shows an intensification from the end of 2020, which then became broad-based in 2021. This suggests that supply chains remain under pressure and that bottlenecks have yet to ease as longer delivery times, stock shortages and price pressures persist. In November 2021, supply chain pressures eased slightly as the volume dimension improved, but in the first two months of 2022 most of the available component indicators deteriorated again.

Figure 2 South African supply chain pressure heatmap


2020
2021
2022
Dimensions
Apr
Jun
Aug
Oct
Dec
Feb
Apr
Jun
Aug
Oct
Dec
Feb
Time
Volumes
Prices
Inventories

Source: SARB

Compiling a single composite indicator

A composite supply chain pressure index (CSCPI), as shown in Figure 3, was compiled from January 2006 from these 10 component indicators (see the appendix for the methodology). A composite index facilitates the measurement of multidimensional components by combining individual indicators into a single measure. This index can then be tracked as a gauge to monitor whether pressures are intensifying (an increasing index level) or easing (a decreasing index level).

Figure 3 Composite supply chain pressure index


Index 2015 = 100
105
104
103
102
101
100
99
98
2006
2008
2010
2012
2014
2016
2018
2020
2022

Source: SARB

Analysis

South Africa's CSCPI increased sharply from June 2020 onwards after moving broadly sideways within a fairly narrow range for more than 10 years. The increase in CSCPI followed the initial COVID-19-related hard lockdown and reflected falling inventory levels and supply shortages as demand rebounded. The second wave of COVID-19 infections at the end of 2020 and in early 2021 likely intensified supply shortages. From mid-2021, supply chains were further impacted by the surge of the Delta variant and idiosyncratic domestic factors such as the civil unrest and Transnet port disruptions in July. All the while, global supply chain pressures persisted as international shipping costs increased along with an intensification of raw material shortages. The CSCPI increased to its highest level in February 2022 as supply chain pressures intensified further with the spread of the Omicron variant, the implementation of a 'zero COVID-19' policy in China, and the Chinese Lunar New Year impacting on absenteeism among employees along with the further depletion of already low inventory levels. The conflict between Russia and Ukraine could prolong global and domestic supply chain constraints further.

As demand for consumer goods remains strong, these inventory and container shortages will likely further elevate freight costs. The accumulation of empty containers at some ports has also delayed the repositioning of containers to major ports. Despite monetary incentives to increase the speed of container pickups, the slow container turnaround times at certain ports in the US, the United Kingdom (UK) and even in South Africa have compounded supply chain disruptions.

Although the CSCPI was also at an elevated level in 2007 and 2008, just before the global financial crisis (GFC), the current supply chain pressures differ from those at the time of the typical boom/bust business cycle during the GFC. Prior to the GFC, the global economy had experienced a very strong and synchronised business cycle expansion, as evidenced by the marked increase in international commodity prices and the rapid rise in world trade volumes, among other factors. This caused a gradual depletion of inventories and pushed up shipping costs as well as the prices of most other goods and services around the world as demand exceeded supply. At the time, many new shipping vessels were built to increase capacity (Mefford, 2009). However, the ensuing GFC and economic recession caused a sudden drop in demand and the pressure on global supply chains eased abruptly. The excess capacity led to a decrease in shipping costs and vessels were temporarily laid off or removed from service. The decrease in the demand for goods also resulted in a slower drawdown of inventories, a marked decrease in commodity prices and shorter lead times to fill orders.

The impact on the global supply chains during the GFC and the COVID-19 lockdowns respectively differs in origin, severity and duration of the demand and supply shocks. The COVID-19 lockdowns – which halted production and led to supply shortages, backlogs at ports and the displacement of shipping containers – were followed by a significant rebound in economic activity and demand. Unlike the GFC, the COVID-19 pandemic is a completely exogenous and unprecedented shock that suddenly and severely impacted on both the supply and the demand of goods and services without warning, and which solicited considerable monetary and fiscal stimulus (Attinasi et al., 2021). The sudden sharp recovery in demand following the relaxation of the restrictions, particularly for goods, saw trade volumes and prices surge abruptly while supply could not keep up, causing supply chain pressures and bottlenecks.

Conclusion

The COVID-19 pandemic has had an unprecedented impact on global supply chains, which has lasted longer than initially anticipated. This note attempts to quantify supply chain pressures by aggregating various measures into a single composite index of domestic supply chain pressures.

Apart from disrupting production processes and causing product shortages, the ongoing supply chain bottlenecks have pushed up global inflation. The CSCPI is useful to monitor whether supply chain pressures are intensifying or easing, which could assist in evaluating the transitory or more permanent nature of rising inflationary pressures emanating from this source. The most recent reading of the CSCPI indicates that domestic supply chain pressures remain elevated and have intensified further in the opening months of 2022.

Appendix: composite index methodology

1. Calculate the symmetrical percentage change (SPC), or difference (DIF), from month to month for each component indicator:

   SPC = $200(X_t - X_t\text{-}1) / (X_t + X_{t-1})$

   or

   DIF = $(X_t - X_{t-1})$ *(used for negative or zero values, percentages, ratios)*

2. Calculate the standardised symmetrical percentage change (SSPC), or difference, for each component indicator:

   SSPC = (SPC*W) / (STDEV)

   where

   W = the weight assigned to the indicator

   STDEV = the standard deviation of the symmetrical percentage changes, or differences, over the full calculation period

3. Calculate the total percentage change (TPC) for each month of the calculation period:

   TPC = ∑SSPCi (i=1…n)

   where

   n = the number of component indicators available

4. Calculate the average percentage change (APC) for each month of the calculation period:

   APC = TPC / n

   where

   n = the number of component indicators available

5. Construct the composite index by assigning a base value of 100 to the first month and then apply the SPC formula and the APCs to calculate the subsequent months' index values.

6. Rebase the composite index to the desired base period (2015 = 100 in this case).

References

Attinasi, M G, Balatti, M, Mancini, M and Metelli, L. 2021. 'Box 1: Supply chain disruptions and the effects on the global economy'. *European Central Bank Economic Bulletin* Issue 8/2021.

Mefford, R N. 2009. 'The financial crisis and global supply chains'. *Academy of International Business (AIB) Insights* 9(3): 8–11.

Notteboom, T, Pallis, T and Rodrigue, J P. January 2021. 'Disruptions and resilience in global container shipping and ports: the COVID-19 pandemic vs the 2008–2009 financial crisis'. *Maritime Economics and Logistics* 23: 179–210.

Quinan, T, House, S and Seery, S. July 2021. 'The chains that bind: introducing the Pressure Gauge'. *Wells Fargo Economics*. https://wellsfargo.bluematrix.com/links2/html/948f8fa9-1d53-4344-bfbc-7aa1062d9636#bm-img-1fd7ecbe-f320-4e90-b7f6-900b57821877 (accessed 13 September 2021).

United Nations. 2020. *Review of maritime transport 2020*. United Nations Conference on Trade and Development. New York: United Nations.

United Nations. 2021. *COVID-19 and maritime transport, impacts and responses 2021*. United Nations Conference on Trade and Development. New York: United Nations.

Weber, A N. September 2021. 'Responding to supply chain disruptions caused by the COVID-19 pandemic: a black swan event for omnichannel retailers'. *Journal of Transport and Supply Chain Management* 15(0), a628.

Wilding, R, Dorhmann, K and Wheatley, M. 2020. 'Post-coronavirus supply chain recovery: the journey towards the new normal'. *DHL report*. https://www.dhl.com/global-en/home/insights-and-innovation/thought-leadership/white-papers/post-coronavirus-supply-chain-recovery.html (accessed 5 October 2021).

Note on South Africa's integrated economic accounts[1]

By J Mokoena, R Willemse, B Stemmet, C Monyela and W Boonzaaier[2]

Introduction

The compilation of South Africa's integrated economic accounts (IEA) by the South African Reserve Bank (SARB) commenced in 2015 as part of the Group of Twenty (G20) Data Gaps Initiatives (DGI-II). Significant progress has culminated in the dissemination of the first experimental IEA statistics to the Organisation for Economic Co-operation and Development (OECD) in January 2022 and in this edition of the *Quarterly Bulletin*. The macroeconomic statistics in the IEA framework identify institutional sector interconnectedness and vulnerabilities.

Methodology

The methodology underlying the compilation of the IEA is guided by the *System of National Accounts 2008 (2008 SNA)*[3] and the statistical framework shown in Figure 1. This framework consists of three unique macroeconomic accounts, namely the current and capital account (CURCAP), the non-financial balance sheet and accumulation account (NFBSAA) and the financial balance sheet and accumulation account (FBSAA). The framework is aligned with the *2008 SNA* and comprises four main domestic institutional sectors and the rest of the world (ROW). The institutional sectors are divided into subsectors as shown in Table 1. In this framework, the CURCAP reflects real economic activity, the NFBSAA non-financial assets and the FBSAA financial intermediation.

Figure 1 Integrated economic accounts*


Production account
Value added
Generation of income account
Operating surplus/ mixed income
Allocation of primary income account
Balance of primary incomes
Secondary distribution of income accounts
Disposable income
The use of disposable income account
Saving
Redistribution of income-in-kind account
Adjusted disposable income
The use of adjusted disposable income account
Saving
Current account
Opening balance sheet
Non-financial assets
+
Capital account**
Net lending +/ borrowing -
Other volume changes for non-financial assets
Revaluation of non-financial assets
Closing balance sheet
Non-financial assets
Other volume changes account
Revaluation account
Net financial worth
Financial account
Net lending +/ borrowing -
Other volume changes for financial assets and liabilities
Revaluation of financial assets and liabilities
Net financial worth
Net worth
Accumulation accounts
Net worth

* The green block represents the subcomponents of the current account. The blue dotted area comprises the transactional accounts, from the production account through to the financial account. The yellow block represents the non-financial balance sheet and accumulation account (NFBSAA) (i.e. the non-financial stocks, the capital account** as well as the other accumulation accounts), while the red block represents the financial balance sheet and accumulation account (FBSAA) (i.e. the stock and accumulation accounts components of financial assets and liabilities).

** The section of the capital account that relates to non-financial assets

Source: 2008 SNA

1 This note is the sixth in a series on the development of South Africa's integrated economic accounts (IEA), published annually in the *Quarterly Bulletin* from 2016. The statistics published and discussed in this note should be treated as experimental and are subject to revisions.

2 The views expressed are those of the authors and do not necessarily reflect those of the South African Reserve Bank (SARB).

3 This is available at https://unstats.un.org/unsd/nationalaccount/docs/SNA2008.pdf.

Table 1 Institutional sectors

<table>
<tr><th>Main institutional sectors</th><th colspan="3">Subsectors</th></tr>
<tr><td rowspan="2">Non-financial corporations</td><td colspan="3">Public</td></tr>
<tr><td colspan="3">Private</td></tr>
<tr><td rowspan="8">Financial corporations</td><td rowspan="2">Monetary financial institutions (MFIs)</td><td>Monetary authority</td><td>Central bank
Corporation for Public Deposits (CPD)</td></tr>
<tr><td>Other MFIs</td><td>Deposit-taking corporations
Money market funds</td></tr>
<tr><td rowspan="4">Financial corporations except MFIs, insurance corporations and pension funds</td><td colspan="2">Non-money market fund investment funds</td></tr>
<tr><td colspan="2">Other financial intermediaries*</td></tr>
<tr><td colspan="2">Financial auxiliaries</td></tr>
<tr><td colspan="2">Captive financial institutions and money lenders</td></tr>
<tr><td rowspan="2">Insurance corporations and pension funds</td><td colspan="2">Insurance corporations and pension funds</td></tr>
<tr><td colspan="2">Pension funds</td></tr>
<tr><td rowspan="2">General government</td><td colspan="3">Central and provincial government</td></tr>
<tr><td colspan="3">Local government</td></tr>
<tr><td>Households**</td><td colspan="3"></td></tr>
<tr><td>Rest of the world</td><td colspan="3"></td></tr>
</table>

* Except insurance corporations and pension funds
** Including non-profit institutions serving households

Source: *2008 SNA*

Current and capital account

Annual institutional sector CURCAPs have been compiled since the late 1990s and are disseminated on pages S–135 to S–140 in this edition of the SARB's *Quarterly Bulletin*. The compilation of quarterly CURCAP statistics commenced in 2015 following the adoption of the G20 data gaps recommendations, with the closing of data gaps facilitated by new sources and enhanced methodologies.

Table 2 Sub-accounts of the current and capital account

<table>
<tr><th>Main accounts</th><th>Sub-accounts</th><th>Purpose</th><th>Balancing items</th></tr>
<tr><td rowspan="5">Current</td><td>Production</td><td>Transactions related to economic production activities</td><td>Gross value added for institutional sectors; gross domestic product (GDP) for the total economy after adjusting for taxes and subsidies on products</td></tr>
<tr><td>Generation of income</td><td>Distribution of value added/GDP between labour and capital as factors of production</td><td>Gross operating surplus by institutional sector, and mixed income for households</td></tr>
<tr><td>Allocation of primary income</td><td>Primary income derived from the production process as well as income from property received for the use of land, financial resources or other assets</td><td>Gross balance of primary income</td></tr>
<tr><td>Secondary distribution of income</td><td>Redistribution of the primary income through current taxes, social contributions and benefits, and other current transfers</td><td>Gross disposable income</td></tr>
<tr><td>Use of disposable income</td><td>Spending of gross disposable income on final consumption expenditure</td><td>Net saving</td></tr>
<tr><td>Capital</td><td></td><td>Spending on non-financial assets</td><td>Net lending (+)/ borrowing (-)</td></tr>
</table>

Source: *2008 SNA*

The CURCAP institutional sector accounts record transactions related to real economic activity, from production through to net lending/borrowing. The ROW account comprises an external goods and services account, a primary and secondary income account as well as a capital account, which, in total, balances to domestic net lending/borrowing.

Non-financial balance sheet and accumulation account

Non-financial assets are recorded in the NFBSAA, which is the second macroeconomic account in the IEA. This account records both opening and closing stock balances per asset class as well as the quarterly movements between these positions in the accumulation account.[4] Non-financial assets consist of both produced and non-produced assets, and are valued at end-of-period market prices[5] which, in some instances, are calculated as the replacement value *minus* the consumption of fixed capital.

The produced assets consist of non-financial assets[6] used in production, inventories as well as valuables, with the last-mentioned not currently measured due to data constraints. Non-produced assets consist of natural resources[7] and resources created through legal agreement[8] from which the owners can extract economic benefits. A lack of source data impedes the comprehensive compilation of non-produced assets, with only land included at present.

Financial balance sheet and accumulation account

Financial assets and liabilities are recorded in the FBSAA,[9] which is the third account in the IEA. This account records both opening and closing asset and liability stock balances per financial instrument as well as the quarterly movements between these positions in the accumulation account. In this account, stock positions are balanced based on a hierarchy of sources, which considers the quality of source data and the compilation methodologies by type of financial instrument for each institutional sector vis-à-vis each counterparty sector. Each sector-by-sector financial asset and liability position is evaluated at a financial instrument level to balance the account. The components of the accumulation account are estimated predominantly using an adaptation of the approach described in the international statistical manuals[10] for deriving transactions and valuation changes using exchange rates and other prices. Instrument exceptions to this approach include monetary gold and special drawing rights, financial derivatives and employee stock options as well as insurance, pension and standardised guarantee schemes.

The IEA integrates these three accounts into a consistent, coherent and balanced set of macroeconomic statistics.[11]

Analysis of preliminary macroeconomic statistics in the context of the integrated economic accounts[12]

Current and capital account

The sub-accounts of the CURCAP render balancing items, as shown in Table 3. The total of the balancing items in the sub-accounts ultimately renders South Africa's net lending/borrowing position. South Africa's net financial position[13] relative to the ROW reflects a turnaround in the third quarter of 2020 from a requirement for capital inflows to finance overall domestic shortfalls (net borrowing) to a capital outflow where finance is made available to other countries (net lending).

4 The accumulation account comprises transactions, revaluations and other volume changes.

5 The market value of fixed assets is calculated as the *sum of* gross fixed capital formation (i.e. expenditure on fixed assets) *minus* the consumption of fixed capital (i.e. depreciation), revalued to market prices. The market value of total inventory holdings in the domestic economy is derived from inventory holdings at constant prices, adjusted for end-of-period prices.

6 Non-financial assets consist of dwellings, buildings other than dwellings, other structures, machinery and equipment, cultivated biological resources and intellectual property. Intellectual property includes, among other things, research and development as well as computer software.

7 Natural resources include land, minerals and energy, non-cultivated biological and other natural resources as well as radio spectra.

8 Leases, licences and permits are created through legal agreements.

9 The FBSAA comprises stocks, transactions, revaluations and other volume changes.

10 See Annex 5.1 of the *2016 Monetary and Financial Statistics Manual and Compilation Guide*.

11 These three accounts are not currently integrated. Net lending/borrowing only reflects the CURCAP calculations.

12 These are experimental results and subject to further revisions.

13 The net financial position is the outcome of the capital account and is the net amount available for financing to the rest of the world (ROW) (if it is positive) or received from the ROW for financing domestic activities (if it is negative). Net lending/borrowing is derived from net saving *plus* net receipts of capital transfers *minus* net purchases of non-financial assets.

Table 3 Current and capital account balancing items for the total economy

R millions

	2020Q2	2020Q3	2020Q4	2020	2021Q1	2021Q2	2021Q3
Gross domestic product............	1 208 499	1 404 540	1 499 180	5 521 075	1 464 221	1 574 931	1 561 183
Gross operating surplus	480 280	585 635	605 542	2 234 950	605 810	702 567	653 456
Gross national income...............	1 192 237	1 380 609	1 487 032	5 428 519	1 436 666	1 547 368	1 513 081
Gross disposable income...........	1 184 233	1 368 704	1 472 920	5 386 323	1 423 031	1 538 426	1 505 208
Net saving................................	-3 071	39 481	32 584	59 626	14 945	100 756	69 947
Net lending (+)/borrowing (-).......	-10 911	62 712	67 815	110 020	36 676	100 570	36 172

Sources: Stats SA and SARB

Nominal gross value added, as captured in the production account, consists of transactions that generate income through the production of goods and services, with non-financial corporations consistently making the largest contribution, averaging 58% from 2015 and more recently increasing to 60% in both the second and the third quarter of 2021, as shown in Figure 2. The dominance of the non-financial corporations sector in the production activities was also evident in the gross and net saving levels, which ultimately support net lending.

Figure 2 Institutional sector contribution to nominal gross value added



Per cent
100
80
60
40
20
0
2016
2017
2018
2019
2020
2021
Non-financial corporations
Financial corporations
General government
Households*

* Including non-profit institutions serving households

Sources: Stats SA and SARB

Net saving is the outcome of gross disposable income *minus* consumer spending (final consumption expenditure). Both the non-financial and the financial corporations are making continual substantial contributions to net saving followed by households, which oscillate between net saving and net dissaving, as shown in Figure 3. Net saving by general government deteriorated markedly from a net dissaving of R10.2 billion in the second quarter of 2021 to R126.4 billion in the third quarter, owing to lower tax income and increases in almost all expenditure categories. However, net saving by non-financial corporations improved from R85.3 billion in the second quarter of 2021 to R95.1 billion in the third quarter.

Figure 3 Institutional sector net saving


R billions
300
250
200
150
100
50
0
-50
-100
-150
-200
-250
2016
2017
2018
2019
2020
2021
Non-financial corporations
General government
Financial corporations
Households*

* Including non-profit institutions serving households
Net saving(+)/dissaving(-)

Source: SARB

Net lending/borrowing as a percentage of gross domestic product (GDP) for the total domestic economy as well as for the four domestic institutional sectors is shown in Table 4 and in Figure 4. Total net lending as a percentage of GDP decreased to 2.3% in the third quarter of 2021 following a recent high of 6.4% in the second quarter. The lower net lending ratio was mainly impacted by a decline in the gross saving level over this period, which is the sum of net saving and consumption of fixed capital.

Table 4 Net lending/borrowing per institutional sector

Percentage of GDP

	2020Q2	2020Q3	2020Q4	2020	2021Q1	2021Q2	2021Q3
Non-financial corporations............	10.1	7.0	12.6	2.7	10.1	11.0	7.0
Financial corporations..................	2.2	2.9	2.7	0.5	9.1	2.4	1.7
General government.....................	0.0	-12.4	-15.7	-1.7	-11.4	-10.2	-2.7
Households*................................	-2.9	1.7	4.6	-0.2	0.9	-0.8	0.5
Total economy............................	**-0.9**	**4.5**	**4.5**	**2.0**	**2.5**	**6.4**	**2.3**

* Including non-profit institutions serving households
Source: SARB

Both financial and non-financial corporations were major and constant net lenders – an outcome that is related to these sectors' persistent net and gross saving positions. By contrast, general government has been a consistent net borrower due to a gross dissaving position since 2017.

Figure 4 South Africa's net lending/borrowing as a ratio of GDP


Per cent
8
6
4
2
0
-2
-4
-6
-8
2016
2017
2018
2019
2020
2021

Net lending(+)/borrowing(-)

Source: SARB

The non-financial corporations sector, which became a marginal net lender in 2016 for the first time since 2011, briefly slipped into a net borrowing position in 2018 before returning to a net lending position in 2019, and then surged further in 2020 (as shown in Figure 5). The increase in this sector's net lending position was the result of lower dividend and interest payments.

Figure 5 Net lending/borrowing


R billions
800
600
400
200
0
-200
-400
-600
-800
Lending
Borrowing
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Non-financial corporations
Financial corporations
General government
Households*
Total domestic economy

* Including non-profit institutions serving households

Net lending (+)/borrowing (-)

Source: SARB

The general government sector's net borrowing position has remained relatively large over the past 10 years and increased significantly in 2020 in the wake of government's coronavirus disease 2019 (COVID-19) expenditure, while the household sector's net borrowing position turned into a net lending position in 2020.

Sectoral balance sheet and accumulation account

An overview of South Africa's macroeconomic balance sheet by main domestic institutional sector as well as the ROW, for both non-financial assets as well as financial assets and liabilities as at 30 September 2021, is provided in Table 5.

Table 5 Summary balance sheet at market value as at 30 September 2021*

R trillions

	Non-financial corporations[1]		Financial corporations		General government		Households[2]		Total domestic economy		Rest of the world[3]	
	A	L	A	L	A	L	A	L	A	L	A	L
Non-financial assets[4]	7.1		0.2		4.2		5.3		16.8			
Financial assets and liabilities	5.6	11.0	23.6	24.4	3.1	4.7	12.0	2.5	44.3	42.7	6.9	8.4
Net worth[5]		1.5		-0.6		2.6		14.8		18.4		-1.5
Total assets and liabilities	**12.7**	**11.0**	**23.8**	**24.4**	**7.3**	**4.7**	**17.3**	**2.5**	**61.1**	**42.7**	**6.9**	**8.4**
Memo item: Net financial worth[6]		-5.6		-0.8		-1.6		9.5		1.6		

* The balance sheet shows the market value of non-financial assets as well as financial assets and liabilities as at a specific point in time.
A = assets
L = liabilities
1 Private non-financial corporations' financial assets and liabilities are not directly sourced, but these should therefore be treated as preliminary and will be revised when administrative data sources are incorporated.
2 Including non-profit institutions serving households
3 In the IEA, the ROW is shown as a separate sector.
4 Total produced assets, including underlying land
5 Total assets *minus* total liabilities
6 Financial assets *minus* liabilities

Components may not add up to the totals due to rounding off.

Source: SARB

At the end of September 2021, the R61.1 trillion of domestic economy total assets comprised financial assets of R44.3 trillion and non-financial assets of R16.8 trillion, resulting in a total net worth of R18.4 trillion and a total net financial worth of R1.6 trillion.

Non-financial assets were mostly concentrated in non-financial corporations, at 42.3%, while financial assets were dominated by financial corporations, at 53.3%. The household sector had the highest net worth relative to the other domestic institutional sectors, while the non-financial and financial corporations as well as general government recorded negative net financial worth, with liabilities exceeding financial assets.

Non-financial assets

The market value of total non-financial assets of R16.8 trillion at the end of the third quarter of 2021[14] is delineated into institutional sector holdings by asset type.[15] Non-financial corporations (public and private) held 41.8% of total non-financial assets, while households accounted for 31.8%, mainly in the form of dwellings.

14 The NFBSAA data are still experimental and subject to revision.

15 See table KB902 in the experimental IEA table pack on page E–3 in this edition of the *Quarterly Bulletin*.

Figure 6 Contributions to total non-financial assets as at 30 September 2021, by asset type


Per cent
Inventories
5
Machinery and equipment
14
Land
26
Intangibles
2
79%
Real estate and infrastructure
Other structures
23
30
Dwellings and non-residential buildings

Source: SARB

The composition of non-financial asset holdings by type of asset differs significantly between institutional sectors, as shown in Figure 7. The bulk of produced non-financial assets owned by non-financial corporations consists of machinery and equipment, other structures and buildings other than dwellings. Non-financial corporations held 53.1% of buildings other than dwellings at the end of the third quarter of 2021, consisting mostly of office and industrial facilities.

Figure 7 Institutional sector non-financial asset holdings as at 30 September 2021


Per cent
100
90
80
70
60
50
40
30
20
10
0
Total produced assets
Dwellings
Buildings other than dwellings
Other structures
Machinery and equipment
Other produced assets
Total non-produced assets**
Non-financial corporations
General government
Financial corporations
Households*

* Including non-profit institutions serving households
** Only land

Source: SARB

As at 30 September 2021, the household sector owned 90.1% of all dwellings, with dwellings and the land underlying dwellings constituting 90.7% of the total non-financial asset holdings of households. In turn, non-financial corporations and general government held the largest share of other structures, such as the construction of roads, bridges and harbours. Machinery and equipment as well as other produced assets, such as intellectual property, were largely held by non-financial corporations. Financial corporations held only 1.2% of all non-financial assets in South Africa, primarily in the form of buildings other than dwellings. Households owned about 47.1% of all non-produced assets, which currently consist only of land, at the end of the third quarter of 2021, with the remainder fairly evenly distributed among non-financial corporations and general government.

Table 6 Stock of non-financial assets at market value per institutional sector

R millions

	Non-financial corporations	Financial corporations	General government	Households and NPISHs*	Total domestic economy
Stock: first quarter of 2010	2 927 444	97 588	1 914 832	2 652 193	7 592 058
Stock: third quarter of 2021	7 016 267	204 168	4 238 283	5 338 753	16 797 469
Change in stock over period	4 088 823	106 580	2 323 451	2 686 560	9 205 413
Contribution in per cent to change in holdings over the period	53.9	1.4	30.6	35.4	
Institutional sector's holdings as a per cent of total non-financial assets at the end of the third quarter of 2021	41.8	1.2	25.2	31.8	

* Including non-profit institutions serving households

Components may not add up to totals due to rounding off.

Source: SARB

Taking a longer-term view of developments in South Africa's non-financial assets, the capital stock has more than doubled at current prices since 2010. However, the growth in capital stock was not uniform across the institutional sectors. The market value of non-financial corporations' stock of non-financial assets increased by R4.1 trillion (or 139.7%) from the first quarter of 2010 to the third quarter of 2021. In turn, non-financial asset holdings by households and non-profit institutions serving households (NPISHs) increased by a lesser R2.7 trillion (or 101.3%) over the same period. As a result, institutional sector ownership changed somewhat over the period, with the contribution of households decreasing from 34.9% to 31.8% and that of non-financial corporations increasing from 38.6% to 41.8% from the first quarter of 2010 to the third quarter of 2021.

The value of South Africa's non-financial assets increased by 121.3% over the past decade, mostly due to assets revaluations. Net investment (gross fixed capital formation *minus* consumption of fixed capital) contributed only 20.2 percentage points to the increase in the total value of non-financial assets over the period, while price increases contributed the remaining 101.1 percentage points. The evolution of production prices and house prices since 2010 has contributed to the doubling of the value of domestic non-financial assets. In comparison, the headline consumer price index (CPI) has increased by 74.4% over the same period, which explains most, but not all, of the asset revaluation seen over the period.

Figure 8 Drivers of non-financial asset growth: 2010Q1 to 2021Q3


Percentage points
140
120
100
80
60
40
20
0
27
74
20
Price increase beyond CPI
Price increase in line with CPI
Net investment*
101%
increase from price changes

* Net investment equals gross fixed capital formation *less* consumption of fixed capital. Growth in the value of capital stock due to revaluation was in turn compared with growth in the headline consumer price index over the same period.

Source: SARB

Financial assets and liabilities

The distributional characteristics of unbalanced and balanced financial assets and liabilities are shown in Figure 9. The logarithmically transformed data cover the period from the first quarter of 2010 to the third quarter of 2021. Despite minor discrepancies, the respective distributional outcomes of the unbalanced and balanced financial assets and liabilities are similar.

The distribution obtained after balancing is left-skewed. A basic implication of this outcome is that more observations are concentrated on the right-hand side of the distribution, meaning that relatively large values are observed more frequently compared to smaller values. It is also generally the case that the mean of the distribution will then be less than the median.

South Africa's financial assets and liabilities are delineated into institutional sector holdings by financial instruments,[16] with a longitudinal view depicted in Figures 10 and 11. The market value of financial assets held by all the domestic institutional sectors increased to R44.3 trillion in the third quarter of 2021 from R16.4 trillion in the first quarter of 2010.

16 See table KB903 in the experimental IEA table pack on page E–4 in this edition of the *Quarterly Bulletin*.

Figure 9 Distribution of balanced and unbalanced financial assets and liabilities*


Density
Balanced
Unbalanced
0.15
0.12
0.09
0.06
0.03
0.00
-20 -15 -10 -5 0 5 10 15 20
Log**
Financial assets
Liabilities

* From the first quarter of 2010 to the third quarter of 2021
** Natural logarithm with base e

Source: SARB

The contribution to the increase in the value of financial assets emanated from the financial corporations at 52.9% and households at 27.0% followed by non-financial corporations and general government at 13.0% and 7.1% respectively. The share of financial assets held by the ROW vis-à-vis the domestic institutional sectors increased from R2.4 trillion in the first quarter of 2010 to R6.9 trillion in the third quarter of 2021.

Figure 10 Market value of total financial assets by institutional sector


R trillions
60
50
40
30
20
10
0
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021
Non financial corporations
General government
Rest of the world
Financial corporations
Households*
Total domestic economy

* Including non-profit institutions serving households

Source: SARB

In the balanced FBSAA, financial assets are matched by corresponding liabilities, except for a small discrepancy due to monetary gold, which does not have a corresponding liability. Institutional sector counterparty holdings of financial assets and liabilities differ significantly. The contribution to the increase in liabilities from the first quarter of 2010 to the third quarter of 2021 emanated largely from the financial corporations, at 56.4%, while the liabilities of non-financial corporations contributed 26.7%, with the balance distributed between general government and households, at 11.0% and 5.9% respectively.

The liabilities of the ROW vis-à-vis the domestic institutional sectors increased from R2.0 trillion in the first quarter of 2010 to R8.4 trillion in the third quarter of 2021, consistent with South Africa's net international investment position (IIP).

Figure 11 Market value of total liabilities by institutional sector


R trillions
60
50
40
30
20
10
0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Non-financial corporations
Financial corporations
General government
Households*
Rest of the world
Total domestic economy

* Including non-profit institutions serving households

Source: SARB

The composition of financial assets and liabilities by institutional sector and by type of financial instrument as at the end of September 2021 is shown in Figure 12. Equity and investment fund shares/units accounted for the largest share of the financial asset and liability portfolios of financial and non-financial corporations. The financial asset holdings of households mainly took the form of insurance, pension and standardised guarantee schemes, while loans accounted for most of their liability exposure. General government's financial assets were dominated by equity and investment fund shares/units, while liabilities consisted almost exclusively of debt securities. The ROW predominantly had asset and liability exposure to equity and investment fund shares/units, followed by debt securities.

Figure 12 Market value of total financial assets and liabilities by institutional sector and financial instrument as at 30 September 2021


R trillions
25
20
15
10
5
0
Assets Liabilities
Assets Liabilities
Assets Liabilities
Assets Liabilities
Assets Liabilities
Non-financial corporations
Financial corporations
General government
Households*
Rest of the world
Monetary gold and special drawing rights
Debt securities
Equity and investment fund shares or units
Financial derivatives and employee stock options
Currency and deposits
Loans
Insurance, pension and standardised guarantee schemes
Other accounts receivable and/or payable

* Including non-profit institutions serving households

Source: SARB

Developments in the net financial worth of the domestic institutional sectors and the ROW from the first quarter of 2010 to the third quarter of 2021 are shown in Figure 13. The net financial worth of households more than doubled from R3.6 trillion in the first quarter of 2010 to R9.5 trillion in the third quarter of 2021 as total financial assets outweighed total liabilities, largely due to the build-up of households' insurance and retirement assets. The consistent upward trend in the net financial worth of households was disrupted by the negative impact of the COVID-19 pandemic in the first quarter of 2020, after which the upward trend continued at a faster pace to the third quarter of 2021. As expected, the negative net financial worth of non-financial corporations increased from R3.7 trillion in the first quarter of 2010 to R5.6 trillion in the third quarter of 2021 as their need for loans as well as equity and investment fund shares/units to fund non-financial assets used in the production of goods and services increased. Despite the slight reduction in their negative net financial worth position during the COVID-19 disruptions, this position remained largely negative in the subsequent period.

Figure 13 Institutional sector net financial worth



R billions
10 000
8 000
6 000
4 000
2 000
0
-2 000
-4 000
-6 000
-8 000
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Non-financial corporations
Households*
Financial corporations
Rest of the world
General government
Total domestic economy

* Including non-profit institutions serving households

Source: SARB

The net financial worth of financial corporations remained relatively unchanged between the second quarter of 2020 and the third quarter of 2021. The deterioration in the ROW's net financial worth between the second quarter of 2020 and the third quarter of 2021 reflected a substantial increase in the market value of South Africa's foreign assets, while that of general government reflected increases in both domestic and foreign borrowing in response to the COVID-19 pandemic.

Financial asset and liability transactions and revaluations

The change in the market value of financial assets and liabilities between the opening and closing balances is explained by transactions, revaluations related to the exchange rate and prices (changes in the market value) as well as other volume changes (mostly write-offs and/or reclassifications) during any given period.

The attribution of the change between the opening and closing balances in the market value of financial assets and liabilities by type of instrument is shown in Figure 14. The changes in the market value of financial assets and liabilities during the period from 2010 to 2016 were largely driven by transactions in currency and deposits, debt securities and loans. Revaluation effects were concentrated in equity and investment fund shares/units due to movements in the exchange value of the rand and in equity prices.

From 2017 to 2020, revaluations were an even more pronounced driver of the change in the market value of financial assets and liabilities, in particular equity and investment fund shares/units, and to some extent also financial derivatives and employee stock options. Transactions in currency and deposits, debt securities and loans contributed to an increase in financial assets and liabilities during this period, whereas transactions in equity and investment fund shares/units as well as financial derivatives and employee stock options contributed to a decrease in financial assets and liabilities holdings.

Figure 14 Attribution of change in financial assets and liabilities by instrument


R billions
4 000
3 000
2 000
1 000
0
-1 000
-2 000
-3 000
Transactions
Revaluations
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Monetary gold and special drawing rights
Debt securities
Equity and investment fund shares/units
Financial derivatives and employee stock options
Currency and deposits
Loans
Insurance, pension and standardised guarantee schemes
Other accounts receivable and/or payable

Source: SARB

From-whom-to-whom positions

The from-whom-to-whom balanced financial asset and liability stock positions of the four main domestic institutional sectors and the ROW, as shown in Table 7, provide insight into the sources and destinations of funding. The horizontal view (rows) shows the total financial assets position of each institutional sector vis-à-vis the institutional sector against which claims are held, and the vertical view (columns) shows the counterparty liability positions. The analysis shows that financial corporations had the largest claim of R9.8 trillion against themselves, followed by households with a claim of R9.2 trillion against financial corporations. By contrast, financial corporations and non-financial corporations held the largest liabilities in the domestic economy, at R24.4 trillion and R11.1 trillion respectively.

Table 7 From-whom-to-whom market value positions of financial assets and liabilities between resident institutional sectors and the rest of the world as at 30 September 2021

R millions

Institutional sectors		Liabilities by institutional sector (vertical) Non-financial corporations	Financial corporations	General government	House-holds*	Rest of the world	Total assets	Total
Financial assets by institutional sector (horizontal)	Non-financial corporations...	226 069	1 834 933	162 199	74 243	3 280 817	5 578 261	
	Financial corporations...	4 125 531	9 768 325	2 612 431	2 153 951	4 858 043	23 624 769	
	General government ...	1 100 282	1 467 325	304 953	231 728	16 069	3 120 356	51 165 583
	Households* ..	2 263 856	9 199 912	321 016	93	206 875	11 991 752	
	Rest of the world	3 428 808	2 127 557	1 298 281	–	–	6 850 446	
	Total liabilities	11 142 345	24 398 052	4 696 879	2 460 014	8 362 803	1 387 297**	
Total				51 060 094				105 489***

* Including non-profit institutions serving households

** This value is equal to the net international investment position excluding monetary gold which has no corresponding liability in the financial balance sheets.

*** This is the value of the monetary gold held by the SARB as at 30 September 2021; it equates to the difference between the balanced assets and liabilities because monetary gold has no corresponding liability in the financial balance sheets.

Source: SARB

Table 8 From-whom-to-whom net stock positions between resident institutional sectors and the rest of the world as at 30 September 2021

R millions

Institutional sectors		Liabilities by institutional sector (vertical) Non-financial corporations	Financial corporations	General government	Households*	Rest of the world	Total assets
Financial assets by institutional sector (horizontal)	Non-financial corporations....	–	-2 290 598	-938 063	-2 189 613	-145 791	-5 564 084
	Financial corporations ...	2 290 598	–	1 145 106	-7 045 961	2 731 485	-878 772
	General government....	938 083	-1 145 106	–	-89 288	-1 280 212	-1 576 523
	Households* ...	2 189 613	7 045 961	89 288	–	206 875	9 531 738
	Rest of the world	145 791	-2 731 485	1 280 212	-206 875	–	-1 512 358
	Total liabilities	5 564 084	878 772	1 576 523	-9 531 738	1 512 358	

* Including non-profit institutions serving households

Source: SARB

The net stock positions between the domestic institutional sectors and the ROW derived from an analysis of the from-whom-to-whom market value positions of financial assets and liabilities depicted in Table 7, are shown in Table 8 and in Figure 15. The areas of the circles in Figure 15 are proportional to the net asset and liability positions of each institutional sector, with green indicating an asset position and red a liability position. The arrows show intersectoral flows, with the width of the arrow being proportional to the magnitude of the flow. Households were the only sector with a net asset position in the third quarter of 2021, while the non-financial corporations had the largest net liability position.

Figure 15 Network analysis of net stock positions between resident institutional sectors and the rest of the world as at 30 September 2021


FC
HH
NFC
GG
ROW

NFC = Non-financial corporations
FC = Financial corporations
GG = General government
HH = Households*
ROW = Rest of the world
* Including non-profit institutions serving households
Red reflects a liability position and green an asset position.

Source: SARB

Conclusion

This note showcases some of the available statistics and analysis that could be conducted with the experimental IEA statistics that have been compiled from 2010. Going forward, the SARB intends to further improve the data sources and refine the methodology to enable the compilation of a fully integrated net lending/borrowing position.

Notes to tables

Private retirement funds – tables on S–45 to S–47

1. The fund classes include pension, provident, beneficiary and retirement annuity funds.

2. See https://unstats.un.org/unsd/nationalaccount/docs/SNA2008.pdf.

The statistics of private self-administered pension and provident funds in tables KB220, KB221 and KB222 have been revised as from the first quarter of 2010 in this edition of the *Quarterly Bulletin*. These statistics now cover all types of funds,[1] whereas previously they only included self-administered pension and provident funds. The presentation is aligned to the South African Reserve Bank's (SARB) new retirement funds survey form, which was introduced from the third quarter of 2021. The new survey form provides for more detail on both financial instruments and institutional sector counterparties, in accordance with the *System of National Accounts 2008 (2008 SNA)*.[2]

The presentation of members' funds and liabilities in table KB246 on page S–46, which replaced the liabilities in table KB221 on page S–45, includes the following changes:

- Accounts payable and reserves are now shown separately.
- Other liabilities include loans, provisions, financial derivatives, funds transferred to other funds and unclaimed benefits.
- All instruments now include both domestic and foreign positions, whereas previously the value of all foreign liabilities was included as part of reserves, provisions and other liabilities.

The presentation of the assets in table KB249 on page S–46, which replaced table KB222 on the same page, includes the following changes:

- Cash and deposits now exclude money market instruments.
- Money market instruments are now included as part of interest-bearing securities.
- Interest-bearing securities held by retirement funds and issued by non-residents are now part of interest-bearing securities of the foreign sector.
- Accounts receivable is now shown separately.
- Funds invested with insurers is now part of total assets.
- Other assets include financial derivatives and assets transferred from other funds.
- All instruments, except interest-bearing securities, now include both domestic and foreign positions. Previously, the value of all foreign assets was included as part of other assets; now it is also shown separately as 'of which: foreign assets'.

The presentation of the income statement in table KB250 on page S–47, which replaced table KB220 on the same page, includes the following changes:

- All items now include both domestic and foreign transactions, whereas previously all foreign transactions were included as part of net capital profits and other income.
- Investment income from insurers is now part of the income items.
- Other investment income includes interest, dividends and rent received as well as collective investment schemes distributions.
- Regarding net capital profits and other income, the other income is now shown separately, and the net capital profits is now combined with net asset revaluation as net capital profit or loss on investments and assets.

Redemption schedule of foreign debt of national government – table on S–64

The disaggregated detail of the statistics in table KB429 on page S–64 has been grouped into 'various' categories.

Government finance statistics of social security funds – table on S–71

Fuel levy receipts have been reclassified from other receipts in table KB415 on page S–71 to taxes as from fiscal 2016/17.

Integrated economic accounts – experimental tables on E–2 to E–5

A section on experimental statistics has been added to this edition of the *Quarterly Bulletin*, which will be extended over time. The integrated economic accounts statistics in this edition reflect data for the main institutional sectors as at the end of September 2021 in the context of the current and capital account (table KB901), non-financial assets (table KB902), financial assets and liabilities (table KB903) as well as from-whom-to-whom positions (table KB904). These statistics should be treated as experimental and are subject to revisions.

Abbreviations

2008 SNA	*System of National Accounts*
ALBI	All-Bond Index
Alsi	All-Share Index
BER	Bureau for Economic Research (Stellenbosch University)
BPM6	Balance of Payments and International Investment Position Manual – Sixth Edition
CBOE	Chicago Board Options Exchange
CIT	corporate income tax
COICOP	classification of individual consumption by purpose
COVID-19	coronavirus disease 2019
CPD	Corporation for Public Deposits
CPI	consumer price index
CSCPI	composite supply chain pressure index
CURCAP	current and capital account
DGI-II	Second phase of the G20 Data Gaps Initiative
EMBI+	Emerging Markets Bond Index Plus
EPWP	Expanded Public Works Programme
FAO	Food and Agriculture Organization
FBSAA	financial balance sheet and accumulation account
Fed	US Federal Reserve
FNB	First National Bank
FRA	forward rate agreement
FX	foreign exchange
G20	Group of Twenty
GDE	gross domestic expenditure
GDP	gross domestic product
GFC	global financial crisis
GVA	gross value added
HFCE	household final consumption expenditure
IEA	integrated economic accounts
IEC	independent electoral commission
IIP	international investment position
ILO	International Labour Organization
IMF	International Monetary Fund
IPP	independent power producers
Jibar	Johannesburg Interbank Average Rate
JSE	JSE Limited
LCS	*Living Conditions Survey*
M3	money supply
MFI	monetary financial institutions
MPC	Monetary Policy Committee
MTBPS	*Medium Term Budget Policy Statement*
NEER	nominal effective exchange rate
NFBSAA	non-financial balance sheet and accumulation account

NPISH	non-profit institutions serving households
OECD	Organisation for Economic Co-operation and Development
OPEC+	Organization of the Petroleum Exporting Countries and allies
PAYE	pay-as-you-earn
PGM	platinum group metal
PIC	public investment corporation
PIT	personal income tax
PPI	producer price index
PPP	public-private partnerships
QLFS	*Quarterly Labour Force Survey*
RAF	road accident fund
REER	real effective exchange rate
repo (rate)	repurchase (rate)
ROW	rest of the world
RTGS (system)	Real-time gross settlement (system)
S&P	Standard & Poor's
Sabor	South African Benchmark Overnight Rate
SACU	Southern African Customs Union
SAGIS	South African grain information service
SAMOS	South African Multiple Option Settlement
SANRAL	South African National Roads Agency
SARB	South African Reserve Bank
SARS	South African Revenue Service
SASRIA	South African Special Risks Insurance Association
SDR	special drawing rights
SOC	state-owned company
Stats SA	Statistics South Africa
TB	Treasury bill
UK	United Kingdom
UNCTAD	United Nations Conference on Trade and Development
US	United States
VAT	value-added tax
VIX	Volatility Index